Exhibit 10.2
Execution Version
AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT dated as of April 23, 2026 (this “Amendment”) to the Credit and Security Agreement dated as of November 14, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”) is entered into by and among CHARGEPOINT, INC., a Delaware corporation (the “Borrower”), CHARGEPOINT HOLDINGS, INC., a Delaware corporation (“Parent”), the Guarantors party hereto, ALTER DOMUS (US) LLC, as administrative agent and collateral agent (in such capacities, together with its successors and permitted assigns, the “Agent”) and the Lenders party hereto (constituting the Required Lenders under the Credit Agreement). Capitalized terms not otherwise defined in this Amendment have the meanings given to them in the Amended Credit Agreement.
WHEREAS, the parties hereto have agreed to make certain amendments to the Credit Agreement, as set forth in Section 1 of this Amendment, in accordance with and subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:
SECTION 1.Amendments to Credit Agreement.
(a)The Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended to delete the stricken text (indicated textually in substantially the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in substantially the same manner as the following example: double-underlined text) as set forth in a conformed copy of the Credit Agreement attached as Annex A hereto.

SECTION 2.Reference to and Effect on the Loan Documents.
(a) On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the “Credit Agreement”, shall mean and be a reference to the Amended Credit Agreement.
(b)On and after the Amendment No. 1 Effective Date, the Credit Agreement, as specifically amended by this Amendment, and the other Loan Documents are, and shall continue to be, in full force and effect, and are hereby in all respects ratified and confirmed. For the avoidance of doubt, except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)From and after the Amendment No. 1 Effective Date, this Amendment shall be deemed a Loan Document for all purposes under the Amended Credit Agreement and the other Loan Documents.
(d)The parties hereto acknowledge and agree that the amendments to the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 1 Effective Date.
(e)The parties hereto acknowledge that this Amendment constitutes all notices or requests required under Section 14.15 of the Credit Agreement.
SECTION 3.Conditions of Effectiveness. The amendments to the Credit Agreement contained in Section 1 hereof shall become effective as of the first date on which the following conditions shall have been satisfied or waived by the parties hereto (the “Amendment No. 1 Effective Date”):

(a)    The Agent or its counsel and the Lenders shall have received counterparts (or written evidence reasonably satisfactory to the Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of this (i) Amendment executed by the Borrower, Parent, the Guarantors, the Agent and the Lenders constituting the Required Lenders and (ii) the Reaffirmation of Guaranty attached to this Amendment, executed by each of the Guarantors.
(b)    The Agent and the Lenders shall have received payment in full of all fees and expenses payable to it by Borrower or any other Person required pursuant to Section 5.4 of the Amended Credit Agreement.
For purposes of determining whether the conditions specified in this Section 3 have been satisfied on the date hereof, by executing this Amendment, the Agent and each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Agent and the Lenders, as applicable.
SECTION 4.Execution in Counterparts; Effectiveness. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree that “execution,” “signed,” “signature,” and words of like import in this Amendment or any other Loan Document shall be deemed to include electronic signatures, authentication, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act as in effect in any state, the New York Electronic Signatures and Records Act
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(N.Y. State Tech. §§ 301-309), or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary.
SECTION 5.GOVERNING LAW. THIS AMENDMENT AND ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Section 14.8 of the Amended Credit Agreement is incorporated herein by reference, mutatis mutandis.

SECTION 6.WAIVER OF RIGHT OF TRIAL BY JURY
(a)    TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE CREDIT PARTIES, THE AGENT AND THE LENDERS HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESS FOR NOTICE FOR BORROWER PURSUANT TO SECTION 14.7 OF THE AMENDED CREDIT AGREEMENT.
(b)    IN NO EVENT WILL THE CREDIT PARTIES, THE AGENT, OR THE LENDERS BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (EXCEPT AS IT RELATES TO THE INDEMNIFICATION PROVIDED BY THE CREDIT PARTIES IN SECTION 11.5 OF THE AMENDED CREDIT AGREEMENT).
SECTION 7.Required Lender Reaffirmation. As of the Amendment No. 1 Effective Date, for the avoidance of doubt, the Required Lenders hereby ratify, acknowledge and reaffirm approval of all extension requests by the Borrower as of the date hereof for purposes of satisfying the requirements of Sections 4.2 and 8.15(b) of the Credit Agreement and confirms acceptance and approval of each such request as of the date hereof.

[SIGNATURE PAGES FOLLOW]
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        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized officers as of the date first above written.

BORROWER:

CHARGEPOINT, INC.,
as Borrower

By:        /s/ Rick Wilmer
Name: Rick Wilmer
Title: Chief Executive Officer

PARENT AND GUARANTOR:

CHARGEPOINT HOLDINGS, INC.,
as Parent and Guarantor

By:        /s/ Rick Wilmer
Name: Rick Wilmer
Title: Chief Executive Officer

GUARANTORS:

CHARGEPOINT ASSET MANAGEMENT, LLC, as Guarantor

By:        /s/ Rick Wilmer
Name: Rick Wilmer
Title: Chief Executive Officer

CHARGEPOINT INTERNATIONAL HOLDINGS LLC, as Guarantor

By:        /s/ Rick Wilmer
Name: Rick Wilmer
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Credit and Security Agreement]

CHARGEPOINT CANADA, INC., as Guarantor

By:        /s/ Mansi Khetani
Name: Mansi Khetani
Title: Director and Chief Financial Officer

CHARGEPOINT NETWORK (UK) LTD, as Guarantor

By:        /s/ Mansi Khetani
Name: Mansi Khetani
Title: Director

[Signature Page to Amendment No. 1 to Credit Agreement]

ALTER DOMUS (US) LLC, as Agent

By:    _____/s/ Pinju Chiu______________
Name: Pinju Chiu
Title: Associate Counsel

[Signature Page to Amendment No. 1 to Credit and Security Agreement]

Pinehurst Partners, L.P., as Lender
By: Corbin Capital Partners, L.P., its Investment Manager

By: /s/ Daniel Friedman
Name: Daniel Friedman
Title: General Counsel
Corbin Opportunity Fund, L.P., as Lender
By: Corbin Capital Partners, L.P., its Investment Manager

By: /s/Daniel Friedman
Name: Daniel Friedman
Title: General Counsel
Corbin ERISA Opportunity Fund, Ltd., as Lender
By: Corbin Capital Partners, L.P., its Investment Manager

By: /s/ Daniel Friedman
Name: Daniel Friedman
Title: General Counsel

[Signature Page to Amendment No. 1 to Credit and Security Agreement]

Antara Capital Master Fund LP, as Lender

By: /s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Managing Member of its General Partner

[Signature Page to Amendment No. 1 to Credit and Security Agreement]

Carilion Clinic, as Lender

By: /s/ John H. Lapuasa
Name: John H. Lapuasa
Title: Assistant Treasurer, Carilion Clinic
[Signature Page to Amendment No.1 to Credit Agreement]

REAFFIRMATION OF GUARANTY

As of the Amendment No. 1 Effective Date, each Guarantor signatory hereto hereby ratifies, acknowledges and reaffirms each prior guaranty of payment or grant of a Lien on, or security interest or pledge in, its Collateral, in each case, made pursuant to Section 13 of the Credit Agreement, as amended by this Amendment, and confirms that such Guaranty, Liens and security interests remain in full force and effect and shall continue as such to guaranty and secure the Obligations after giving effect to this Amendment.
[SIGNATURE PAGES FOLLOW]
[Signature Page to Reaffirmation]

PARENT AND GUARANTOR:

CHARGEPOINT HOLDINGS, INC.,
as Parent and Guarantor
By:        /s/ Rick Wilmer
Name: Rick Wilmer
Title: Chief Executive Officer

GUARANTORS:

CHARGEPOINT ASSET MANAGEMENT, LLC, as Guarantor

By:        /s/ Rick Wilmer
Name: Rick Wilmer
Title: Chief Executive Officer

CHARGEPOINT INTERNATIONAL HOLDINGS LLC, as Guarantor
By:        /s/ Rick Wilmer
Name: Rick Wilmer
Title: Chief Executive Officer

CHARGEPOINT CANADA, INC., as Guarantor
By:        /s/ Mansi Khetani
Name: Mansi Khetani
Title: Director and Chief Financial Officer

CHARGEPOINT NETWORK (UK) LTD, as Guarantor
By:        /s/ Mansi Khetani
Name: Mansi Khetani
Title: Director
[Signature Page to Reaffirmation]

Annex A

Amended Credit and Security Agreement

[See Attached]
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~~Execution Version~~Annex A to
Amendment No. 1 to Credit and Security Agreement
THIS AGREEMENT AND THE INTEREST SHARES ISSUABLE THEREUNDER (THE “SECURITIES”) MAY CONSTITUTE A SECURITY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES THAT IS EFFECTIVE UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT, OR APPLICABLE STATE SECURITIES LAW, INCLUDING PURSUANT TO RULE 144 OR RULE 144A; PROVIDED THAT, EXCEPT IN THE CASE OF ANY TRANSACTION EXEMPT FROM REGISTRATION REQUIREMENTS OF THE ACT PURSUANT TO RULE 144 OR RULE 144A, AN OPINION OF COUNSEL SHALL BE FURNISHED TO THE BORROWER (IF REQUESTED BY THE BORROWER), IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE BORROWER, TO THE EFFECT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT AND/OR APPLICABLE STATE SECURITIES LAW.

CREDIT AND SECURITY AGREEMENT
by and among
ALTER DOMUS (US) LLC,
as Agent
THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
as Lenders,
CHARGEPOINT HOLDINGS, INC.,
as Parent,

CHARGEPOINT, INC.,
as Borrower,
and
THE OTHER CREDIT PARTIES FROM TIME TO TIME PARTY HERETO
Dated as of November 14, 2025
as amended by Amendment No. 1 to Credit and Security Agreement dated as of April 23, 2026
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~~Execution Version~~Annex A to
Amendment No. 1 to Credit and Security Agreement
Table of Contents
Table of Contents    i
CREDIT AND SECURITY AGREEMENT    1
SECTION 1. Definitions    1
1.1.    Defined Terms    1
1.2.    Terms Generally; Construction    42
1.3.    Accounting Terms; GAAP    43
1.4.    Timing of Payment or Performance    44
1.5.    Divisions    44
SECTION 2. [Reserved]    44
SECTION 3. Initial Term Loan    44
3.1.    Promissory Notes Evidencing Initial Term Loan    44
3.2.    Funding of Initial Term Loan    44
3.3.    Repayment and Prepayment of Initial Term Loans.    44
SECTION 4. Conditions Precedent    46
4.1.    Conditions Precedent to Initial Funding    46
4.2.    Post-Closing Requirements    48
SECTION 5. Interest, Fees and Expenses.    48
5.1.    Interest on Loans    48
5.2.    Default Interest Rate    49
5.3.    Computation of Interest and Related Fees    49
5.4.    Fees; Out-of-Pocket Expenses    49
5.5.    Capital Adequacy    50
5.6.    Taxes.    51
5.7.    Obligations Absolute    54
5.8.    Mitigation Obligations    54
SECTION 6. Collateral    54
6.1.    Grant of Security Interests    54
6.2.    Extent of Security Interests    56
6.3.    Limited License    56
6.4.    Representations, Covenants and Agreements Regarding Collateral Generally.    56
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6.5.    Reference to Other Loan Documents    58
6.6.    [Reserved].    59
6.7.    Power of Attorney    59
6.8.    Filing of UCC Financing Statements    60
6.9.    Duty of Agent    60
6.10.    Collections    60
6.11.    Collateral and Guaranty Releases    60
6.12.    . The Lenders irrevocably authorize Agent, and Agent shall:    60
SECTION 7. Representations and Warranties    61
7.1.    Solvency    61
7.2.    Organization Matters    61
7.3.    Power and Authority; Conflicts; Enforceability.    62
7.4.    Financial Condition; No Material Adverse Change    62
7.5.    Compliance with Laws; Permits; Anti-Terrorism Laws; Anti-Corruption Laws.    63
7.6.    Environmental Matters    63
7.7.    Pending Litigation    64
7.8.    Employee Benefits    64
7.9.    [Reserved]    64
7.10.    Disclosure    64
7.11.    Security Interest    64
7.12.    Taxes    64
7.13.    Capitalization    65
7.14.    Margin Stock    65
SECTION 8. Affirmative Covenants    65
8.1.    Maintenance of Financial Records; Inspections    65
8.2.    Further Assurances    65
8.3.    Insurance; Maintenance of Properties.    66
8.4.    Payment of Taxes    66
8.5.    [Reserved]    66
8.6.    Notices Concerning Employee Benefit and Pension Matters    66
8.7.    Compliance with Laws    67
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8.8.    Financial Reporting    67
8.9.    Material Adverse Developments    69
8.10.    Existence; Business Qualification    69
8.11.    [Reserved].    69
8.12.    Use of Proceeds    69
8.13.    Fundamental Changes    69
8.14.    [Reserved]    69
8.15.    Joinder of New Credit Parties    69
8.16.    Protection of Intellectual Property    70
SECTION 9. Financial Covenant    71
9.1.    Minimum Liquidity    71
9.2.    Equity Cure    71
SECTION 10. Negative Covenants    72
10.1.    Liens and Encumbrances    72
10.2.    Indebtedness    72
10.3.    Sale of Assets    72
10.4.    Corporate Change    72
10.5.    [Reserved]    73
10.6.    Restricted Payments    73
10.7.    Investments    75
10.8.    Related Party Transactions    76
10.9.    Business Conducted    76
10.10.    Prohibited Uses of Proceeds    76
10.11.    Inconsistent Agreements    76
SECTION 11. Events of Default, Remedies and Indemnitees    77
11.1.    Events of Default    77
11.2.    Remedies with Respect to Outstanding Loans    78
11.3.    Remedies with Respect to Collateral    79
11.4.    Application of Proceeds    79
11.5.    General Indemnity.    80
11.6.    Authority    80
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SECTION 12. Agency    81
12.1.    Appointment of Agent; Powers    81
12.2.    Delegation of Agent's Duties    81
12.3.    Disclaimer of Agent's Liabilities    81
12.4.    Reliance and Action by Agent    82
12.5.    Events of Default    82
12.6.    Lenders' Due Diligence    83
12.7.    Right to Indemnification    83
12.8.    Other Transactions    84
12.9.    Resignation of Agent    84
12.10.    Copies of Financial Information    84
12.11.    Payments of Principal, Interest and Fees    84
12.12.    [Reserved]    84
12.13.    Agent May File Proofs of Claim    84
12.14.    Recovery of Erroneous Payments.    85
12.15.    Certain ERISA Matters.    86
12.16.    [Reserved].    87
12.17.    [Reserved].    87
12.18.    Survival.    87
SECTION 13. Guaranty    87
13.1.    The Guaranty    87
13.2.    Obligations Unconditional    88
13.3.    Reinstatement    89
13.4.    Waivers    89
13.5.    Remedies    89
13.6.    Contribution by Guarantors    90
13.7.    Guarantee of Payment; Continuing Guarantee    90
13.8.    Subordination of Other Obligations    90
SECTION 14. Miscellaneous    91
14.1.    Termination    91
14.2.    Waivers    91
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14.3.    Entire Agreement; Control    91
14.4.    Usury Limit    91
14.5.    Severability    92
14.6.    WAIVER OF JURY TRIAL; SERVICE OF PROCESS; CONSEQUENTIAL DAMAGES.    92
14.7.    Notices    92
14.8.    CHOICE OF LAW; VENUE    93
14.9.    [Reserved]    94
14.10.    Counterparts; Effectiveness of Electronic Documents and Signatures    94
14.11.    Assignments; Participations.    94
14.12.    Sharing of Liabilities    97
14.13.    Exercise of Setoff Rights    97
14.14.    Confidentiality    97
14.15.    Amendments; Agent's Discretionary Rights    98
SECTION 15. Securities Laws    99
15.1.    Interest Shares    99
15.2.    Legends    100
15.3.    No Hedging    100

EXHIBITS
Exhibit A    —    Form of Assignment and Transfer Agreement
Exhibit B    —    [Reserved]
Exhibit C    —    [Reserved]
Exhibit D    —    Form of Initial Term Loan Promissory Note
Exhibit E    —    Form of Compliance Certificate
Exhibit F    —    Form of Joinder to Credit and Security Agreement
Exhibit G    —    [Reserved]
Exhibit H    —    Form of Solvency Certificate
Exhibit I    —    Form of Reconciliation Report
SCHEDULES
Commitment Schedule
Schedule 1.1(a)    —    Immaterial Subsidiaries
Schedule 4.2    —    Post-Closing Obligations
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Schedule 7.2    —    Organizational Information
Schedule 7.7    —    Litigation
Schedule 7.8    —    Employee Benefits
Schedule 7.13        —    Capitalization
Schedule 10.1    —    Liens
Schedule 10.2    —    Indebtedness
Schedule 10.7    —    Investments
Schedule 10.8    —    Related Party Transactions
Schedule 10.11    —    Inconsistent Agreements
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~~Execution Version~~Annex A to
Amendment No. 1 to Credit and Security Agreement
CREDIT AND SECURITY AGREEMENT
THIS CREDIT AND SECURITY AGREEMENT (as the same may be amended, restated, modified or otherwise supplemented from time to time, this “Agreement”) is dated as of November 14, 2025 by and among CHARGEPOINT, INC., a Delaware corporation (“Borrower”), CHARGEPOINT HOLDINGS, INC., a Delaware corporation, (“Parent”), each other Person now or hereafter party hereto as a Guarantor, the LENDERS now or hereafter party hereto (collectively “Lenders” and each a “Lender”) and ALTER DOMUS (US) LLC, as administrative agent and collateral agent for Lenders.
RECITALS:
WHEREAS, on the Closing Date, pursuant to the Exchange Agreement, dated as of November 14, 2025 (together with all exhibits and schedules and other attachments thereto, collectively, as may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms thereof, the “Exchange Agreement”), made by and among Borrower and the Exchanging Creditors (as defined therein), the Exchanging Creditors and Borrower shall consummate the Exchange (as defined therein).
WHEREAS, on the Closing Date, the Lenders shall extend credit (or be deemed to have extended credit) to Borrower in the form of Initial Term Loans in an aggregate principal amount equal to the Initial Term Loan Commitment (as defined herein) to fund the Transactions and related transaction fees and expenses;
NOW, THEREFORE, the Lenders are willing to extend such credit to Borrower on the terms and subject to the conditions set forth herein. Accordingly, in consideration of the mutual covenants and agreements set forth herein and in the other Loan Documents, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.

Definitions
1.1.    Defined Terms. As used in this Agreement:
“Accounts” means collectively (a) all accounts and any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any “account” (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any payment intangibles and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, General Intangibles, Intellectual Property, rights, remedies, guarantees, supporting obligations, letter-of-credit rights and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under the Loan Documents in respect of the foregoing, (d) all information and data compiled or derived by any Credit Party or to which any Credit Party is entitled in respect of or related to the foregoing, and (e) all proceeds of any of the foregoing.
“Acquisition” means the acquisition by any Person, in a single transaction or in a series of related transactions, of all or substantially all of the Property of another Person, or of a division or other business segment, line or unit of another Person, or at least a majority of the voting Equity Interests of another

Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.
“Affiliate” means, with respect to a specified Person, (a) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified and (b) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof which is engaged in making, purchasing, holding or otherwise investing in commercial loans. Notwithstanding the foregoing, none of Agent, any Lender nor Eaton shall be deemed to be an Affiliate of Parent or any Subsidiary or any Affiliate thereof.
“Agent” means Alter Domus (US) LLC or any of its affiliates, in its capacity as administrative agent and collateral agent for itself and for the Lenders hereunder, as such capacity is established in, and subject to the provisions of, Section 12, and the successors of Alter Domus (US) LLC in such capacity.
“Agent Fee Letter” means that certain fee letter dated as of the date hereof, by and between Borrower and Alter Domus (US) LLC, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Agreement” has the meaning set forth in the introductory paragraph hereto.
“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement dated as of April 23, 2026 (the “Amendment No. 1 Effective Date”), by and among the Borrower, the Parent, the Guarantors party thereto, the Agent and the Lenders party thereto (constituting the Required Lenders under this Agreement).
"Amendment No. 1 Effective Date” has the meaning set forth in the definition of “Amendment No.1”.
“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001), the Laws comprising or implementing the Bank Secrecy Act, and any Laws administered by OFAC, as amended.
“Applicable Rate” means a rate equal to twelve percent (12.00%) per annum.
“Approved Foreign Jurisdiction” means Austria, Canada, England and Wales, Germany, the Netherlands and any other jurisdiction as Borrower and the Required Lenders may reasonably agree pursuant to Section 8.15(b).
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.
“Assignment and Transfer Agreement” means the Assignment and Transfer Agreement in the form of Exhibit A attached hereto or any other form approved by the Agent.

“Authorized Person” means the Chief Executive Officer, Chief Financial Officer, controller, or other officer of the applicable Credit Party, or any other Person designated by any such Credit Party in writing to Agent from time to time as an “Authorized Person” of such Credit Party.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, in form and substance substantially the same as the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Law; (f) is either the subject or target of any Sanctions; or (g) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, at the time of this Agreement, the so - called Donetsk People’s Republic, the so- called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria.
“Bona Fide Debt Fund” means any bona fide financial institution, debt fund or investment vehicle that is engaged in the business of making, purchasing, holding or otherwise investing in loans, notes, bonds and similar extensions of credit or securities in the ordinary course of business to unaffiliated third parties.
“Borrower” has the meaning set forth in the introductory paragraph hereto.
“Business Day” means any day except a Saturday, Sunday or other day banking institutions in the State of New York is authorized or required by Law or executive order to close.
“Capital Lease” means any lease of Property which, in conformity with GAAP, is required to be capitalized.
“Cash Equivalents” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within one (1) year from the date of acquisition thereof and (i) issued by any Lender or bank holding company owning any Lender or (ii) rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s, respectively (in each case, at the time of acquisition);

(c)    investments in certificates of deposit, floating rate certificates of deposit, bankers’ acceptances and time deposits (including eurodollar deposits) maturing within one (1) year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by (i) any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $100 million; or (ii) any Lender or bank holding company owning any Lender (in each case, at the time of acquisition);
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5 billion;
(f)    securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof or by any foreign government, and rated at least “A” by S&P or “A” by Moody’s (in each case, at the time of acquisition);
(g)    securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (c) above (in each case, at the time of acquisition);
(h)    corporate notes issued by domestic corporations that are rated at least “A” by S&P or “A” by Moody’s, in each case maturing within one year from the date of acquisition;
(i)    auction rate securities including taxable municipals, taxable auction notes, and money market preferred; provided that the credit quality is consistent with clause (g) of this definition;
(j)    marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;
(k)    short term investments similar to the foregoing made by Foreign Subsidiaries of Parent consistent with Parent’s or Borrower’s, as applicable, investment guidelines or as approved from time to time by Parent’s or Borrower’s, as applicable, board of directors or governing body;
(l)    money market mutual funds that invest primarily in the foregoing items (determined at the time such investment in such fund is made);
(m)    such other comparable investments as may be approved by Agent from time to time; and
(n)     digital assets, cryptocurrencies, stablecoins or other blockchain-based or tokenized assets that (i) are readily convertible to cash or Cash Equivalents, (ii) are held with, or through, custodians or exchanges of recognized standing, and (iii) are not prohibited to be held under applicable Law; provided that the aggregate Cash Equivalents under this clause (n) shall not exceed 20.0% of the total amount of Cash Equivalents of the Credit Parties in aggregate.

“Casualty Proceeds” means (a) payments or other proceeds from an insurance carrier with respect to any loss, casualty or damage to Collateral, and (b) payments received on account of any condemnation or other governmental taking of any of the Collateral; provided, however, Casualty Proceeds shall not include payments or other proceeds received by Parent or any Subsidiary in the Ordinary Course of Business in connection with claims under stop-loss insurance policies held by Parent or any Subsidiary.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“Change in Law” means the occurrence, subsequent to the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Government Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Government Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means either: (a) the acquisition or ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act as in effect on the Closing Date, but excluding any employee benefit plan, any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and any underwriters or their Affiliates in connection with an initial public offering) of Equity Interests in Parent representing more than 50.0% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Parent; or (b) Parent or any permitted successor thereto shall at any time cease to own directly 100.0% of the Equity Interests of Borrower.
“Closing Date” means the date of this Agreement.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means all of the “Collateral” as defined in Section 6.1, and all of the other property that is or is intended under the terms of any Loan Document to be subject to Liens in favor of Agent for the benefit of Agent and Lenders.
“Commercial Tort Claim” means a “commercial tort claim” as defined in Article 9 of the UCC.
“Commitments” means the collective reference to, and “Commitment” means, as to each Lender, the amount of the commitment for such Lender set forth opposite the name of such Lender on the Commitment Schedule to this Agreement or in the Assignment and Transfer Agreement to which such Lender is a party, as such amount may be reduced or increased in accordance with the provisions of Section 14.11(a) or any other applicable provision of this Agreement.
“Common Stock” means Parent’s Common Stock, par value $0.0001 per share.

“Competitors” means those Persons who are direct competitors of Borrower or any Subsidiary if, at the time of a proposed assignment, Agent and the assigning Lender have actual knowledge (which knowledge can be obtained by a written notification by Borrower) that such Person is a direct competitor of Borrower or any Subsidiary; provided, that in connection with any assignment or participation, the assignee or participant with respect to such proposed assignment or participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in or is an Affiliate of any such direct competitor, and is not itself such a direct competitor of Borrower or any Subsidiary, shall not be deemed to be a Competitor for the purposes of this definition. For the avoidance of doubt, with respect to any assignee or Participant that becomes a Competitor after the applicable assignment, such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant.
“Compliance Certificate” means a certificate substantially in the form of Exhibit E.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contingent Liability” means any of, and “Contingent Liabilities” means the collective reference to, those agreements, undertakings or arrangements by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.
“Control” means the possession, directly or indirectly, of (a) the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise or (b) the power to vote 10% or more of the Equity Interests of such Person (on a fully diluted basis) having ordinary voting power for the election of directors or managers. “Controlled” has the correlative meaning.
“Copyrights” means all of the Credit Parties' present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, all reissues and renewals thereof, all licenses thereof, all other general intangibles, intellectual property and other rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all income, royalties and other Proceeds of any of the foregoing.
“Credit Facility” means the aggregate commitment of Lenders in an amount equal to $186,500,000 to make the Initial Term Loan pursuant to Section 3 of this Agreement.
“Credit Parties” means the collective reference to, and “Credit Party” means each of, Borrower, Guarantors and any other Person who becomes party to this Agreement as a Borrower or Guarantor pursuant to a Joinder or otherwise, and their respective successors and permitted assigns. For the avoidance of doubt, no Excluded Subsidiary shall be required to become a Credit Party.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency,

reorganization, or similar debtor relief Laws of the United States, any state thereof or other applicable jurisdictions from time to time in effect.
“Default” means any event, fact, circumstance or condition that, with the giving of applicable notice or passage of time or both, would constitute or be or result in an Event of Default.
“Default Rate of Interest” means a rate of interest equal to two percent (2.00%) per annum greater than the Applicable Rate, which Agent and Lenders shall be entitled to charge Borrower in the manner set forth in Section 5.2.
“Defaulting Lender” means any Lender that (a) has failed to make any Loan or other credit accommodation, disbursement, settlement or reimbursement required pursuant to the terms of any Loan Document on the date such amounts were required to be funded hereunder unless such Lender notifies Agent and Borrower that such failure is the result of such Lender's good faith determination that one or more conditions precedent to funding (each of which conditions precedent together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified Agent, any Lender or Borrower in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect unless such Lender notifies Agent and Borrower that such failure is the result of such Lender's good faith determination that one or more conditions precedent to funding (each of which conditions precedent together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (c) has failed, within two (2) Business Days after written request by Agent, to confirm in writing to Agent that it will comply with its prospective funding obligations hereunder unless such Lender notifies Agent and Borrower that such failure is the result of such Lender's good faith determination that one or more conditions precedent to funding (each of which conditions precedent together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any insolvency proceeding under the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity. Any determination by Agent (or Required Lenders, if Agent is a Defaulting Lender) that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by Agent (or Required Lenders, if applicable) in a written notice of such determination, which shall be delivered by Agent to Borrower and each Lender promptly following such determination. If Agent (or Required Lenders, if Agent is the Defaulting Lender) agrees in writing that a Lender is no longer a Defaulting Lender, Agent (or Required Lenders, if applicable) will so notify Borrower and each Lender, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that each Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Agent (or Required Lenders, if applicable) may determine to be necessary to cause the Loans to be held on a pro rata basis by Lenders in accordance with their applicable Pro Rata Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed to by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.

“Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC), investment account or other account in which funds are held or invested for credit to or for the benefit of any Credit Party.
“Derivative Obligations” means every obligation of a Person under any forward contract, futures contract, exchange contract, swap, option or other financing agreement or arrangement (including caps, floors, collars and similar agreement), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.
“Disposition” means the sale, transfer, license, lease or other disposition of any property or right by Parent or any Subsidiary (including any Equity Interests owned by Parent or such Subsidiary), but excluding all Involuntary Dispositions.
“Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests that are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests that are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for the scheduled payments of dividends or any other distribution in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interest that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the latest applicable Maturity Date as in effect on the date of the issuance of such Equity Interest, except, in the case of clauses (i) and (ii), if as a result of an initial public offering, a change of control or an asset sale, so long as any rights of the holders thereof upon the occurrence of such initial public offering, change of control or asset sale event are subject to the prior Payment in Full of the Obligations.
“Disqualified Institution” means (a) those Persons identified as a “Disqualified Institution” on a list delivered to Agent by Borrower on or prior to the Closing Date (as such list may be updated from time to time after the Closing Date with Required Lender’s consent (such consent not to be unreasonably withheld, conditioned or delayed) and delivered to Agent), (b) any Competitor, (c) any Person that is clearly identifiable, solely on the basis of such Person’s name, as an Affiliate of any Person referred to in clauses (a) and (b) above (other than, solely with respect to this clause (c), any Bona Fide Debt Fund) and (d) any Person reasonably characterized as a distressed debt fund, special situations funds or vulture fund (as reasonably determined by Borrower). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Institution after the applicable assignment (including as a result of the delivery of a written supplement to the list of “Disqualified Institutions”), such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant. “Disqualified Institutions” shall exclude any Person that Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to Agent from time to time.
“Dividing Person” has the meaning assigned to it in the definition of “Division”.
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Documents of Title” means all present and future Documents and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or non-negotiable, together with all Inventory and other Goods relating thereto, and all Proceeds of any of the foregoing.
“Dollars”, “dollars” or $ refers to lawful money of the United States of America.
“Domestic Credit Party” means Parent, Borrower and any Domestic Subsidiary that is or becomes a Guarantor pursuant to Section 8.15.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States, excluding (x) any such Subsidiary substantially all of the assets of which consist of Equity Interests in one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code and (y) any such Subsidiary that is owned (directly or indirectly, in whole or in part) by one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code.
“Early Maturity Date” means a date prior to the Maturity Date on which Borrower or Agent (at the written direction of the Required Lenders) or Required Lenders, as the case may be, terminate this Agreement in accordance with Section 11.2 or 14.1.
“Eaton” means, collectively, Eaton Corporation plc, a public limited company organized under the laws of Ireland, and its Affiliates.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved in writing (which may include email) by Agent and Borrower (such consent not to be unreasonably withheld); provided that notwithstanding the foregoing, (x) “Eligible Assignee” shall not include any Credit Party or any of a Credit Party's Affiliates and (y)  so long as no Event of Default under Section 11.1(h) has occurred and is continuing, no Disqualified Institution (including any Competitor) shall be an Eligible Assignee; provided further that, Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable Law, Borrower would be required to obtain the consent of, or make any filing or registration with, any governmental authority; provided further that, notwithstanding anything to the contrary in this Agreement, no Lender shall be permitted to assign all or a portion of its right and obligations under this Agreement (including all or a portion of the Term Loans at the time owing to it) to any Person that is not a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act.
“Employee Benefit Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA which any Credit Party establishes for the benefit of its employees or for which any Credit Party has liability to make a contribution, including by reason of being an ERISA Affiliate, other than a Multiemployer Plan.
“Environmental Laws” means any federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, pertaining to the environment, natural resources, pollution, health (including any environmental clean-up statutes and all regulations adopted by any local, state, federal or other Government Authority, and any statute, ordinance, code, order, decree, law, rule or regulation all of which pertain to or impose liability or standards of conduct concerning medical waste or medical products, equipment or supplies), safety or cleanup that apply to any Credit Party and relate to Hazardous Materials, including CERCLA, the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Residential Lead-Based Paint Hazard Reduction Act (42 U.S.C. § 4851 et seq.), any analogous state or local laws, any amendments thereto, and the regulations promulgated pursuant to said laws, together with all amendments from time to time to any of the foregoing and judicial interpretations thereof.
“Equipment” means all of the Credit Parties' present and hereafter acquired equipment (as defined in the UCC) including all machinery, equipment, rolling stock, furnishings and fixtures, leasehold improvements, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all Proceeds of any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest; provided that Equity Interests shall not include any debt securities that are convertible into or exchangeable for any combination of Equity Interests and/or cash.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“ERISA Affiliate” means any corporation or any trade or business (whether or not incorporated) that together with Parent, Borrower or any Subsidiary is or would be at any relevant time treated as a single employer within the meaning of 414(b), (c), (m) or (o) Code or otherwise aggregated with the Parent, Borrower or a Subsidiary under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.
“ERISA Event” means any one or more of the following: (a) any reportable event, as defined in Section 4043 of ERISA, with respect to a Pension Plan, as to which the PBGC has not waived under subsection .22, .23, .25, .26, .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event; (b) the termination of any Pension Plan under Section 4041(c) of ERISA or the filing under Section 4041 of ERISA of a notice of intent to terminate a Pension Plan; (c) the institution of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (d) the failure to make a required contribution to any Pension Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; (e) the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, or the application for a minimum funding waiver with respect to a Pension Plan under such sections; or a determination that any Pension Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (f) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Plan; (g) the complete or partial withdrawal of Parent, Borrower, Subsidiary or any ERISA Affiliate from a Multiemployer Plan, written notification to Parent, Borrower or any ERISA Affiliate concerning the imposition of Withdrawal Liability or the insolvency under Title IV of ERISA of any Multiemployer Plan, or the institution of proceedings by the PBGC to terminate any Multiemployer Plan or (h) a determination that any Multiemployer Plan is in endangered or critical status under Section 431 or Section 432 of the Code or Section 304 or 305 of ERISA, (i) a withdrawal by Parent, Borrower, any Subsidiary, or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA), a cessation of contributions to any Pension Plan subject to Section 4064(a) of ERISA or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA or (j) the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA.
“Erroneous Payment” has the meaning given to such term in Section 12.14(a).
“Event of Default” has the meaning given to such term in Section 11.1.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Agreement” has the meaning set forth in the recitals hereto.
“Excluded Accounts” means Deposit Accounts of the Credit Parties (a) exclusively used for payroll, payroll taxes, healthcare, workers' compensation, deferred compensation, and other employee wage and benefit payments to or for any Credit Party's employees to the extent such amounts in such accounts are not in excess of amounts permitted hereunder, (b) tax accounts, including, without limitation, sales tax accounts, (c) trust or fiduciary accounts, (d) escrow, defeasance and redemption accounts, (e) zero balance accounts, (f) cash collateral accounts encumbered by Liens pursuant to clause (n)(ii) or clause (t) of the definition of “Permitted Encumbrances”, and (g) the average balance of which over any ten (10) Business Day period does not exceed (i) in any individual account, $500,000 or (ii) in aggregate for all such Deposit Accounts excluded pursuant to this clause (g), $1,500,000.
“Excluded Assets” means any (a) rights or interest in any contract, lease, Permit, license, or license agreement if under the terms of such contract, lease, Permit, license, or license agreement, or applicable Law with respect thereto, the grant of a security interest or Lien therein is prohibited as a matter of law or under the terms of such contract, lease, Permit, license, or license agreement and such prohibition or restriction has not been waived or the requisite consent in respect of such contract, lease, Permit, license, or license agreement has not been obtained or the grant of a security interest or Lien therein would, under the terms of such contract, lease, Permit, license, or license agreement, result in the termination of or give rise to a right of termination (provided, that, (i) the foregoing exclusions shall in no way be construed (1) to apply to the extent that such prohibition or restriction is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code (or applicable local law equivalent)), or (2) to apply to the extent that any consent or waiver has been obtained that would permit Agent's security interest or Lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, Permit, license, or license agreement and (ii) the foregoing exclusions shall in no way be construed to limit, impair, or otherwise affect any of Agent's continuing security interests in and Liens upon any rights or interests of any Credit Party in or to (A) monies due or to become due under or in connection with any described contract, lease, Permit, license or license agreement (including any Accounts), or (B) any proceeds from the Disposition of any such contract, lease, Permit, license or license agreement; (b) any United States intent-to-use trademark applications for which a verified statement of use or an amendment to allege use has not been filed with and accepted by the United States Patent and Trademark Office; provided, that, upon submission to, and acceptance by, the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C.

Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; (c) leasehold or subleasehold interests in real property; (d) any fee owned real property other than Material Real Property; (e) Excluded Accounts; (f) Excluded Securities; (g) any goods or assets sold pursuant to a Qualified Receivables Factoring or Qualified Receivables Financing or other factoring or receivables arrangement permitted hereunder; (h) motor vehicles and other assets subject to certificates of title; (i) Commercial Tort Claims in an amount not exceeding $2,000,000 individually; (j) assets to the extent a security interest in such assets could reasonably be expected to result in adverse tax consequences to Parent or any of its Subsidiaries (as determined in good faith by Borrower); (k) property the grant of a security interest thereon to secure the Obligations is (i) prohibited by applicable law, rule or regulation (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code (or applicable local law equivalent)) or (ii) which requires governmental consent, approval, license or authorization to be pledged (unless such consent, approval, license or authorization has been received and Borrower shall be under no obligation to seek such consent); (l) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby or require the consent of any Governmental Authority (to the extent such consent has not been obtained; provided that Borrower shall be under no obligation to seek such consent) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code (or applicable local law equivalent); (m) letter-of-credit rights in an amount less than $2,000,000 individually, except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral may be accomplished by the filing of a UCC financing statement; (n) cash to secure letter of credit reimbursement obligations to the extent such letters of credit are permitted by this Agreement; (o) any lease, license or other agreement or any goods or other property subject to a purchase money security interest, Capital Lease obligation or similar arrangement in each case not prohibited by this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license, capital lease or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Credit Party), in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or any other applicable law or principles of equity, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction or any other applicable law or principles of equity notwithstanding such prohibition; (p) other than with respect to any Foreign Guarantor or any Foreign Guarantor FSHCO, any goods, chattel paper, investment property, documents of title, instruments, money, intangibles or other assets of (including Equity Interests held by) (i) any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code or any direct or indirect Subsidiary thereof (in each case, other than any Foreign Guarantor), (ii) any FSHCO or any direct or indirect Subsidiary of a FSHCO, (iii) any not-for-profit Subsidiary, (iv) any captive insurance Subsidiary, (v) any special purpose securitization vehicle (or similar entity), including any Receivables Subsidiary or (vi) any Immaterial Subsidiary that is not a Guarantor and (q) other property to the extent the Required Lenders and Borrower reasonably agree that the costs or other consequences (including any tax cost) of obtaining or perfecting a security interest in such property is excessive to the value afforded thereby; provided, that, Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clauses (a) through (q) above (unless such Proceeds, substitutions or replacements would independently constitute Excluded Assets referred to in clauses (a) through (q) above).
“Excluded Securities” means (a) any Equity Interests or Indebtedness to the extent and for so long as the pledge thereof would be prohibited by any applicable law after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code (or applicable local law equivalent), (b) any Equity Interests in any Person that is not a wholly-owned Subsidiary to the extent that the grant of a security interest therein to secure the Obligations is prohibited by the constitutive documents of such Person, such Person’s joint venture agreement or any other agreement or arrangement permitted by Section 10.11, (c) any Equity Interests in (i) any not-for-profit Subsidiary, (ii) any captive insurance Subsidiary, (iii) any special purpose securitization vehicle (or similar entity), including any Receivables Subsidiary, (iv) any Immaterial Subsidiary that is not a Credit Party, and (v) any Person which is acquired after the Closing Date to the extent and for so long as such Equity Interests are pledged in respect of assumed Indebtedness and such pledge constitutes a Permitted Lien; provided that such pledge is not created in contemplation of or in connection with such permitted acquisition or such Person becoming a Subsidiary, (d) any Margin Stock, (e) any Equity Interests in ChargePoint Technologies India Pvt. Ltd., (f) (i) subject to clause (p) of the definition of “Excluded Assets”, any Equity Interests in excess of 65.0% of the issued and outstanding Equity Interests of any first-tier Foreign Subsidiary (or any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code) or of any first-tier FSHCO (other than any Foreign Guarantor or any Foreign Guarantor FSHCO), (ii) any Equity Interests of any non first-tier Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code or any non first-tier FSHCO (other than any Foreign Guarantor or any Foreign Guarantor FSHCO) and (iii) any Equity Interests of any Subsidiary not directly owned by a Credit Party and (g) any Equity Interests in any Person as to which the Required Lenders and Borrower reasonably agree that the costs or other consequence (including any adverse tax consequence) of obtaining a pledge thereof are excessive in relation to the value to be afforded thereby.
“Excluded Subsidiary” means: (i) any Subsidiary that is not organized under the Laws of the United States or any political subdivision of the United States (but excluding any territory or possession thereof) or an Approved Foreign Jurisdiction, (ii) any non-wholly-owned Subsidiary, (iii) any Subsidiary that is prohibited or restricted by applicable Law, rule or regulation or by any contractual obligation existing on the Closing Date (or, if later, the date it becomes a Subsidiary) from guaranteeing the Guaranteed Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received (it being understood that there shall be no obligation to obtain such consent, approval, license or authorization), and with respect to contractual obligations, so long as in each case such contractual restrictions (including any requirement to obtain the consent of any governmental authority or third party) have not been entered into in contemplation of such Person becoming a Subsidiary, (iv) any not-for-profit Subsidiary, (v) any captive insurance Subsidiary, (vi) any Immaterial Subsidiary, (vii) any special purpose securitization vehicle (or similar entity), including any Receivables Subsidiary, (viii) any Subsidiary acquired pursuant to a permitted Investment financed with Indebtedness permitted to be assumed pursuant to the Loan Documents and any Subsidiary thereof that guarantees such Indebtedness, in each case to the extent such Indebtedness prohibits such Subsidiary from becoming a Guarantor, provided that such Indebtedness is not created in contemplation of or in connection with such permitted Investment or such Person becoming a Subsidiary, and (ix) any Subsidiary with respect to which Borrower and the Required Lenders reasonably agree that the cost (including any adverse tax consequence), burden, difficulty or consequence of providing a guarantee of the Guaranteed Obligations is excessive in relation to the value afforded thereby; provided that in no event shall any Subsidiary that owns Material Intellectual Property be an Excluded Subsidiary.
“Excluded Taxes” means, with respect to any Recipient: (a) Taxes imposed on or measured by the Recipient's net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or political subdivision) under the Laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes; (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which such Lender acquires such interest in the Loan or designates a new lending office (other than pursuant to a request by Borrower under Section 5.8), except to the extent that, pursuant to Section 5.6, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient's failure to comply with Section 5.6(f); and (d) any withholding Taxes imposed under FATCA.
“Extendable Bridge Loans/Interim Debt” means customary “bridge” loans, escrow or similar arrangements which by their terms will be automatically converted into loans or other Indebtedness that have, or extended such that they have (a) a maturity date later than the Maturity Date and (b) a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans.
“Executive Order No. 13224” means Executive Order No. 13224 issued on September 23, 2001.
“Existing Convertible Notes” means (a) Parent’s 7.00% / 8.50% Convertible Senior PIK Toggle Notes due 2028, issued pursuant to that certain Indenture dated as of April 12, 2022, as amended and supplemented by that certain First Supplemental Indenture dated as of October 24, 2023, among, inter alios, Parent and Wilmington Trust, National Association, as trustee (the “Indenture”) and (b) any additional notes issued as “payment-in-kind” in respect of the notes described in the preceding clause (a) pursuant to the Indenture.
“Factoring Transaction” means any transaction or series of transactions that may be entered into by Parent or any Subsidiary to which Parent or such Subsidiary may sell, convey, assign or otherwise transfer Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person that is not a Subsidiary; provided that any such person that is a Subsidiary meets the qualifications in clauses (1) through (3) of the definition of “Receivables Subsidiary”.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention of the United States implementing such Sections of the Code.
“FCPA” has the meaning set forth in Section 7.5(d).
“Federal Funds Rate” means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate charged to major banks selected by the Agent on such day on such transactions as determined by Agent.
“Floor VWAP Price” means a price per share equal to $10.0943.

“Foreign Guarantor” means any Guarantor organized, formed or incorporated (or any analogous term) under the laws of any Approved Foreign Jurisdiction that becomes a Guarantor hereto in accordance with Section 8.15.
“Foreign Subsidiary” means each Subsidiary of Parent that is organized under the laws of a jurisdiction other than the United States (or any State thereof).
“FSHCO” means any direct or indirect Domestic Subsidiary, substantially all of the assets of which consist (directly or indirectly through disregarded entities or partnerships) of (i) Equity Interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes (as determined by Borrower)) or (ii) Equity Interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes (as determined by Borrower)) and indebtedness, in either case of clauses (i) and (ii), in one or more “controlled foreign corporations” within the meaning of Section 957 of the Code and/or one or more other FSHCOs. If substantially all of the Equity Interests (including for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes (as determined by Borrower)) owned by a FSHCO consists of Equity Interests in one or more Foreign Guarantors or one or more Subsidiaries of a Foreign Guarantor, such FSHCO, a “Foreign Guarantor FSHCO”.
“Funded Indebtedness” means, as to any Person at a particular time, without duplication, all of the following Indebtedness:
(a)    all Indebtedness for borrowed money, whether current or long-term (including the Obligations and any Subordinated Debt) and all Indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all purchase money Indebtedness, whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse (but if recourse for such Indebtedness is limited to such Property subject to a Lien, then such indebtedness shall constitute Indebtedness only to the extent of the lesser of (x) the amount of such Indebtedness secured by such Lien or (y) the fair market value of such Property subject to such Lien);
(c)    the principal portion of all Indebtedness under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the Ordinary Course of Business);
(d)    the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments to the extent not cash collateralized;
(e)    all Indebtedness in respect of the deferred purchase price of Property or services to the extent required to be included as a liability on the balance sheet of such Person at such time in accordance with GAAP (other than current trade payables incurred in the ordinary course of such Person’s business);
(f)    the obligations under Capital Leases;
(g)    [reserved];
(h)    all such Indebtedness of the kind referred to in clauses (a) through (g) and (i) through (k) of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed

(other than Liens granted on Equity Interests of any Excluded Subsidiary to secure obligations of such Excluded Subsidiary and its Subsidiaries);
(i)    any deferred purchase price obligations for Acquisitions, including performance based incentive bonuses, earn-outs and similar deferred obligations (other than seller notes), whether structured as compensation obligations or otherwise, to the extent such obligation is (or required to be) listed as a liability on the balance sheet of such Person in accordance with GAAP and has not been paid within five (5) Business Days after becoming due and payable and is not disputed in good faith;
(j)    seller notes; and
(k)    all guarantees with respect to Indebtedness of the types specified in clauses (a) through (i) above of another Person.
“GAAP” means (a) with respect to any Person organized under the laws of the United States, generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, as consistently applied and (b) with respect to any other Person, generally accepted accounting principles, standards and practices in its jurisdiction of incorporation (as applied from time to time for the management accounts).
“General Intangibles” means all of the Credit Parties' present and hereafter acquired general intangibles (as defined in the UCC), and shall include all of the Credit Parties' present and future right, title and interest in and to all: (a) Trademarks, (b) Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) Permits and franchises, (f) other forms of intellectual property, (g) customer lists, telephone lists and directories, choses in action, distribution agreements, license agreements, supply agreements, blueprints, indemnification rights and tax refunds, (h) monies and claims for monies now or hereafter due and payable in connection with the foregoing, including payments for infringement and royalties arising from any licensing agreement between any Credit Party and any licensee of any of such Credit Party's General Intangibles, (i) payment intangibles, certificates of need, books, records, contracts, contract rights, rights (if any) to or in employee or other pension, retirement or similar plans and any assets thereof (to the extent permitted by applicable Law and subject always to the rights of the beneficiaries thereof), or any portion thereof, including refunds for overpayments, distributions upon termination, reversion of any surplus assets or otherwise, returned and unearned insurance premiums, rights and claims under insurance policies including credit insurance and key man life insurance policies, and computer information, software, records and data and (j) Proceeds of any of the foregoing.
“Goods” means all present and hereafter acquired “Goods,” as defined in the UCC, and all Proceeds thereof.
“Government Authority” means any nation or government, any federal, state, municipal, local or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, tribunal, arbitral body, department, administration, authority, program, plan, office, commission, board, bureau, division, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.
“Guaranteed Obligations” has the meaning given to such term in Section 13.1.

“Guarantors” means the collective reference to Parent, each Borrower (in respect of the Guaranteed Obligations of the other Borrower), and each other guarantor of all or any part of the Obligations.
“Guaranty” means the guaranty made by Parent and each other Guarantor in favor of Agent for the benefit of Agent and Lenders pursuant to Section 13.
“Guaranty Agreement” means each of, and “Guaranty Agreements” means the collective reference to, any guaranty agreement (including the Guaranty) with respect to the Obligations in favor of Agent for the benefit of Agent and Lenders, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or aboveground storage tanks, whether empty or containing any substance; any substance the presence of which is prohibited by any Environmental Laws; toxic mold; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including: (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C. § 9601(33); (c) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including asbestos, polychlorinated biphenyls, flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Government Authority.
“Immaterial Subsidiary” means any Subsidiary that (a) had (i) Specified Assets, as of the last day of the fiscal quarter of Borrower most recently ended for which financial statements have been delivered pursuant to Section 8.8(a) or (b), with a value of less than 2.5% of the Total Specified Assets as of such date, and (ii) revenues, for the period of four consecutive fiscal quarters ending on such date, representing less than 2.5% of the Total Revenues for such period, and (b) taken together with all other Immaterial Subsidiaries (after eliminating intercompany obligations), had (i) Specified Assets, as of the last day of the fiscal quarter of Borrower most recently ended for which financial statements have been delivered pursuant to Section 8.8(a) or (b), with a value of less than 5% of the Total Specified Assets as of such date, and (ii) revenues, for the period of four consecutive fiscal quarters ending on such date, representing less than 5% of the Total Revenues for such period. Each Immaterial Subsidiary as of the Closing Date shall be set forth on Schedule 1.1(a).
“Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) obligations with respect to Capital Leases, (c) all obligations to pay the deferred purchase price of Property or services (other than trade payables incurred in the Ordinary Course of Business and repayable in accordance with customary trade practices), including earn-outs and similar payment obligations of such Person, (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person, (f) all Derivative Obligations, (g) all Contingent Liabilities, (h) all liabilities of any partnership or joint venture of which such Person is a general partner or joint venturer, but only to the extent there is recourse to such Person for the payment thereof, (i) all obligations to make any payment in connection with any warrants or any other Equity Interests including any put, redemption and mandatory dividends, of such Person or any Affiliate thereof and (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Equity Interest in such Person or any other Person. For all purposes hereof, the Indebtedness of any Person shall exclude (i) deferred Taxes and accrued expenses payable in the ordinary course of business, (ii) any purchase price or working capital adjustment obligation, (iii) obligations under non-compete agreements, (iv) accruals for payroll and other liabilities accrued in the ordinary course of business, (v) any lease, concession or license of property (or guarantee thereof) that would be considered an operating lease under GAAP as in effect on December 31, 2018 and (vi) any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred prior to the Closing Date or in the Ordinary Course of Business or consistent with past practices.
“Indemnified Party” has the meaning given to such term in Section 11.5(a).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of the Obligations of, any Credit Party under this Agreement or any other Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Initial Term Loan” means the initial term loan in the initial principal amount of $186,500,000 made (or deemed made) by Lenders to Borrower on the Closing Date on the terms and conditions set forth in Section 4.1.
“Initial Term Loan Commitment” means, with respect to any Lender, the Commitment of such Lender to make a portion of the Initial Term Loan to Borrower on the Closing Date pursuant to the terms of Section 3 of this Agreement and subject to the conditions of Section 4 of this Agreement, in the amount set forth opposite the name of such Lender on the Commitment Schedule hereto and, with respect to all Lenders, the aggregate Commitments of Lenders to make the Initial Term Loan to Borrower on the Closing Date in the aggregate amount of $186,500,000. The Initial Term Loan Commitment shall terminate on the Closing Date immediately upon the making of the Initial Term Loan.
“Intellectual Property” means, with respect to any Person, all Patents, Patent applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, Trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable Law, any applications therefore, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, Copyright rights, Copyright applications, Copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

“Interest Payment Date” means (a) on or prior to November 14, 2026, December 17, April 22, June 16 and September 16 and (b) thereafter, February 15, May 15, August 15 and November 15 of each fiscal year; provided that, if such date is not a Business Day, such interest shall be due and payable on the immediately succeeding Business Day.
“Interest Shares” has the meaning given to such term in Section 5.1.
“Inventory” means all of the Credit Parties' present and hereafter acquired inventory (as defined in the UCC) including all merchandise and inventory in all stages of production (from raw materials through work-in-process to finished goods), and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping of the foregoing, and all Proceeds of any of the foregoing.
“Investment” means any investment in any Person, whether by means of acquiring (whether for cash, property, services, securities or otherwise) or holding securities, capital contributions, loans, time deposits, advances, guarantees or otherwise, and shall include, without limitation, any Acquisition. The amount of any Investment shall be the amount of cash actually invested or the fair market value of other property actually invested (measured at the time made) plus the cost of all additions thereto (valued in the same manner), minus the amount of any cash return realized on such Investment, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect thereto and without adjustment by reason of the financial condition of such other Person.
“Investment Property” means all of the Credit Parties' present and hereafter acquired “Investment Property,” as defined in the UCC, together with all stock and other Equity Interests in the Credit Parties' direct Subsidiaries, and all Proceeds thereof.
“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of any Credit Party.
“Joinder” means a Joinder to Credit and Security Agreement in form of Exhibit F attached hereto.
“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to Parent or any Subsidiary in any particular circumstance.
“Lender” has the meaning set forth in the introductory paragraph hereto.
“Legal Reservations” means
(a)    the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganization and other laws generally affecting the rights of creditors;
(b)    [reserved];
(c)    similar principles, rights and defenses under the laws of any relevant jurisdiction;
(d)    [reserved]; and

(e)    any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion relating to matters of English law delivered to the Agent in connection with the Loan Documents.
“Lien” means any mortgage, assignment, assignment by way of security, lien, pledge, charge, security interest or similar encumbrance.
“Liquidity” means, as of any date of determination, the sum of (a) the aggregate unused amount of all commitments then in effect and which are then available to be drawn under any revolving or working capital credit facility available to the Credit Parties; provided that, for purposes of this definition, no more than $10,000,000 of such unused commitments shall be included in the determination of Liquidity at any time and (b) Qualified Cash.
“Liquidity Test Date” has the meaning given to such term in Section 9 of this Agreement.
“Loan” means an Initial Term Loan.
“Loan Documents” means this Agreement, the Promissory Notes, the Agent Fee Letter, the Guaranty Agreements, the Pledge Agreements, any Subordination Agreement and any other intercreditor agreement required to be entered into pursuant to the terms of this Agreement, any Joinder, any other closing documents executed by any Credit Party, any other ancillary loan agreements, pledge agreements, security agreements and all other certificates, documents and instruments executed and delivered, in each case, by or on behalf of any Credit Party from time to time in connection with this Agreement, all as may be renewed, amended, restated or supplemented from time to time.
“Make-Whole Amount” means, as determined by the Lenders, (a) the present value of all required interest payments that would be due on the principal amount of the Initial Term Loans that are repaid, prepaid, refinanced, replaced or accelerated (other than pursuant to any mandatory prepayment required by Section 3.3(d)) from the date of such event through and including the twenty four (24) month anniversary of the Closing Date (excluding accrued but unpaid interest to the date of such event) plus (b) the Prepayment Premium that would be due on the principal amount of the Initial Term Loans that are repaid, prepaid, refinanced, replaced or accelerated (other than pursuant to any mandatory prepayment required by Section 3.3(d)) if such redemption, repurchase, payment, repayment, prepayment, refinancing, replacement or acceleration were made or occurred on the day after the twenty four (24) month anniversary of the Closing Date, in the case of clause (a) discounted to the date of such event on a quarterly basis (assuming a 360-day year and actual days elapsed) at a rate equal to the sum of the Treasury Rate plus 0.50%.
“Margin Stock” means any “margin stock,” “margin security,” “marginable OTC stock” or “foreign margin stock” within the meaning of Regulation T, U or X of the Federal Reserve Board.
“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or Proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (i) the business, results of operations, properties or financial condition of Parent and its Subsidiaries taken as a whole, (ii) the rights and remedies of Agent or Lenders (taken as a whole) under any of the Loan Documents, or any impairment of the ability of the Credit Parties (taken as a whole) to perform their obligations under any of the Loan Documents, or (iii) the legality, validity or enforceability of any of the Loan Documents.

“Material Intellectual Property” means Intellectual Property which is material to the ongoing operation of the business of the Credit Parties, taken as a whole.
“Material Real Property” means each parcel of real property (other than single family homes owned by a Credit Party in the ordinary course of business) and the improvements thereon located in the United States and owned in fee by a Credit Party with an individual fair market value greater than $2,000,000 as determined on the Closing Date for existing real property and on the date of acquisition for any after-acquired real property (or the date of substantial completion of any material improvements thereon or new construction thereof).
“Maturity Date” means January 31, 2030; provided that, if such date is not a Business Day, then the Maturity Date shall be the succeeding Business Day.
“Minimum Liquidity Test” has the meaning set forth in Section 9.1.
“Minimum Liquidity Test Cure Amount” has the meaning set forth in Section 9.2.
“Minimum Liquidity Test Cure Expiration Date” has the meaning set forth in Section 9.2.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA which is contributed to by, or required to be contributed by, Parent, any of its Subsidiaries or any of their respective ERISA Affiliates, or with respect to which any of Parent, any of its Subsidiaries or any of their respective ERISA Affiliates have any liability.
“Net Cash Proceeds” means, with respect to any transaction or event, the amount of cash proceeds received from time to time by or on behalf of Parent or any Subsidiary in connection therewith (including cash proceeds of any non-cash proceeds) after deducting therefrom only (i) the amount of any Indebtedness secured by any Lien on any asset which is required to be, and is, repaid in connection with any Disposition or Involuntary Disposition, (ii) out-of-pocket fees, commissions, and expenses that are reasonably incurred and required to be paid by Parent or any Subsidiary in connection therewith, and (iii) Taxes paid or payable to any taxing authorities by Parent or any Subsidiary in connection therewith (provided, that if the actual amount of Taxes paid is less than the estimated amounts, the difference shall immediately constitute Net Cash Proceeds), in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Parent or any Subsidiary, and are properly attributable to such transaction.
“NYSE” means the New York Stock Exchange.
“Obligations” means (a) all loans, advances and other extensions of credit made pursuant to this Agreement by the Lenders to the Credit Parties (or any of them), or to others for the Credit Parties' account (including all Initial Term Loans); (b) any and all other indebtedness, obligations and liabilities which may be owed by the Credit Parties (or any of them) to Agent or any Lender and arising out of, or incurred in connection with, this Agreement or any of the other Loan Documents (including any Prepayment Premium due and owing in accordance with Section 3.3, and all Out-of-Pocket Expenses) (whether such indebtedness, obligations and liabilities arose or accrued during the pendency of any bankruptcy, insolvency or similar proceeding, and regardless of whether allowed or allowable in such proceeding), whether (i) now in existence or incurred by the Credit Parties (or any of them) from time to time hereafter, (ii) secured by a pledge, a Lien upon or a security interest in any Credit Party's assets or property or the assets or property of any other Person, (iii) such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect, or (iv) the Credit Parties are liable to Agent or any Lender for such indebtedness as principals, sureties, endorsers, guarantors or otherwise; and (c) without duplication, the Credit Parties' liabilities to Agent under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which Agent, on behalf of Lenders, may make or issue to others for the account of the Credit Parties (or any of them), including Agent's acceptance of drafts or Agent's endorsement of notes or other instruments for the Credit Parties' account and benefit.
“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.
“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable executive orders.
“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party or any Subsidiary, the ordinary course of such Credit Party's or such Subsidiary’s business or as conducted by such Credit Party or such Subsidiary in accordance with past practice.
“Organizational Documents” means, (a) with respect to any corporation, the, charter, certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and operating agreement or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction other than England and Wales); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Government Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than a designation or an assignment made pursuant to Section 5.8).
“Out-of-Pocket Expenses” means (a) all of Agent's present and future reasonable and documented out-of-pocket costs, fees and expenses incurred in connection with or related to this Agreement and the other Loan Documents, including without limitation, (i) reasonable and documented out-of-pocket cost of lien searches (including tax lien and judgment lien searches), pending litigation searches and similar items; (ii) documented out-of-pocket fees and taxes imposed in connection with the filing of any financing statements or other personal property security documents; (iii) [reserved]; (iv) [reserved]; (v) all reasonable and documented out-of-pocket costs, fees and expenses incurred by Agent in connection with any action taken under Section 8.1 hereof, including reasonable and documented out-of-pocket travel, meal and lodging expenses of Agent's personnel; (vi) all out-of-pocket costs, fees and expenses incurred by Agent in connection with the collection of Casualty Proceeds; (vii) all reasonable and documented out-of-pocket costs, fees, expenses and disbursements of counsel hired by Agent to consummate the transactions contemplated by this Agreement (including the documentation, negotiation and administration of this Agreement, the other Loan Documents and all amendments, supplements and restatements thereto or thereof), and to advise Agent and/or Lenders as to matters relating to the transactions contemplated hereby (limited to the reasonable, documented out-of-pocket fees, disbursements and other charges of (A) one primary counsel to Agent and, if reasonably necessary, one local counsel to the Agent in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions, in each case, in relevant jurisdictions material to the interests of Agent) and (B) one primary counsel to the Lenders, taken as a whole and, if reasonably necessary, one local counsel to the Lenders, taken as a whole, in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions, in each case, in relevant jurisdictions material to the interests of the Lenders)); and (b) all out-of-pocket costs, fees and expenses incurred by Agent and each Lender in connection with (i) any action taken under Section 11.3 hereof; and (ii) the collection, liquidation, enforcement, protection and defense of the Obligations, the Collateral and the rights of Agent and Lenders under this Agreement, including all reasonable fees and disbursements of, without duplication, in-house and outside counsel to Agent and Lenders (limited to the reasonable, documented out-of-pocket fees, disbursements and other charges of (A) one primary counsel to Agent and, if reasonably necessary, one local counsel to the Agent in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions, in each case, in relevant jurisdictions material to the interests of Agent) and (B) one primary counsel to the Lenders, taken as a whole and, if reasonably necessary, one local counsel to the Lenders, taken as a whole, in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions, in each case, in relevant jurisdictions material to the interests of the Lenders)) incurred as a result of a workout, restructuring, reorganization, liquidation, insolvency proceeding and in any appeals arising therefrom, whether incurred before, during or after the termination of this Agreement or the commencement of any case with respect to the Credit Parties (or any of them) under the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws); provided that notwithstanding anything to the contrary in this Agreement or any Loan Document, the fees and expenses of the primary counsel to the Lenders, taken as a whole, incurred on or prior to the Closing Date shall be limited as set forth in Section 4.4 of the Exchange Agreement.
“Paid in Full” or “paid in full” (or any corollary thereof, i.e., “Payment in Full” or “payment in full”) has the meaning set forth in Section 1.2.
“Parent” has the meaning set forth in the introductory paragraph hereto.
“Participant” has the meaning given to such term in Section 14.11(b)(i).
“Patents” means all of the Credit Parties' present and hereafter acquired patents, patent applications, registrations, all reissues and renewals thereof, all licenses thereof, all inventions and improvements claimed thereunder, all general intangible, intellectual property and other rights of any Credit Party with respect thereto, and all income, royalties and other Proceeds of the foregoing.

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001, as amended from time to time)).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA or Title IV of ERISA.
“Perfection Certificate” means the Perfection Certificate delivered to Agent on the Closing Date.
“Perfection Exceptions” means that none of Parent or its Subsidiaries shall be required to (i) subject to clause (v), take any action to create or perfect any security interest in the Collateral (including the registration of Intellectual Property in, and the execution of any agreement, document or other instrument governed by the law of, and the filing of any agreement, document or other instrument) in any jurisdiction other than the United States, any State thereof or the District of Columbia, or any Approved Foreign Jurisdiction, (ii) [reserved], (iii) perfect the security interest in the following other than by the filing of a UCC financing statement: (x) Letter-of-Credit Rights, (y) Commercial Tort Claims and (z) Fixtures (as defined in the UCC), except to the extent that the same are Equipment (as defined in the UCC), (iv) send notices to account debtors or other contractual third-parties unless an Event of Default has not been cured or waived and is continuing and Agent has exercised its acceleration rights pursuant to Section 11 of this Agreement, (v) take any action in relation to security (including any perfection step, further assurance step, filing or registration) in any jurisdiction other than the jurisdiction in which such Guarantor is organized or its business headquarters or principal place of business, (vi) deliver landlord waivers, estoppels or collateral access letters, (vii) other than with respect to Material Real Property, take any perfection or recording action with respect to any fee-owned real property or any interests therein, (viii) enter into any source code escrow arrangement or be obligated to register intellectual property in any jurisdiction other than the United States, (ix) take any action to comply with the Federal Assignment of Claims Act or any similar statute or (x) take any perfection action in relation to digital assets, cryptocurrencies, stablecoins or other blockchain-based or tokenized assets. For the avoidance of doubt, nothing herein shall limit any Credit Party’s requirement to (x) enter into control agreements with respect to, or otherwise perfect any security interest by “control” (or similar arrangements) over commodities accounts, securities accounts, deposit accounts, futures accounts, other bank accounts, cash and Cash Equivalents and accounts related to the clearing, payment processing and similar operations of Parent and its Subsidiaries, in each case, other than Excluded Accounts, (y) enter into, and ensure the appropriate filing of, Intellectual Property security agreements with regard to Intellectual Property or (z) perfect liens via the filing of UCC financing statements other than as specifically excluded by clause (iii) above.
“Permits” means, with respect to any Person, any permit, approval, clearance, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Government Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its Property or products or to which such Person or any of its Property or products is subject.
“Permitted Acquisition” means any Acquisition after the Closing Date by Borrower or any Subsidiary, in each case so long as each of the following conditions shall have been satisfied, or Agent has agreed in writing to treat such Acquisition as a Permitted Acquisition:

(a)    no Default or Event of Default shall then exist or would exist after giving effect to such Acquisition;
(b)    Parent and its Subsidiaries shall be in compliance with Section 10.9 after giving effect to such Acquisition;
(c)    Parent and its Subsidiaries shall be in compliance with Section 9 immediately after giving effect to such Acquisition;
(d)    any Person acquired in connection with such Acquisition (i) becomes a Subsidiary or (ii) in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Borrower or any of its Subsidiaries (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation);
(e)    Borrower and its Subsidiaries shall comply with their obligations under Sections 6, 8.2 and 8.15 with respect to any Person or assets acquired in connection with such Acquisition, to the extent and within the time periods required thereby, and subject to the Perfection Exceptions; and
(f)    such Acquisition is financed with (i) the issuance of Equity Interests of Parent (or any parent company thereof) or Borrower (other than Disqualified Equity Interests), (ii) cash (including the cash proceeds of any such Equity Interests or of Permitted Indebtedness) and/or (iii) Permitted Indebtedness.
“Permitted Contest” means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made, so long as compliance with the obligation that is the subject of such contest has been effectively stayed during such challenge, and the related Indebtedness has not become immediately due and payable during such contest.
“Permitted Dispositions” means:
(a)     Dispositions of Inventory and other assets in the Ordinary Course of Business;
(b)     Disposition of obsolete or worn out Property (other than Equity Interests of any Subsidiary) in the Ordinary Course of Business;
(c)     Dispositions of Property (other than Equity Interests of any Subsidiary) in the Ordinary Course of Business or property that is no longer used or useful in Parent’s or its Subsidiaries’ business and the leasing or subleasing in the Ordinary Course of Business of owned or leased Properties which are excess Properties or are no longer used or useful in Parent’s or its Subsidiaries’ businesses;
(d)     Dispositions of cash and Cash Equivalents and conversions of Cash Equivalents into cash or other Cash Equivalents,
(e)     the unwinding of hedging or swap contracts entered into in the Ordinary Course of Business,
(f)     the lapse, abandonment, non-renewal or discontinuance of use or maintenance of or other Dispositions of any registrations or applications for registration of any intellectual property rights of

Parent or any of its Subsidiaries that, in the good faith determination of Parent or such Subsidiary, is no longer economically desirable to maintain or useful in the conduct of the business of such Person; provided that in no event shall Material Intellectual Property be disposed of pursuant to this clause (f),
(g)     non-exclusive licenses or sublicenses of Intellectual Property and leases or subleases of real Property, in each case granted to third parties in the Ordinary Course of Business, provided that in no event shall Material Intellectual Property be disposed of pursuant to this clause (g),
(h)     transactions that are permitted pursuant to Sections 10.1, 10.4, 10.6, 10.7 or 10.8, in each case, to the extent such transactions constitute Dispositions,
(i)     Dispositions of assets or Property (i) by any Credit Party or any of its Subsidiaries to any Credit Party; (ii) by any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party; and (iii) by any Credit Party to any Subsidiary that is not a Credit Party that is otherwise permitted pursuant to Section 10.3,
(j)     a sale, assignment or other transfer of Receivables Assets, or participations therein, and related assets (i) to a Receivables Subsidiary in a Qualified Receivables Financing or (ii) to any other Person in a Qualified Receivables Factoring,
(k)     a sale, assignment or other transfer of Receivables Assets, or participations therein, and related assets by a Receivables Subsidiary in a Qualified Receivables Financing,
(l)     any other Disposition so long as (i) no Default has occurred and is continuing immediately before and after giving effect to such Disposition, (ii) such Disposition is for fair market value (as determined in good faith by Borrower) and (iii) not less than seventy-five percent (75%) of the consideration received (on a per transaction basis) by Parent or any Subsidiary, as the case may be, for the asset or Property sold in such Disposition shall be in the form of cash or Cash Equivalents (with (i) any Indebtedness secured by such assets or Property assumed by the purchaser of such assets or Property or extinguished in connection with the transactions relating to such Disposition and (ii) any consideration received in the form of Indebtedness converted into cash within ninety (90) days after the Disposition of such assets or Property); provided that the Net Cash Proceeds of any such Disposition shall be applied to prepay Initial Term Loans and other Indebtedness permitted by Section 10.2 in accordance with, and subject to the limitations set forth in, Sections 3.3(d)(i) and (e);
(m)     the sale or issuance of any Subsidiary’s Equity Interests to Borrower or any Guarantor that is a wholly owned Subsidiary,
(n)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements, drag-along rights, put rights, call rights or similar arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(o)    Dispositions, terminations or non-renewals of leases or subleases or licensing or sublicensing agreements (i) the Disposition, termination or non-renewal of which will not materially interfere with the business of Parent and its Subsidiaries, (ii) which relate to closed facilities or the discontinuation of any product line to the extent such closing or discontinuation is permitted pursuant to the terms herein, or (iii) is made in the Ordinary Course of Business;

(p)    Dispositions of equipment or real property to the extent that (a) such property is exchanged for credit against the purchase price of similar replacement property or (b) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(q)    Dispositions of receivables in connection with the compromise, settlement or collection thereof;
(r)    any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind that occur in the ordinary course of Parent’s or any Subsidiary’s business, or
(s)    Dispositions (including sales, transfers, licenses, leases, or other conveyances) of assets or Property to Eaton, or pursuant to any partnership, joint venture, collaboration, co-development, co-manufacturing, supply, licensing, or similar arrangement with Eaton, on terms approved by the Board of Directors (or similar governing body) of Borrower or Parent by majority vote (acting in its reasonable discretion).
“Permitted Encumbrances” means:
(a)    all Liens existing on the Closing Date set forth on Schedule 10.1 and any modifications, renewals and extensions thereof and any Lien granted as a replacement or substitute therefor; provided that (i) such Lien shall not apply to any other property or asset of Parent, Borrower or any Subsidiary other than improvements thereon or proceeds thereof and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and any refinancing, extension, renewal or replacement thereof that does not increase the outstanding principal amount thereof except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, extensions, renewals or replacements;
(b)     Liens securing trade payables, purchase orders and other agreements entered into with customers, suppliers or service providers of Parent or any Subsidiary in the Ordinary Course of Business; Liens relating to purchase orders and other agreements entered into with customers, suppliers or service providers of Parent or any of its Subsidiary in the ordinary course of business
(c)    Purchase Money Liens;
(d)    Liens of landlords, carriers, warehousemen, bailees, mechanics, repairmen, materialmen and other similar Liens arising in the Ordinary Course of Business and securing amounts not overdue by more than 90 days (or which are the subject of a Permitted Contest and which proceedings are sufficient to prevent imminent foreclosure of such Liens);
(e)    pledges or deposits made (and the Liens thereon) in the Ordinary Course of Business (including security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of leases, bonds, tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts, in each case, incurred by Parent or any Subsidiary in the Ordinary Course of Business;
(f)    easements (including reciprocal easement agreements and utility agreements), zoning restrictions, rights-of-way, encroachments, minor defects or irregularities in title, variation and other similar restrictions, charges or encumbrances (whether or not recorded), if applicable, and which in the aggregate do not materially interfere with the occupation, use or enjoyment by Parent or any Subsidiary of its business or Property so encumbered;
(g)    Liens granted to Agent and/or any Lender, for the benefit of the Agent and the Lenders;
(h)    Permitted Tax Liens and Liens imposed by law for assessments or governmental charges or levies that are the subject of a Permitted Contest and which are sufficient to prevent imminent foreclosure of such Liens;
(i)    Liens securing judgments, orders or awards for the payment of money against Parent or any Subsidiary not constituting an Event of Default under Section 11.1(l), and which are subject to a Permitted Contest through an appeal or other proceeding for review that is then being pursued and the execution or other enforcement of such Lien is effectively stayed;
(j)    any interest and title of a lessor under, and Liens arising from precautionary UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, operating leases entered into by Parent or any Subsidiary in the Ordinary Course of Business and other statutory and common law landlords’ Liens under leases;
(k)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposits in one or more accounts maintained by Parent or any Subsidiary, in favor of the banks, securities intermediaries or other depository institutions with which such accounts are maintained, securing amounts owing to such institutions with respect to cash management and operating account arrangements, rights of setoff upon deposits of cash in favor of banks or other depository institutions and Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, in each case, incurred by Parent or any Subsidiary in the Ordinary Course of Business;
(l)    Liens on premium refunds and insurance proceeds granted in favor of insurance companies (of their financing affiliates) solely in connection with the financing of insurance premiums in the Ordinary Course of Business;
(m)    Liens arising by operation of law under Article 2 of the UCC (or equivalent foreign law) in favor of a reclaiming seller of goods or buyer of goods arising in the Ordinary Course of Business;
(n)    Liens (i) in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business or (ii) securing Indebtedness or obligations incurred or issued pursuant to clauses (k), (m) or (n) of the definition of “Permitted Indebtedness”;
(o)    Liens arising out of any refinancing, extension, renewal or refunding of any Permitted Indebtedness secured by any Lien permitted pursuant to the definition of “Permitted Encumbrances”, provided that such Lien shall at no time be extended to cover any Property other than such Property subject thereto on the Closing Date or the date such Lien was incurred, as applicable;
(p)    Liens on the proceeds of insurance policies securing the Indebtedness permitted under clause (l) of the definition of “Permitted Indebtedness”;

(q)    Liens on any property or asset acquired in connection with a Permitted Acquisition, or on any property or asset of any Subsidiary in existence at the time such Subsidiary is acquired in connection with a Permitted Acquisition; provided that (i) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other property or asset of Parent or any Subsidiary and (ii) if such Lien secures Indebtedness, such Indebtedness is permitted in accordance with Section 10.2;
(r)    Liens in respect of judgments that do not constitute an Event of Default;
(s)    other Liens on Collateral securing Indebtedness or obligations permitted to be incurred pursuant to the definition of “Permitted Indebtedness”; provided that (i) such Liens shall be pari passu with the Liens securing the Initial Term Loan and (ii) the aggregate principal amount of all Indebtedness or obligations secured by such Liens shall not to exceed $15,000,000 at any time outstanding;
(t)    Liens securing Indebtedness or obligations permitted to be incurred pursuant to clause (x) of the definition of “Permitted Indebtedness”; provided that (i) in the case of any such Indebtedness in the form of a cash-flow revolving credit facility, (A) such Liens shall be pari passu with the Liens securing the Initial Term Loans and (B) such Indebtedness shall not be secured by any assets other than assets that constitute Collateral; and (ii) in the case of any such Indebtedness incurred or issued in connection with a Qualified Receivables Financing or Qualified Receivables Factoring, or that is in the form of an asset-based revolving credit facility, (A) such Liens shall be senior to the Liens securing the Initial Term Loans with respect to Receivables Assets and related assets (including any bank accounts into which only the collections in respect of Receivables Assets have been sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred), (B) such Liens shall be junior to the Liens securing the Initial Term Loans with respect to all other Collateral, and (C) such Indebtedness shall be permitted to be secured by assets that do not constitute Collateral, in each case subject to customary intercreditor arrangements reasonably satisfactory to the Required Lenders and Borrower;
(u)     leases or subleases granted to other Persons and not interfering in any material respect, individually or taken as a whole, with the business of the lessor or sublessor;
(v)     deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements;
(w)     rights of consignors of goods in goods consigned, whether or not perfected by the filing of a financing statement or other registration, recording or filing;
(x)     rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to (i) the use of any real property or vessel, or (ii) any right, power, franchise, grant, license, or permit, including present or future zoning laws, building codes and ordinances, zoning restrictions, or other laws and ordinances restricting the occupancy, use, or enjoyment of real property or vessel;
(y)    Liens encumbering reasonable customary initial deposits and margin deposits and Liens attaching to commodity trading accounts or other brokerage accounts incurred in the Ordinary Course of Business and not for speculative purposes;
(z)    Liens given to a public utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operations of Parent or any Subsidiary in the Ordinary Course of Business;

(aa)    operating leases of vehicles or equipment which are entered into in the Ordinary Course of Business;
(bb)    customary restrictions in any (i) license agreement with Parent or any Subsidiary as a licensee, including without limitation, with respect to the sale of inventory and (ii) services agreement with Parent or any Subsidiary as a customer with respect to software and cloud services;
(cc)    licenses, sublicenses, leases or subleases granted to others in the Ordinary Course of Business and which does not interfere in any material respect with the business of Parent and its Subsidiaries, taken as a whole;
(dd)    the rights reserved or vested in any Person (including any Governmental Authority) by the terms of any lease, sublease, license, or sublicense held by Parent or any of its Subsidiaries or by a statutory provision, to terminate any such lease, sublease, license, or sublicense, or to require annual or periodic payments as a condition to the continuance thereof;
(ee)    in connection with the sale or transfer of any assets in a transaction not prohibited hereunder, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
(ff)    Liens on earnest money deposits of cash or Cash Equivalents made in connection with any acquisition not prohibited hereunder;
(gg)    Liens in the nature of the right of setoff in favor of counterparties to contractual agreements not otherwise prohibited hereunder with Parent or any of its Subsidiaries in the Ordinary Course of Business;
(hh)    Liens in favor of counterparties to hedging or swap contracts permitted pursuant to clause (i) of the definition of “Permitted Indebtedness”;
(ii)    any customary encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar customary arrangement pursuant to any joint venture or similar agreement;
(jj)    Liens on cash and Cash Equivalents (and on the related escrow accounts or similar accounts, if any) required to be paid to the lessors (or lenders to such lessors) under leases or maintained in an escrow account or similar account pending application of such proceeds in accordance with the applicable lease;
(kk)    Liens encumbering deposits made to secure obligations arising from statutory or regulatory requirements of that Person or its Subsidiaries;
(ll)    any encumbrance or restriction (including put and call arrangements) with respect to the Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(mm)    Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(nn)    other Liens on Collateral or on assets that do not constitute Collateral, securing Indebtedness or obligations permitted to be incurred pursuant to Section 10.2; provided that any such Liens on Collateral shall be junior to the Liens securing the Initial Term Loans and subject to a Subordination Agreement reasonably satisfactory to the Required Lenders and Borrower; and
(oo)    Liens in favor of Eaton in connection with any partnership, joint venture, collaboration, co-development, co-manufacturing, or other similar arrangement with Eaton, including any Liens securing Indebtedness or other obligations permitted pursuant to clause (z) of the definition of “Permitted Indebtedness”, and any other Liens arising under, or granted to Eaton pursuant to, commercial, licensing, supply, manufacturing, development, or similar agreements entered into in connection therewith, so long as such Liens are limited to the assets, rights, or proceeds that are the subject of such arrangement or agreement, and do not, in the aggregate, materially impair the value of or Agent’s security interest in the Collateral.
For all purposes hereunder, (x) a Lien need not be incurred solely by reference to one category of Permitted Encumbrances described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Encumbrances, Borrower may, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition.
“Permitted Indebtedness” means:
(a)    Indebtedness existing on the Closing Date and described on Schedule 10.2 and any refinancings, renewals or extensions thereof which do not increase the principal amount thereof;
(b)    Indebtedness arising under this Agreement and the other Loan Documents;
(c)    [reserved];
(d)    Indebtedness of Parent or Borrower owing to any other Credit Party and of any Credit Party owing to Parent, Borrower or any other Subsidiary; provided that such Indebtedness is permitted under the definition of “Permitted Investments”;
(e)    Guarantees by Parent or Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of Parent, Borrower or any other Subsidiary; provided that such guarantees are permitted under the definition of “Permitted Investments” (other than clause (v) thereof);
(f)    Permitted Purchase Money Indebtedness;
(g)    the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;
(h)    Contingent Liabilities in respect of obligations of any Credit Party or any Subsidiary to the extent such obligations are permitted hereunder; provided that if such obligation is subordinated to the Obligations, such Contingent Liabilities shall be subordinated to the same extent;
(i)    hedging or swap contracts entered into not for speculative purposes;

(j)    to the extent constituting Indebtedness, obligations in respect of any cash management arrangement and obligations in respect of netting services, overdraft protections and other customary bank products, so long as such obligations are incurred in the Ordinary Course of Business;
(k)    Indebtedness in respect of letters of credit or bankers acceptances issued at the request of Borrower in the Ordinary Course of Business not to exceed $30,000,000 in the aggregate at any time;
(l)    Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements;
(m)    Indebtedness in respect of leases (other than Capital Leases), statutory obligations, property, casualty or liability insurance, surety, stay, customs, bid and appeal bonds, value added or other tax, performance bonds and performance and completion and return of money guaranties, government contracts and similar obligations incurred in the Ordinary Course of Business or pursuant to self-insurance and similar obligations and not in connection with the borrowing of money or the obtaining of advances or credit;
(n)    Indebtedness owed to any Person providing workers' compensation, health, disability or other employee benefits (including contractual and statutory benefits), pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the Ordinary Course of Business;
(o)    Indebtedness representing deferred compensation to employees, consultants or independent contractors of Parent or any Subsidiary incurred in the Ordinary Course of Business;
(p)    to the extent constituting Indebtedness, Permitted Investments;
(q)    Guarantees with respect to Indebtedness permitted hereunder;
(r)    Indebtedness of Parent or any Subsidiary that constitutes Subordinated Indebtedness, Indebtedness secured by a Lien on the Collateral on a junior basis to the Initial Term Loans or Indebtedness that is unsecured; provided that any Indebtedness incurred pursuant to this clause (r) (i) shall not require any scheduled amortization or other mandatory payments of principal prior to the Maturity Date (other than any customary mandatory prepayment or prepayment offer upon a change of control or asset sale), (ii) shall not require any payment of interest in cash prior to the Maturity Date; provided that (x) any such interest may be payable in-kind prior to the Maturity Date and (y) cash interest payments shall be permitted in an aggregate amount not to exceed $10,000,000 in any fiscal year, (iii) shall not mature prior to the Maturity Date or have a shorter Weighted Average Life to Maturity Date than the Initial Term Loans; provided that Extendable Bridge Loans/Interim Debt may have a maturity date earlier than the Maturity Date and a Weighted Average Life to Maturity shorter than the Initial Term Loans and (iv) at the time of incurrence thereof, no Event of Default shall have occurred and be continuing;
(s)    customer deposits and advance payments (including progress premiums) received from customers for goods or services purchased in the Ordinary Course of Business;
(t)    Indebtedness of any Person acquired by, or merged into or consolidated or amalgamated with, Parent or any Subsidiary after the Closing Date as part of a Permitted Investment, and any refinancings, renewals or extensions thereof which do not increase the principal amount thereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of, or in connection with, such Person becoming a Subsidiary and (ii) such Indebtedness is either subordinated in right of payment to the Obligations on subordination terms reasonably satisfactory to the Required Lenders and Borrower or otherwise permitted to be incurred pursuant to the definition of “Permitted Indebtedness”;
(u)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business or other cash management services in the Ordinary Course of Business;
(v)    Indebtedness arising from agreements of Parent or any Subsidiary providing for deferred purchase price for goods or services, earnouts, indemnification, adjustment of purchase price, seller notes or similar obligations, in each case, incurred or assumed in connection with the acquisition or Disposition of any business, assets or Person otherwise permitted by this Agreement;
(w)    Indebtedness and guarantees of Indebtedness under or in respect of the Existing Convertible Notes, and any refinancings, renewals or extensions thereof which do not increase the principal amount thereof, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, renewal or extension;
(x)     Indebtedness of Parent or any Subsidiary incurred in connection with (i) one or more revolving credit facilities and/or (ii) any Qualified Receivables Financing or Qualified Receivables Factoring, in each case that is non-recourse to any Credit Party (except for Standard Securitization Undertakings) other than (x) a Receivables Subsidiary or (y) a Person described in the definition of “Factoring Transaction”, in an aggregate principal amount not to exceed the lesser of (A) $75,000,000 and (B) 50% of the sum of the Working Capital Balance at any time outstanding, and any refinancing, renewal or extension thereof that does not increase the principal amount of such Indebtedness, except by an amount equal to any reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, renewal or extension;
(y)     Indebtedness of Parent or any Subsidiary secured by a Lien on the Collateral on a pari passu basis to the Initial Term Loans in an aggregate principal amount not to exceed $15,000,000 at any time outstanding; provided that such Indebtedness is subject to an intercreditor agreement reasonably acceptable to the Required Lenders and the Borrower;
(z)     Indebtedness of Parent or any Subsidiary in connection with any partnership, joint venture, collaboration, co-development, co-manufacturing, or other similar arrangement with Eaton on terms approved by the Board of Directors (or similar governing body) of Borrower or Parent by majority vote (acting in its reasonable discretion), and any refinancing, renewal, or extension thereof that does not increase the principal amount of such Indebtedness, except by an amount equal to any reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, renewal or extension.
For purposes of determining compliance with the definition of “Permitted Indebtedness” and Section 10.2, (i) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories set forth in the definition of “Permitted Indebtedness”, Borrower shall, in its sole discretion, at the time of incurrence or issuance, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with the definition of “Permitted Indebtedness”; provided that all Indebtedness under this Agreement incurred on or after the Closing Date shall be deemed to have been Incurred pursuant to clause (b) and all Guarantees of the foregoing will be deemed to have been Incurred pursuant to clause (b) and

Borrower shall not be permitted to reclassify all or any portion of Indebtedness Incurred pursuant to clause (b). Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of the definition of “Permitted Indebtedness” or Section 10.2. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with the definition of “Permitted Indebtedness”.
Notwithstanding the foregoing, any Indebtedness owed by a Credit Party to a Subsidiary that is not a Credit Party shall be permitted only to the extent subordinated to the Obligations on customary terms reasonably satisfactory to the Required Lenders.
“Permitted Investments” means:
(a)    (i) any Investment made by Parent in any Credit Party, (ii) any Investment made by Borrower or any Subsidiary in Borrower or any other Subsidiary that is a Credit Party and (iii) any Investment made by any Subsidiary that is not a Credit Party in any other Subsidiary that is not a Credit Party;
(b)    any Investment made by any Credit Party in any Subsidiary that is not a Credit Party; provided that the aggregate amount of such Investments shall not exceed $50,000,000 per fiscal year; provided further that no more than $10,000,000 shall be invested in any single non-Credit Party other than ChargePoint Technologies India Pvt. Ltd. in any fiscal year; provided further that the non-Credit Parties shall not have more than $25,000,000 in the aggregate of cash and Cash Equivalents, as of the last Business Day of any fiscal quarter;
(c)    Investments held in the form of cash or Cash Equivalents;
(d)    (i) Investments existing or made pursuant to binding commitments in effect on the Closing Date and described on Schedule 10.7, (ii) Investments acquired pursuant to, or held by a Person acquired in, a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition, and (iii) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;
(e)    Investments consisting of advances and extensions of credit in the nature of Accounts or notes receivable arising from the grant of trade credit or sale or lease of goods or services or the licensing of property in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss or received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the Ordinary Course of Business;
(f)    Contingent Liabilities permitted by Section 10.2;

(g)    Investments in the form of non-cash consideration received in connection with a Permitted Disposition;
(h)    to the extent constituting an Investment, the endorsement of negotiable instruments deposited or to be deposited for collection in the Ordinary Course of Business;
(i)    Investments resulting from pledges and deposits of cash made in the Ordinary Course of Business to secure obligations secured by Liens to the extent permitted by clauses (d), (e), (i), (k), (y), (hh), (jj) and (kk) of the definition of “Permitted Encumbrances”;
(j)    other Investments constituting Indebtedness solely to the extent permitted under the definition of “Permitted Indebtedness”;
(k)    advances made in connection with purchases of goods or services in the Ordinary Course of Business;
(l)    equity Investments by any Credit Party in any Subsidiary of such Credit Party which is required by any applicable Law to maintain a minimum net capital requirement or as may be otherwise required by applicable Law;
(m)    earnest money deposits made in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Permitted Investments;
(n)    Permitted Acquisitions;
(o)    Investments made using cash or Cash Equivalents by Parent or any Subsidiary in an aggregate amount not to exceed $25,000,000; provided that, with respect to any Investment made pursuant to this clause (o), Parent or such Subsidiary, as applicable, shall comply with its obligations under Sections 6, 8.2 and 8.15 with respect to any Person or assets acquired in connection with such Investment, to the extent and within the time periods required thereby, and subject to the Perfection Exceptions;
(p)    any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;
(q)    loans or advances to officers, directors, employees, managers, consultants and independent contractors of Parent and its Subsidiaries for business related travel, entertainment, relocation and analogous ordinary business purposes, in each case in the Ordinary Course of Business;
(r)     loans or advances to, or guarantees of Indebtedness of, officers, directors, employees, managers, consultants and independent contractors of Parent and its Subsidiaries in an aggregate amount not to exceed $1,000,000 per fiscal year;
(s)     Investments made by the Borrower or any Subsidiary in Parent to the extent permitted to be made as a Restricted Payment by Section 10.6;
(t)    Investments among Credit Parties and their Subsidiaries pursuant to any agreement or arrangement to provide ordinary course facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements;
(u)    Guarantees constituting Permitted Indebtedness (other than clause (e) of the definition of “Permitted Indebtedness”);
(v)    Investments consisting of the licensing, sublicensing or contribution of any Intellectual Property pursuant to joint marketing, collaboration or other similar arrangements with other Persons;
(w)    purchases or redemption of Parent’s or Borrower’s Equity Interests to the extent permitted by Section 10.6;
(x)     capital expenditures and Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of Intellectual Property in the ordinary course of business;
(y)    Investments representing all or a portion of the sales price for property sold to another Person;
(z)    any Investment made in lieu of payment of a Tax or in consideration of a reduction in Tax;
(aa)    to the extent constituting Investments, transactions permitted under Section 10.4; and
(bb)    Investments made using assets or Property (other than cash or Cash Equivalents), including by way of the transfer, contribution, or other disposition of assets or Property, by Parent or any Subsidiary in or to any joint venture, partnership, or other similar arrangement; provided that, notwithstanding anything to the contrary herein, with respect to any Investment made pursuant to this clause (cc), Parent or such Subsidiary, as applicable, shall not be required to comply with Sections 6, 8.2 or 8.15 with respect to any Person or assets acquired in connection with such Investment.
For purposes of this definition, the amount of any Investment shall be the amount actually invested without adjustment for subsequent increases or decreases in the value of such Investment, reduced by the amount of any repayment, interest, return, profit, distribution, income or similar amount in respect of such Investment which has actually been received in cash or Cash Equivalents or has been converted into cash or Cash Equivalents.
“Permitted Purchase Money Indebtedness” means, as of any date of determination, Funded Indebtedness (other than the Obligations, but including obligations under Capital Leases) incurred after the Closing Date and at the time of, or within 120 days after, the acquisition, construction or improvement of any fixed or capital assets for the purpose of financing all or any part of the acquisition, construction or improvement cost thereof, in an aggregate amount not to exceed $5,000,000 in the aggregate at any time outstanding; and any refinancings, renewals or extensions thereof which do not increase the principal amount thereof, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, renewal or extension.
“Permitted Tax Liens” means Liens for Taxes not yet delinquent and Liens for Taxes that are the subject of a Permitted Contest.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Government Authority or other entity.
“Pledge Agreements” mean those certain Pledge Agreements, and “Pledge Agreement” means each Pledge Agreement, executed by any Person in favor of Agent for the benefit of Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time, and each notice or acknowledgment delivered or executed in connection therewith.
“Prepayment Date” has the meaning given to such term in Section 3.3(d)(ii).
“Prepayment Date VWAP Price” means a price per share equal to the volume-weighted average price per share of the Common Stock for the thirty (30) consecutive trading days immediately preceding (but not including) the applicable Prepayment Date, as reported on NYSE (or such other national exchange on which the Common Stock is then listed).
“Prepayment Premium” means an amount equal to (i) the Make-Whole Amount if such repayment, prepayment, refinancing, replacement, or acceleration (other than any mandatory prepayment required by Section 3.3(d)) of any Initial Term Loans occurs on or prior to November 14, 2027 or (ii) the product obtained by multiplying the principal amount of any Initial Term Loan repaid, prepaid, refinanced, replaced, or accelerated (other than pursuant to any mandatory prepayment required by Section 3.3(d)) by the percentage determined in accordance with the following chart if such prepayment occurs after November 14, 2027:

Payment Date	Premium Amount
After November 14, 2027 and on or prior to November 14, 2028	2.00%
After November 14, 2028	0.00%

provided that, notwithstanding anything to the contrary in this Agreement, any repayment, prepayment, refinancing, or replacement of the Initial Term Loans that occurs solely in connection with a Change of Control, shall not require payment of the Make-Whole Amount or the amount set forth in the chart above and shall be subject to the amount as determined in accordance with the following chart:

Payment Date	Premium Amount
On or prior to November 14, 2027	3.00%
After November 14, 2027 and on or prior to November 14, 2028	2.00%
After November 14, 2028	0.00%

Any Prepayment Premium payable in accordance with this definition and Section 3.3 shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of any event triggering the early repayment or prepayment of the Loans and Borrower agrees that it is reasonable under the circumstances currently existing. The parties hereto acknowledge that the Prepayment Premium shall survive acceleration of the Obligations and/or the occurrence of any proceeding under any Debtor Relief Law, and shall automatically accrue to the principal amount of the Loans and shall constitute part of the Obligations for all purposes herein. If the Loans are accelerated for any reason pursuant to the terms herein, the Prepayment Premium shall be calculated as if the date of acceleration of the Loans was the date of prepayment of the Loans. BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY ACCELERATION. Borrower expressly agrees that: (A) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; (D) the Prepayment Premium shall also be payable in the event the Obligations are reinstated pursuant to Section 1124 of the Bankruptcy Code; (E) if the Prepayment Premium becomes due and payable pursuant to this Agreement, the Prepayment Premium shall be deemed to be principal of the Loans and Obligations under this Agreement and interest shall accrue on the full principal amount of the Loans (including the Prepayment Premium) from and after the applicable triggering event; (F) in the event that the Prepayment Premium is determined not to be due and payable by order of any court of competent jurisdiction, including, without limitation, by operation of the Bankruptcy Code, despite such a triggering event having occurred, the Prepayment Premium shall nonetheless constitute Obligations under this Agreement for all purposes hereunder; (G) the Prepayment Premium shall not constitute unmatured interest, a penalty or an otherwise unenforceable or invalid obligation; (H) Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (I) Borrower’s agreement to pay the Prepayment Premium is a material inducement to the Lenders to make the Loans to Borrower; and (J) the Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such event triggering payment of the Prepayment Premium.
“Private Side Lenders” means any Lender who, by written notice to the Administrative Agent, agrees to receive information with respect to the Borrower, any of its Subsidiaries or any of the securities of any of the foregoing that (a) is not publicly available, (b) is material with respect to the Borrower, any Subsidiary or any of the securities of any of the foregoing for purposes of United States federal and state securities laws and (c) constitutes information of a type that would not be made publicly available if the Borrower were a public reporting company (as reasonably determined by the Borrower).
“Pro Rata Percentage(s)” means, as to each Lender at any time, with respect to the outstanding Initial Term Loans at any time, a fraction (expressed as a percentage), the numerator of which is the principal amount of the outstanding Initial Term Loans held by such Lender at such time and the denominator of which is the aggregate outstanding principal amount of the Initial Term Loans held by all Lenders at such time.
“Proceeding” means any actual or threatened in writing civil, equitable or criminal proceeding, litigation, action, suit, claim, investigation (governmental or judicial or otherwise, including receipt of any civil investigative demand letter or subpoena), dispute indictment or prosecution, pleading, demand or the imposition of any fine or penalty or similar matter.
“Proceeds” has the meaning given to such term in the UCC, including all Casualty Proceeds.
“Promissory Notes” means the notes in the form of Exhibit D attached hereto, delivered by Borrower to a Lender to evidence the loans made by such Lender to Borrower pursuant to this Agreement.

“Property” means an interest of Parent or any Subsidiary in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchase Money Liens” means purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (a) such Lien attaches only to the asset financed by such Indebtedness and any additions, accessions, parts, attachments or improvements thereon or proceeds and products thereof and customary security; provided that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender deposits and related property, and (b) such Lien only secures Permitted Purchase Money Indebtedness.
“Qualified Cash” means, as of any date of determination, the amount of unrestricted (other than customary account agreements and restrictions in favor of Agent and Lenders) cash and Cash Equivalents of the Credit Parties; provided that following the date that is 90 days following the Closing Date, any such cash to be included as Qualified Cash must be maintained in deposit accounts in the name of a Credit Party as of such date, which deposit accounts are subject to standard control agreements in favor of the Agent in a form reasonably acceptable to the Agent and the Required Lenders.
“Qualified Receivables Factoring” means any Factoring Transaction that meets the following conditions:
(a)    such Factoring Transaction is non-recourse to, and does not obligate, Borrower or any Subsidiary, or their respective properties or assets (other than Receivables Assets) in any way other than pursuant to Standard Securitization Undertakings,
(b)    all sales, conveyances, assignments and/or contributions of Receivables Assets by Borrower or any Subsidiary are made at fair market value in the context of a Factoring Transaction (as determined in good faith by Borrower), and
(c)    such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) is on market terms at the time such Factoring Transaction is first entered into (as determined in good faith by Borrower) and may include Standard Securitization Undertakings.
The grant of a security interest in any accounts receivable of Borrower or any Subsidiary (other than a Receivables Subsidiary) to secure any Indebtedness issued in respect of a refinancing of the Initial Term Loans shall not be deemed a Qualified Receivables Factoring.
“Qualified Receivables Financing” means any Receivables Financing that meets the following conditions:
(a)    all sales, conveyances, assignments and/or contributions of Receivables Assets by Borrower or any Subsidiary to any Receivables Subsidiary are made at fair market value in the context of a Receivables Financing (as determined in good faith by Borrower), and
(b)    the financing terms, covenants, termination events and other provisions thereof shall be on market terms at the time such Receivables Financing is first entered into (as determined in good faith by Borrower) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of Borrower or any Subsidiary (other than a Receivables Subsidiary) to secure any Indebtedness issued in respect of a refinancing of the Initial Term Loans shall not be deemed a Qualified Receivables Financing.
“Receivables Assets” means accounts receivable, revenue stream or other right of payment owed to Borrower or any Subsidiary (in each case, whether now existing or arising in the future) that are, or are in the process of becoming, subject to a Qualified Receivables Financing or Qualified Receivables Factoring, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, revenue stream or other right of payment, all contracts and all guarantees or other payment support obligations (including, without limitation, letters of credit, promissory notes or trade credit insurance) in respect of such accounts receivable, revenue stream or other right of payment, proceeds of such accounts receivable, revenue stream or other right of payment and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse, asset securitization or factoring transactions involving accounts receivable, revenue stream or other right of payment and any swap contracts entered into by Borrower or any such Subsidiary in connection with such accounts receivable, revenue stream or other right of payment.
“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Subsidiary in connection with, any Receivables Financing or Factoring Transaction.
“Receivables Financing” means any transaction or series of transactions that may be entered into by Borrower or any of its Subsidiaries pursuant to which Borrower or any of its Subsidiaries may sell, contribute, convey, assign or otherwise transfer Receivables Assets to (a) a Receivables Subsidiary (in the case of a transfer by Borrower or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), which in either case, may include a backup or precautionary grant of security interest in such Receivables Assets so sold, contributed, conveyed, assigned or otherwise transferred.
“Receivables Repurchase Obligation” means (i) any obligation of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, or (ii) any right of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase defaulted receivables for the purposes of claiming sales tax bad debt relief.
“Receivables Subsidiary” means a wholly-owned Subsidiary of Borrower (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with Borrower and/or one or more of its Subsidiaries (including, a special purpose securitization vehicle (or similar entity)) in which Borrower or any Subsidiary of Borrower or a direct or indirect parent of Borrower makes an Investment (or which otherwise owes to Borrower or one of its Subsidiaries any deferral of part of the purchase price of the Receivables Assets for the purpose of credit enhancement given under the Qualified Receivables Financing) and to which Borrower or any Subsidiary of Borrower or a direct or indirect parent of Borrower sells, conveys, assigns or otherwise transfers Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred)) which engages in no activities other than in connection with the purchase, acquisition or financing of Receivables Assets of Borrower and its Subsidiaries or a direct or indirect parent of Borrower, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors (or other similar governing body) of Borrower as a Receivables Subsidiary, and:
(a)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Parent or any Subsidiary (other than a Receivables Subsidiary, excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Parent or any Subsidiary (other than a

Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of Parent or any Subsidiary (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,
(b)    with which none of Borrower nor any Subsidiary (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which Borrower reasonably believes to be no less favorable to Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Borrower, and
(c)    to which none of Borrower nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the board of directors (or other similar governing body) of Borrower shall be evidenced to Agent by filing with Agent a certified copy of the resolution of the board of directors (or other similar governing body) of Borrower giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions.
“Recipient” means Agent and any Lender.
“Register” has the meaning given to such term in Section 14.11(a)(v).
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Required Lenders” means those Lenders holding greater than fifty percent (50.0%) in the aggregate of the total outstanding principal amount of the Initial Term Loans; provided, that at any time there are two or more non-Defaulting Lenders that are not under common Control, “Required Lenders” must include at least two Lenders that are not under common Control. For purposes this definition, a Lender and its Approved Funds shall be considered under common Control. The Initial Term Loans of any Defaulting Lender shall be disregarded in determining Required Lenders.
“Requirements of Law” means, with respect to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, judgment, writ, injunction, decree, or other legal requirement or determination of an arbitrator or of a Government Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Restricted Payment” means: (a) to declare or pay any cash dividend or make any other cash payment or distribution, directly or indirectly, on account of Equity Interests issued by any Person or to the direct or indirect holders of Equity Interests issued by such Person in their capacity as such; (b) to purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value any Equity Interests issued by any Person or any claim respecting the purchase or sale of any Equity Interest in such Person; (c) to make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of any Person now or hereafter outstanding; (d) to make, or cause or suffer to permit any Person to make, any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Debt, any Indebtedness secured by a Lien on the Collateral on a junior basis to the Initial Term Loans or any

Indebtedness that is unsecured; and (e) to make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any earn out or similar obligations.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.
“Sanctions” means, collectively, any sanctions administered or enforced by OFAC, the U.S. Department of State, the UN Security Council, the European Union, Her Majesty's Treasury or other relevant sanctions authority.
“SEC” means the U.S. Securities and Exchange Commission or any governmental authority succeeding to any of its principal functions.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Senior Officer” means each of the Chief Financial Officer, Chief Executive Officer and Chief Operating Officer of any Credit Party.
“Short-Term Loan Prepayment” has the meaning given to such term in Section 3.3(d)(ii).
“Short-Term Loans” means Initial Term Loans in an aggregate amount equal to $30,000,000.
“Specified Assets” of any Person means the assets of such Person, net of intangible assets and goodwill, but including intellectual property and proprietary rights.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by Parent or any Subsidiary of Parent which Borrower has determined in good faith to be customary in a Factoring Transaction or Receivables Financing, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stock Election” has the meaning given to such term in Section 5.1.
“Stock Restriction Agreement” means that certain Stock Restriction and Voting Agreement in the form attached as Exhibit C to the Exchange Agreement.
“Stockholder Limit” has the meaning given to such term in Section 5.1.
“Subordinated Debt” means (a) with respect to Borrower, any Indebtedness of Borrower which is by its terms expressly subordinated in right of payment to the Obligations and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its Guarantee of the Obligations, in each case pursuant to a Subordination Agreement.
“Subordination Agreement(s)” means an intercreditor and/or subordination agreement in form and substance reasonably satisfactory to the Required Lenders and the Agent in their sole discretion by and among one or more of the Credit Parties, a subordinating creditor and Agent, on behalf of Lenders, pursuant to which Subordinated Debt, Indebtedness secured by a Lien on the Collateral on a junior basis to the Initial Term Loans or Indebtedness that is unsecured, if any, are subordinated to the prior payment and satisfaction of the Obligations and the Liens securing such Subordinated Debt, if any, granted by any Credit Party to such subordinated creditor are subordinated to the Liens created hereunder and under any other Loan Document.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such capital stock whether by proxy, agreement, operation of law or otherwise and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of Parent.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Government Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the date that (i) all Obligations have been Paid in Full and (ii) no Commitment or other obligation of any Lender to provide funds to Borrower pursuant to this Agreement remains outstanding.
“Total Revenues” means, as of any date of determination, the gross revenues of Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent income statement of Parent delivered pursuant to Section 8.8(a) or (b).
“Total Specified Assets” means, as of any date of determination, the total Specified Assets of Parent and its Subsidiaries, on a consolidated basis in accordance with GAAP, as determined based on the most recent balance sheet of Parent delivered pursuant to Section 8.8(a) or (b).
“Trademarks” means all of the Credit Parties' present and hereafter acquired trademarks, trademark registrations, recordings, applications, trade names, trade styles, corporate names, business names, service marks, logos and any other designs or sources of business identities, prints and labels (on which any of the foregoing may appear), all reissues and renewals thereof, all licenses thereof, all other general intangible, intellectual property and other rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all income, royalties and other Proceeds of any of the foregoing.
“Transactions” means (i) the execution, delivery and performance by the Credit Parties of this Agreement and the other Loan Documents, the borrowing of the Initial Term Loan on the Closing Date, and the use of the proceeds thereof, (ii) the consummation of the Exchange (as defined in the Exchange Agreement) and the other transactions contemplated under the Exchange Agreement, (iii) the termination and cancellation in full of all existing Indebtedness of the Credit Parties and their Subsidiaries contemplated by Section 4.1(j), and (iv) the payment of fees and expenses in connection with the transactions contemplated by clauses (i) through (iii).
“Transfer Agent” means Continental Stock Transfer & Trust Company and any successor transfer agent of the Borrower.
“Treasury Rate” means, as of the date of any repayment, prepayment, refinancing, replacement or acceleration of the Initial Term Loans, the rate per annum equal to the yield to maturity at the time of computation of the United States Treasury securities with a constant maturity as compiled and published in the most recent Federal Reserve Statistical Release H 15 (519) that has become publicly available at least two (2) Business Days prior to such time (or, if such statistical release is no longer published, any publicly available source of similar market data) most nearly equal to the period from such date to the twenty four (24) month anniversary of the Closing Date; provided, however, that if the period from such date to the twenty four (24) month anniversary of the Closing Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“UCC” means the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.6(f)(ii)(C).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, by (ii) the number of years (calculated to the nearest one- twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Withholding Agent” means Borrower and Agent.
“Working Capital Balance” means, as of any date of determination, the sum of the consolidated cash and consolidated accounts receivable balances of Parent and its Subsidiaries, determined as of the most recently ended fiscal quarter for which financial statements have been (or are required to be) delivered pursuant to Section 8.8(a) or (b).
1.2.    Terms Generally; Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including,” when used in any Loan Document, shall be deemed to be followed by the phrase “without limitation.” The word “will,” when used in any Loan Document, shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) the following terms are used herein as defined in Article 9 of the UCC: Certificated Security, Chattel Paper, Documents, Electronic Chattel Paper, Instruments, Letter of Credit Rights, Payment Intangibles and Supporting Obligations, and (g) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations (including the phrase “Paid in Full,” “Payment in Full” or “Payable in Full”) means (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any Prepayment Premium applicable to the repayment of the Loans, (ii) all Out-of-Pocket Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) the payment or repayment in full in immediately available funds of all other outstanding Obligations other than unasserted contingent indemnification and reimbursement Obligations and (c) the termination of all of the Commitments of Lenders.
1.3.    Accounting Terms; GAAP. Notwithstanding any other provision contained herein or any other Loan Document, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any subsidiary of any Credit Party at “fair value,” as defined therein. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a consistent basis. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrower or Required Lenders shall so request, Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders); provided, however, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to Agent and Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding (a) any other provision contained herein or any other Loan Document and (b) the effectiveness of any changes in GAAP from time to time (including, without limitation, prior to the Closing Date), any lease that would have been characterized as an operating lease under GAAP prior to the effectiveness of ASC 842 shall not constitute a Capital Lease under this Agreement or any other Loan Document, unless otherwise agreed to in writing by Borrower and Agent. All amounts used for purposes of financial calculations required to be made herein shall be without duplication.
1.4.    Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty, or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
1.5.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 2.

[Reserved]
SECTION 3.

Initial Term Loan
3.1.    Promissory Notes Evidencing Initial Term Loan. If any Lender elects to evidence any Initial Term Loan with a Promissory Note, Borrower agrees to execute and deliver to such Lender a Promissory Note to evidence the Pro Rata Percentage of such Initial Term Loan to be extended to Borrower by such Lender.
3.2.    Funding of Initial Term Loan3.3.    . Upon the satisfaction or waiver of the conditions set forth in Section 4.1, each Lender (severally and not jointly) agrees to advance (or be deemed to have advanced) to Borrower an Initial Term Loan in the amount of such Lender's Initial Term Loan Commitment.
3.3.    Repayment and Prepayment of Initial Term Loans.
(a)    Repayment of Initial Term Loans. Borrower shall repay the outstanding principal amount of (i) the Initial Term Loans (other than the Short-Term Loans) in full on the Maturity Date to the extent not previously repaid and (ii) the Short-Term Loans in full in accordance with Section 3.3(d)(ii). Any portion of the Initial Term Loan which is repaid or prepaid by Borrower, in whole or in part, may not be reborrowed.
(b)    Repayment Upon Termination; Prepayment Premium. In the event this Agreement is terminated in accordance with its respective terms by Agent, Required Lenders or any Credit Party for any reason whatsoever, or upon acceleration of the Obligations in accordance with the terms of this Agreement, all Obligations, including all Initial Term Loans and all accrued interest thereon, as well as any Prepayment Premium (such Prepayment Premium, for the avoidance of doubt, and without limitations, being due and payable upon acceleration of the Obligations, including acceleration following an Event of Default and including acceleration pursuant to Section 11.2) with respect to the outstanding Initial Term Loan balance, in each case in existence immediately prior to such termination or such acceleration, shall be due and Payable in Full on the effective date of such termination or such acceleration, as the case may be.
(c)    Optional Prepayments; Prepayment Premium. Borrower may from time to time, on at least three (3) Business Days' prior delivery to Agent of written notice, prepay the Initial Term Loan at any time, in part or, subject to the terms and provisions of Section 3.3(b), in whole; provided that (i) any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $25,000 (other than in the case of a prepayment in full of the Initial Term Loan), (ii) on the date of any such prepayment, there shall be due and payable (x) accrued interest on the principal so prepaid to the date of such prepayment, and (y) a Prepayment Premium (if any) with respect to the amount of the Initial Term Loan (other than the Short-Term Loans) prepaid.

(d)    Mandatory Prepayments.
(i)    Dispositions. Except as set forth below, Borrower shall prepay the Initial Term Loans as hereinafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds received by Parent or any Subsidiary from any Disposition made pursuant to clause (l) of the definition of “Permitted Dispositions” within fifteen (15) Business Days of receipt thereof (each such prepayment to be applied as set forth in Section 3.3(e)). Notwithstanding the foregoing: (1)  Borrower shall not be obligated to prepay the Initial Term Loans pursuant to this Section 3.3(d)(i) until the aggregate amount of Net Cash Proceeds from all Dispositions made pursuant to clause (l) of the definition of “Permitted Dispositions” to the extent not previously applied to prepay the Initial Term Loans exceeds $25,000,000, and thereafter only the amount of such Net Cash Proceeds in excess of $25,000,000 shall be required to be applied as a prepayment in accordance with Section 3.3(e); and (2) Borrower may use a portion of the Net Cash Proceeds received from such Disposition to prepay or repurchase any other Indebtedness that is pari passu in right of payment and security with the Initial Term Loans to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Disposition, to the extent not deducted in the calculation of Net Cash Proceeds, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars) and the denominator of which is the aggregate outstanding principal amount of Initial Term Loans and such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars); provided, that if any creditor in respect of such other Indebtedness that is pari passu in right of payment and security with the Initial Term Loans declines, waives, or otherwise fails to accept its pro rata share of Net Cash Proceeds received from any Disposition, then the portion of such Net Cash Proceeds shall instead be applied to the prepayment of the then outstanding Initial Term Loans. Notwithstanding anything to the contrary herein, no Prepayment Premium (if any) shall be payable with respect to any portion of the Initial Term Loans prepaid pursuant to this Section 3.3(d)(i). The Borrower shall provide the Agent three (3) Business Days' prior written notice of any mandatory prepayment due under Section 3.3(d)(i) and specifying the amount of such prepayment.
(ii)    Short-Term Loans. Borrower shall prepay the outstanding principal amount of the Short-Term Loans as hereinafter provided in two installments representative of equal principal amounts (each such installment, a “Short-Term Loan Prepayment”) on November 24, 2025 and February 16, 2026 (each such date, a “Prepayment Date”). The cash amount payable on each such Short-Term Loan Prepayment shall be an amount equal to (a) if the Prepayment Date VWAP Price is greater than or equal to the Floor VWAP Price, $15,000,000 and (b) if the Prepayment Date VWAP Price is less than the Floor VWAP Price, the product of (i) the quotient of the Prepayment Date VWAP Price divided by the Floor VWAP Price, multiplied by (ii) $15,000,000 (such amount, in each case, to be equitably adjusted to reflect any stock split, reverse stock split, stock dividend, combination, reclassification or similar transaction affecting the Common Stock occurring after the determination of the applicable VWAP and prior to the corresponding Prepayment Date). Notwithstanding the foregoing, (a) if the cash amount payable in respect of any Short-Term Loan Prepayment determined in accordance with this Section 3.3(d)(b) is less than $15,000,000, the Lenders agree that the corresponding $15,000,000 principal installment shall be deemed prepaid in full upon payment of such lesser amount and (b) no Prepayment Premium (if any) shall be payable with respect to any portion of the Short-Term

Loans prepaid pursuant to this Section 3.3(d)(ii). On each such Prepayment Date, the Borrower shall provide the Agent (for distribution to the Lenders) with its calculation of the foregoing amount of each Short-Term Prepayment, including reasonable detail of the Prepayment Date VWAP Price and related calculations as a result thereof.
(e)    Application of Prepayments. Each payment pursuant to Section 3.3(c) shall be applied to the outstanding principal amount of the Initial Term Loan as directed by Borrower. Each prepayment pursuant to Section 3.3(d)(i) shall be applied to the outstanding principal amount of the Initial Term Loan (other than the Short-Term Loans) until Paid in Full. Each prepayment pursuant to Section 3.3(d)(ii) shall be applied to the outstanding principal amount of the Short-Term Loans in accordance with Section 3.3(d)(ii).
SECTION 4.

Conditions Precedent
4.1.    Conditions Precedent to Initial Funding. Subject to Section 4.2, the obligations of Agent and Lenders to consummate the Transactions and for the Lenders to make the Initial Term Loans are subject to the reasonable satisfaction (or waiver in accordance with Section 14.15) of the following conditions precedent:
(a)    Loan Documents. Agent (or its counsel) and Lenders (or their counsel) shall have received (i) from each party hereto a counterpart of this Agreement signed on behalf of such party and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as Agent or the Required Lenders shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any original promissory notes requested by a Lender pursuant to Section 3.1 payable to each such requesting Lender.
(b)    Lien Searches. Agent and Lenders shall have received tax lien, judgment lien and UCC searches from all jurisdictions reasonably required by the Required Lenders, and such searches shall verify that Agent, for its benefit and the benefit of the Lenders, will have, upon the repayment of the Indebtedness described in Section 4.1(j) below, a first priority security interest in the Collateral, subject to Permitted Encumbrances.
(c)    Intellectual Property. Agent and Lenders shall have received searches of ownership of Intellectual Property in the appropriate United States governmental offices and such patent/trademark/copyright filings, including Intellectual Property security agreements, as requested by the Required Lenders in order to perfect Agent's security interest in the Intellectual Property.
(d)    UCC Filings. All UCC financing statements and similar documents required to be filed in order to create in favor of Agent, for its benefit and the benefit of the Lenders, a first priority perfected security interest in the Collateral (to the extent that such a security interest may be perfected by a filing under the UCC or applicable Law), subject to Permitted Encumbrances and the Perfection Exceptions, shall have been properly filed in each office in each jurisdiction reasonably required and Agent shall have received evidence that all necessary filing fees, taxes and other expenses related to such filings have been paid in full.
(e)    Resolutions. Agent and Lenders shall have received a copy of resolutions of the governing body of each Credit Party authorizing the execution, delivery and performance of the Loan Documents to be executed by each Credit Party, certified by an authorized representative of each such

Credit Party as of the date hereof, together with a certificate of such Secretary or Assistant Secretary (or other Authorized Person) as to the incumbency and signature of the officer(s) executing the Loan Documents on behalf of each Credit Party.
(f)    Organizational Documents. Agent and Lenders shall have received a copy of the formation documents (or foreign equivalent) of each Credit Party, certified by the applicable authority in each Credit Party's jurisdiction of formation, and copies of the other Organizational Documents as amended through the date hereof of each Credit Party, certified by an authorized representative of such Credit Party.
(g)    Officer's Certificate. Agent and Lenders shall have received an executed certificate of an Authorized Person of Borrower, reasonably satisfactory in form and substance to Agent and the Required Lenders, certifying that as of the Closing Date (i) the representations and warranties contained herein are true and correct in all material respects (except that (x) such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and (y) any representations and warranties that specifically refer to an earlier date shall be true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred.
(h)    Financial Statements; Other Information. Agent and Lenders shall have received such reports, certifications, and other operational information required to be delivered under this Agreement or otherwise reasonably required by the Required Lenders.
(i)    Opinions. Agent and Lenders shall have received a written opinion (addressed to Agent and Lenders and dated the Closing Date) of counsel and any applicable local counsel for the Credit Parties, in form and substance reasonably acceptable to Agent and the Required Lenders.
(j)    Payoff Letters; Releases. Agent and Lenders shall have received payoff letters relating to the termination and cancellation in full of all existing Indebtedness of the Credit Parties and their Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 10.2) and releases from all Persons, if any, having a security interest or other interest in the Collateral (excluding Permitted Encumbrances), together with all UCC-3 terminations or partial releases necessary to terminate each such Person's interest (other than Permitted Encumbrances) in the Collateral, in each case under this clause (j) in form and substance reasonably satisfactory to the Required Lenders.
(k)    Fees; Expenses. Agent and Lenders shall have received payment in full of all fees and expenses payable to it by Borrower or any other Person required pursuant to Section 5.4 (to the extent invoiced at least one (1) Business Day (or such later time as agreed by Borrower) prior to the Closing Date) on or before disbursement of the Initial Term Loans hereunder.
(l)    Exchange. The Exchange shall have been consummated or, substantially concurrently with the initial borrowing under this Agreement, shall be consummated, in all material respects in accordance with the terms of the Exchange Agreement.
(m)    Solvency. Agent and Lenders shall have received a solvency certificate executed by the Chief Financial Officer or other officer with a similar title of Borrower substantially in the form attached hereto as Exhibit H.
(n)    PATRIOT Act; Beneficial Ownership Certification. Parent and Borrower shall have provided the documentation and other information reasonably requested in writing at least ten

(10) Business Days prior to the Closing Date by Agent or any Lender as it reasonably determines is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, a duly executed W-9 tax form (or such other applicable IRS tax form), and a Beneficial Ownership Certification in relation to Borrower and each Guarantor, in each case at least three (3) Business Days prior to the Closing Date (or such shorter period as Agent and the Lenders shall otherwise agree).
(o)    Borrowing Request. The Borrower shall have delivered to the Agent and the Lenders a borrowing request reflecting the borrowing of the Initial Term Loans.
Upon the execution of this Agreement and the initial disbursement (or deemed disbursement) of the initial loans hereunder, all of the above conditions precedent shall have been deemed satisfied or waived, except as Borrower and Agent shall otherwise agree in a separate writing.
4.2.    Post-Closing Requirements. Borrower shall complete each of the post-closing obligations and/or provide to Agent each of the documents, instruments, agreements and information listed on Schedule 4.2 attached hereto on or before the date set forth for each such item thereon or such later date as Agent may agree in writing in its reasonable discretion (unless otherwise objected to by the Required Lenders), each of which shall be completed or provided in form and substance reasonably satisfactory to Agent and the Required Lenders~~.~~; provided that, notwithstanding anything to the contrary set forth in Schedule 4.2, the deadline for item 3 thereof shall be fifteen (15) days after the Amendment No. 1 Effective Date or such later date as Agent may agree in writing in its reasonable discretion (unless otherwise objected to by the Required Lenders), which shall be completed or provided in form and substance reasonably satisfactory to Agent and the Required Lenders.
SECTION 5.

Interest, Fees and Expenses.
5.1.    Interest on Loans. From and following the Closing Date, (i) the outstanding Loans (other than the Short-Term Loans) shall bear interest at the Applicable Rate and (ii) the outstanding Short-Term Loans shall not bear interest at any rate or in any form. Interest on the Loans (other than the Short-Term Loans) shall be paid in cash in arrears on each Interest Payment Date and on the maturity of such Loans, whether by acceleration or otherwise; provided that, for any Interest Payment Date occurring on or prior to November 14, 2026, Borrower may elect (each such election, a “Stock Election”), in its sole discretion, upon written notice to Agent at least six (6) Business Days prior to the applicable Interest Payment Date, to pay all or a portion of such interest in shares of Common Stock (the “Interest Shares”). Upon receipt of such written notice from the Borrower, Agent shall promptly provide a copy of such written notice to the Lenders. If a Stock Election is made, each Lender shall subscribe for, and Parent shall issue, Interest Shares in an amount equal to the quotient of (i) the amount of interest in respect of such interest period otherwise payable in cash and (ii) a price per share equal to the volume-weighted average price per share of the Common Stock for the thirty (30) consecutive trading days immediately preceding (but not including) the applicable Interest Payment Date, as reported on NYSE (or such other national exchange on which the Common Stock is then listed). On each such Interest Payment Date of which a Stock Election has been made, the Borrower shall provide the Agent (for distribution to the Lenders) with its calculation of the foregoing amount of Interest Shares, including reasonable detail and related calculations as a result thereof. Notwithstanding anything in this Agreement to the contrary, (i) the Default Rate of Interest, if applicable, shall at all times be payable on demand, in cash and (ii) the total number of Interest Shares issued to, and subscribed for by, the Lenders pursuant to this Section 5.1, combined with the Warrant Shares (as defined in the Exchange Agreement) issued pursuant to the

Exchange Agreement, shall not exceed 19.99% of the number of shares of Common Stock issued and outstanding on the date of execution of the Exchange Agreement (the “Stockholder Limit”), and no Stock Election shall be permitted to the extent such Stock Election shall cause the Stockholder Limit to be exceeded, unless Borrower or Parent has first obtained the required stockholder approval of the issuance of more than such number of shares pursuant to the stockholder approval rules of the NYSE, including Section 312.03 of the NYSE Listed Company Manual. Borrower or Parent shall cause the Interest Shares to be credited to book-entry accounts maintained by the Transfer Agent, registered in the name of each Lender or in such nominee name(s) as designated by a Lender in accordance with instructions provided by such Lender at least five (5) Business Days prior to the applicable Interest Payment Date; provided that, for the avoidance of doubt, following a Stock Election, the Borrower or Parent crediting the Interest Shares to the book-entry accounts maintained by the Transfer Agent after the Interest Payment Date shall not constitute a Default or Event of Default under Section 11.1(a) in respect of any payment to be made on such Interest Payment Date. By receiving Interest Shares, the Lender acknowledges and agrees that the Interest Shares are “Shares” for purposes of the Stock Restriction Agreement. In the event that the Borrower has chosen a Stock Election, then on each applicable Interest Payment Date, the Borrower and Lenders shall provide to the Agent written evidence of the issuance and transfer of the Interest Shares to the Lenders and confirm in writing that the interest that would have been due and payable on such applicable Interest Payment has been deemed paid through the issuance of the Interest Shares. Upon receipt of such confirmation, then the Agent will update the Register to reflect a cashless payment of interest on such applicable Interest Payment Date. Notwithstanding the foregoing, the Borrower and Lenders agree that the Agent shall not (i) be involved in the issuance or transfer of the Interest Shares to the Lenders; and (ii) responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Stock Election, Interest Shares and the Stockholder Limit. Interest on all other Obligations (other than the Short-Term Loans) shall be payable upon demand.
5.2.    Default Interest Rate. Upon the occurrence and during the continuation of an Event of Default (other than under Section 11.1(h)), all Obligations may, at the election of Agent (at the written direction of the Required Lenders) or Required Lenders (with written notice of such election to the Agent), bear interest (since the date of the occurrence of such Event of Default) at the Default Rate of Interest until such Event of Default is waived in writing by Agent and Required Lenders, and upon the occurrence of an Event of Default under Section 11.1(h), all Obligations shall automatically bear interest (since the date of the occurrence of such Event of Default) at the Default Rate of Interest until such Event of Default is waived in writing by Agent and Required Lenders. Interest accruing at the Default Rate of Interest shall be payable upon demand.
5.3.    Computation of Interest and Related Fees. All interest and fees under each Loan Document shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.  The date of funding of a Loan and the date of repayment of a Loan (including, without limitation, the Maturity Date) shall be included in the calculation of interest; provided, however, that if a Loan is repaid on the same day that it is made, one (1) day’s interest shall be charged.
5.4.    Fees; Out-of-Pocket Expenses.
(a)    Fees. The Borrower agrees to pay to the Agent such other fees in the amounts and at the times separately agreed upon under the Agent Fee Letter.
(b)    Out-Of-Pocket Expenses. The Credit Parties, jointly and severally, agree to reimburse Agent and the Lenders for all Out-of-Pocket Expenses charged to, incurred or paid by Agent and the Lenders. The agreements in this Section 5.4(b) shall survive the termination of this Agreement and the other Loan Documents, the repayment of the Loans and the Obligations and the resignation of the Agent.

5.5.    Capital Adequacy; Increased Costs Generally.
(a)    In the event that any Lender, subsequent to the Closing Date, determines in the exercise of its reasonable business judgment that any Change in Law affecting such Lender or any lending office of such Lender regarding capital or liquidity requirements has or would have the effect of materially reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder to a level materially below that which such Lender could have achieved but for such change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy) by an amount deemed material by such Lender in the exercise of its reasonable business judgment, Borrower agrees to pay to such Lender, no later than five (5) Business Days following demand by such Lender, such additional amount or amounts as will compensate such Lender for such material reduction in rate of return. In determining such amount or amounts, such Lender may use any reasonable averaging or attribution methods. The protection of this Section 5.5(a) shall be available to any Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable Law, regulation or condition. A certificate of a Lender setting forth such amount or amounts as shall be necessary to compensate such Lender with respect to this Section 5.5(a) and the calculation thereof, when delivered to Borrower, shall be conclusive and binding on Borrower absent manifest error. In the event a Lender exercises its rights pursuant to this Section 5.5(a), and subsequent thereto determines that the amounts paid by Borrower exceeded the amount which such Lender actually required to compensate such Lender for any material reduction in rate of return on its capital, such excess shall be returned to Borrower by such Lender. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.5 shall not constitute a waiver of such Lender's right to demand such compensation.
(b)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)    subject Agent or any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation in any such Loan;
and the result of any of the foregoing shall be to materially increase the cost to Agent or such Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by Agent or such Lender hereunder (whether of principal, interest or any other amount) then, upon request of Agent or such Lender, Borrower will pay to Agent or such Lender, as the case may be, such additional amount or amounts as will compensate Agent or such Lender, as the case may be, for such material additional costs incurred or reduction suffered.
(c)    Borrower shall not be required to compensate Agent or any Lender pursuant to this Section 5.5 for any increased costs incurred or reductions suffered more than 270 days prior to the date that Agent or such Lender, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of Agent’s or such Lender’s intention to claim compensation therefor

(except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof).
5.6.    Taxes.
For the purposes of this Section 5.6, the term “Applicable Law” includes FATCA.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Credit Parties under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Government Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Credit Parties shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by Borrower. Borrower shall timely pay (or cause to be paid) to the relevant Government Authority in accordance with applicable Law.
(c)    Indemnification by Borrower. Borrower shall indemnify Agent and each Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Agent or such Lender, as the case may be, or required to be withheld or deducted from a payment to Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or by Agent, on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.11(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this paragraph (d).
(e)    Evidence of Payments. As soon as practicable after any payment of any Taxes by Borrower to a Government Authority, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Government Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent and the Required Lenders.
(f)    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement shall deliver to Borrower (with a copy to Agent), at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (f)(i), (ii) and (iv) of this Section) shall not be required if in the applicable Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing:
(i)    any Lender that is a U.S. Person shall deliver to Borrower and Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), duly completed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax,
(ii)    any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:
(A)    in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)    executed copies of Internal Revenue Service Form W-8ECI;
(C)    in the case of a Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of section 871(h)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance

Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E; or
(D)    to the extent a Lender is not the beneficial owner, executed copies of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W 8BEN-E, a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(iii)    any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable Law that is requested by Borrower as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower to determine the withholding or deduction required to be made;
(iv)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by Law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and
(v)    upon written request by the Borrower, the Agent, and any successor or supplemental Agent, shall deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower) properly completed and duly executed copies of IRS Form W-9.
Each Lender and Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent (as applicable) in writing of its legal inability to do so.

(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Government Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Government Authority) in the event that such indemnified party is required to repay such refund to such Government Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. The obligations of the Credit Parties and the Lenders under Section 5.6 shall survive the termination of this Agreement and the other Loan Documents, the repayment of the Loans and the Obligations and the resignation of the Agent.
5.7.    Obligations Absolute. Except as otherwise provided in this Section 5, all payments by any Credit Party of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, and shall be absolute and unconditional, without defense, rescission, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Agent, for the account of Lenders, not later than 2:00 p.m. (Eastern Time) on the date due.
5.8.    Mitigation Obligations. If any Lender requests compensation under Section 5.5, or if any Credit Party is required to pay any additional amount to any Lender or any Government Authority for the account of any Lender pursuant to Section 5.6, then, upon the written request of Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder (subject to the provisions of Section 14.11) to another of its offices, branches or Affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to any such Section, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (as determined in its sole discretion). Upon such designation or assignment, the Lender shall provide written notice to the Agent of such Lender’s new lending office. Without limitation of the provisions of Section 11.5, Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with any such designation or assignment.
SECTION 6.

Collateral
6.1.    Grant of Security Interests. As security for the performance and prompt payment in full in cash of all Obligations, each Domestic Credit Party hereby pledges and grants to Agent, for its benefit and for the benefit of Lenders, a first-priority (except for the Permitted Encumbrances) continuing general Lien upon, and security interest in, all of the following now owned and hereafter acquired

Property in which such Domestic Credit Party has rights or the power to transfer rights (collectively, the “Collateral”):
(a)    all Accounts, accounts receivable, notes receivable, contract rights, chattel paper (including electronic chattel paper), documents (including Documents of Title), instruments and letters of credit;
(b)    all Goods;
(c)    all Inventory;
(d)    all General Intangibles (including Payment Intangibles and Software, patents, trademarks, tradestyles, copyrights, and all other intellectual property rights, including all applications, registration, and licenses therefor, and all goodwill of the business connected therewith or represented thereby);
(e)    all Equipment (including all software, whether or not the same constitutes embedded software, used in the operation thereof);
(f)    all Deposit Accounts, securities accounts, investment accounts, commercial paper, investment securities, and certificates of deposit, of every nature, wherever located, and all funds received thereby, deposited therein or associated therewith and all documents and records associated therewith, and all supporting obligations and letter of credit rights;
(g)    all Investment Property (including certificated and uncertificated Securities, Securities Accounts, Security Entitlements, Commodity Accounts, and Commodity Contracts, as each such term is defined in the UCC);
(h)    all Commercial Tort Claims;
(i)    Monies, personal Property, and interests in personal Property of such Domestic Credit Party of any kind or description now held by Agent or at any time hereafter transferred or delivered to, or coming into the possession, custody, or control of, Agent, or any agent or affiliate of Agent, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;
(j)    supporting evidence and documents relating to any of the above described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of such Domestic Credit Party to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained;
(k)    all books and records evidencing or relating to or associated with any of the foregoing and any and all claims, rights and interests in any of the above;
(l)    all information and data compiled or derived by such Domestic Credit Party with respect to any of the foregoing;

(m)    all other personal Property of such Domestic Credit Party not described above whether now existing or hereafter acquired;
(n)    accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and
(o)    the collections and Proceeds, whether cash or non-cash, of all of the foregoing (including, without limitation, any adequate protection payments);
provided that, notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, (x) the term “Collateral” shall not include, and a security interest is not granted in, any Excluded Assets (except to the extent otherwise set forth in the definition thereof) and (y) no Domestic Credit Party shall be required to take any action to vest in Agent (or in any representative of Agent designated by it), valid and subsisting Liens on the Collateral to the extent in contravention of the Perfection Exceptions.
6.2.    Extent of Security Interests. The security interest granted hereunder shall extend and attach to all Collateral which is presently in existence or hereafter acquired and which is owned by any Domestic Credit Party or in which any Domestic Credit Party has any interest, whether held by such Domestic Credit Party or by others for such Domestic Credit Party's account, and wherever located, and, if any Collateral is Equipment, whether such Domestic Credit Party's interest in such Equipment is as owner, lessee or conditional vendee.
6.3.    Limited License. Regardless of whether Agent's security interests in any of the General Intangibles has attached or is perfected, each Domestic Credit Party hereby irrevocably grants to Agent, for its benefit and for the benefit of Lenders, a royalty-free, nonexclusive license to use such Domestic Credit Party's Trademarks, Copyrights, Patents and other proprietary and intellectual property rights, in connection with the advertisement for sale, and the sale or other disposition of, any Collateral by, or on behalf of, Agent in accordance with the provisions of this Agreement.
6.4.    Representations, Covenants and Agreements Regarding Collateral Generally.
(a)    Representations and Warranties. The Domestic Credit Parties represent and warrant to Agent and Lenders that except for the Permitted Encumbrances and subject to the Perfection Exceptions, (i) upon the filing of UCC financing statements covering the Collateral in all required jurisdictions, this Agreement creates a valid, perfected, first-priority security interest in all Collateral of the Domestic Credit Parties as to which perfection may be achieved by filing of a UCC financing statement, (ii) Agent's security interests in the Collateral constitute, and will at all times constitute, first-priority Liens on the Collateral, and (iii) each Domestic Credit Party is, or will be at the time additional Collateral is acquired by such Domestic Credit Party, the absolute owner of such additional Collateral with full right to pledge, sell, transfer and create a security interest therein, free and clear of any and all claims or Liens.
(b)    Covenants Generally. The Domestic Credit Parties, at their expense, (i) agree to forever warrant and defend the Collateral from any and all claims and demands of any other Person, other than holders of Permitted Encumbrances; (ii) shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 6.4(a) and shall defend such security interest against the claims and demands of all Persons whomsoever; and (iii) shall furnish to Agent and Lenders from time to time statements and schedules further identifying and describing the assets and property of each Domestic Credit Party and such other reports in connection therewith as Agent (including as directed by the Required Lenders) may reasonably request, all in reasonable detail. At any time and from time to time, subject to the Perfection Exceptions, upon the written request of Agent (including as directed by the Required Lenders), and at the sole expense of Borrower, each Domestic Credit Party will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as Agent or the Required Lenders may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (I) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (II) in the case of Investment Property, Electronic Chattel Paper and any other relevant Collateral, taking any actions necessary to enable Agent to obtain “control” (within the meaning of the UCC) with respect thereto, in each case pursuant to documents in form and substance reasonably satisfactory to Agent and the Required Lenders.
(c)    Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral in excess of $2,000,000 shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be delivered to Agent, duly indorsed in a manner reasonably satisfactory to Agent and the Required Lenders, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Domestic Credit Party shall cause Agent to have control thereof within the meaning set forth in Section 9-105 of the UCC.
(d)    Accounts. Other than in the ordinary course of business consistent with its past practice or in amounts which are not material to such Domestic Credit Party, no Domestic Credit Party will (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.
(e)    General Intangibles. Each Domestic Credit Party represents and warrants to Agent and Lenders that as of the date hereof, such Domestic Credit Party possesses all General Intangibles necessary to conduct its business as presently conducted. Each Domestic Credit Party agrees to maintain such Domestic Credit Party's rights in, and the value of, all such General Intangibles, and to pay when due all payments required to maintain in effect any licensed rights necessary to the conduct of its business.
(f)    Intellectual Property.
(i)    Subject to the completion of any remedial actions set forth on Schedule 4.2, as applicable, each Domestic Credit Party and each of its Subsidiaries own, license, or possess the right to use, all of the Trademarks, service marks, trade names, Copyrights, Patents, patent rights, trade secrets, know-how, franchises, licenses and other intellectual property rights that are necessary to the operation of their respective businesses, as currently conducted, except to the extent such failure to own, license or possess, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Domestic Credit Parties, neither the operation of the business, nor any product, service, process, method, substance, part or other material now used, by any Domestic Credit Party or any of its Subsidiaries infringes, misappropriates or otherwise violates upon any rights held by any other Person which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Domestic Credit Parties, threatened, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the

Domestic Credit Parties, there has been no unauthorized use, access, interruption, modification, corruption or malfunction of any information technology assets or systems (or any information or transactions stored or contained therein or transmitted thereby) owned or used by any Domestic Credit Party or any of its Subsidiaries, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(ii)    Each Domestic Credit Party will, except with respect to any Trademark that such Domestic Credit Party shall reasonably determine is immaterial, (1) maintain as in the past the quality of services offered under such Trademark, (2) maintain such Trademark in full force and effect, free from any claim of abandonment for non-use, (3) employ such Trademark with the appropriate notice of registration, (4) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless Agent shall obtain a perfected security interest in such mark pursuant to this Agreement, and (5) not (and not permit any licensee or sublicensee thereof to) do any act, or knowingly omit to do any act, whereby any Trademark may become invalidated.
(iii)    Each Domestic Credit Party will not, except with respect to any Patent or Copyright that such Domestic Credit Party shall reasonably determine is immaterial, do any act, or knowingly omit to do any act, whereby any Patent or Copyright may become abandoned or dedicated.
(iv)    Each Domestic Credit Party will notify Agent promptly if it knows, or has reason to know, that any application or registration relating to any Copyright, Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Domestic Credit Party's ownership of any Copyright, Patent or Trademark or its right to register the same or to keep and maintain the same.
(v)    Whenever a Domestic Credit Party, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Copyright Office or the United States Patent and Trademark Office, such Domestic Credit Party shall report such filing to Agent ~~within thirty (30) Business Days after the last day of the fiscal quarter in which such filing occurs~~by including a schedule of all such filings in the immediately succeeding Compliance Certificate to be delivered pursuant to Section 8.8(c), such schedule to include all applicable filing information as reasonably necessary (at the discretion of the Agent at the direction of the Required Lenders) to prepare a security agreement in form and substance reasonably satisfactory to Agent. Upon request of Agent, such Domestic Credit Party shall execute and deliver a security agreement in form and substance reasonably satisfactory to Agent, and any and all other agreements, instruments, documents, and papers as Agent may request to evidence Agent's security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of such Domestic Credit Party relating thereto or represented thereby, and such Domestic Credit Party hereby constitutes Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are Paid in Full.

(vi)    In the event that any Copyright, Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, each Domestic Credit Party shall promptly notify Agent after it learns thereof and shall, unless such Domestic Credit Party shall reasonably determine that such Copyright, Patent or Trademark is immaterial to such Domestic Credit Party, take such actions as such Domestic Credit Party shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.
(vii)    Each Domestic Credit Party will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Copyright Office or the United States Patent and Trademark Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Copyrights, Patents and Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability; provided that, for the avoidance of doubt, the Domestic Credit Parties may make Permitted Dispositions of any Copyrights, Patents and Trademarks, other than Material Intellectual Property, in accordance with Section 10.3.
6.5.    Reference to Other Loan Documents. Reference is hereby made to the other Loan Documents for additional representations, covenants and other agreements of the Domestic Credit Parties regarding the Collateral covered by such Loan Documents.
6.6.    [Reserved].
6.7.    Power of Attorney. Each of the officers of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney-in-fact for each Domestic Credit Party (without requiring any of them to act as such) with full power of substitution (such power to be deemed coupled with an interest) and each Domestic Credit Party hereby grants to Agent an irrevocable proxy, which proxy shall be effective automatically and without the necessity of any action (including any transfer of any Investment Property on the record books of the issuer thereof), in each case to do the following, upon the occurrence and during the continuance of an Event of Default: (a) after prior written notice to Borrower of Agent’s intent to do so, endorse the name of such Domestic Credit Party upon any and all checks, drafts, money orders and other instruments for the payment of monies that are payable to such Domestic Credit Party and constitute collections on the Collateral; (b) after prior written notice to Borrower of Agent’s intent to do so, execute in the name of such Domestic Credit Party any schedules, assignments, instruments, documents and statements that such Domestic Credit Party is obligated to give Agent hereunder or that Agent deems is necessary to perfect Agent’s security interest or Lien in the Collateral; and (c) after one (1) Business Day’s prior written notice to Borrower of Agent’s intent to do so (or, solely with respect to clause (8) below, three (3) Business Days’ prior written notice), do such other and further lawful acts and deeds in the name of such Domestic Credit Party that Agent may reasonably deem necessary or desirable to enforce its rights with respect to any Collateral, including without limitation, to (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Agent or as Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against any Domestic Credit Party with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as Agent may deem appropriate; (7) assign any Intellectual Property, for such term or terms, on such conditions, and in such manner, as Agent shall in its sole discretion determine; (8) vote any right or interest with respect to any Investment Property and to exercise all other rights, powers, privileges and remedies to which a holder of such Investment Property would be entitled (including, without limitation, giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings); (9) order good standing certificates and conduct lien searches in respect of such jurisdictions or offices as Agent may deem appropriate; and (10) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and do, at Agent’s option and at Borrower’s expense, at any time, or from time to time, all acts and things which Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as any Domestic Credit Party might do. THE POWER-OF-ATTORNEY AND PROXY GRANTED HEREBY IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (X) THE OBLIGATIONS HAVE BEEN PAID IN FULL, (Y) AGENT AND LENDERS HAVE NO FURTHER OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND (Z) ANY COMMITMENTS HAVE EXPIRED OR HAVE BEEN TERMINATED (IT BEING UNDERSTOOD THAT ANY SUCH COMMITMENTS OR OBLIGATIONS WILL CONTINUE TO BE EFFECTIVE OR AUTOMATICALLY REINSTATED, AS THE CASE MAY BE, IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY AGENT OR ANY LENDER FOR ANY REASON, INCLUDING AS A PREFERENCE, FRAUDULENT CONVEYANCE OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY OR SIMILAR LAW, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE AND DOCUMENTED OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE AND DOCUMENTED ATTORNEYS' FEES AND DISBURSEMENTS) INCURRED BY AGENT IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL BE DEEMED TO BE INCLUDED AS A PART OF THE OBLIGATIONS). SUCH APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN THE CERTIFICATE OF INCORPORATION, CERTIFICATE OF FORMATION, ARTICLES OF ORGANIZATION, BY-LAWS, LIMITED LIABILITY COMPANY AGREEMENTS OR OTHER ORGANIZATIONAL DOCUMENTS OF ANY DOMESTIC CREDIT PARTY, INCLUDING ANY REQUIREMENT TO TRANSFER ANY INVESTMENT PROPERTY TO AGENT OR ITS DESIGNEE AND THE ADMITTANCE OF ANY SUCH TRANSFEREE AS A SHAREHOLDER, PARTNER OR MEMBER OF SUCH DOMESTIC CREDIT PARTY OR ISSUER OF SUCH INVESTMENT PROPERTY.
6.8.    Filing of UCC Financing Statements. Each Domestic Credit Party hereby ratifies its authorization for Agent (or its designee) to have filed in any jurisdiction any initial UCC financing statements or amendments or continuation statements thereto indicating “all assets of the Debtor wherever located, whether now owned or existing or hereafter acquired or arising, together with all proceeds thereof” or similar language as the collateral description.
6.9.    Duty of Agent. Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property for its own account. Neither Agent nor any Lender nor any of their respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Domestic Credit Party or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on Agent and Lenders hereunder are solely to protect Agent’s and Lenders’ interests in the Collateral and shall not impose any duty upon Agent or any Lender to exercise any such powers. Agent and Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Domestic Credit Party for any act or failure to act hereunder.
6.10.    Collections6.11.    . No checks, drafts or other instruments received by Agent shall constitute final payment to Agent or any Lender unless and until such instruments have actually been collected.
6.11.    Collateral and Guaranty Releases6.12.    . The Lenders irrevocably authorize Agent, and Agent shall:
(a)    evidence the release of any Lien on any Collateral granted to or held by Agent and/or any Lender under any Loan Document (i) upon the Termination Date in accordance with Section 14.1(b), (ii) that is transferred or to be transferred as part of or in connection with any Permitted Disposition or any Involuntary Disposition (provided that, upon request by Agent, Borrower shall certify in an officer’s certificate, reasonably satisfactory in form and substance to Agent, that such Permitted Disposition is permitted under this Agreement (and each Lender agrees that Agent may rely conclusively on any such certificate, without further inquiry)), or (iii) as approved in accordance with Section 14.15; provided that, any release pursuant to the preceding clauses (i) or (ii) shall be deemed to be automatic upon the occurrence or consummation of the relevant event or transaction;
(b)    evidence the release of any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary or becomes an Excluded Subsidiary, in each case as a result of a transaction permitted hereunder; provided that, Agent has received an executed certificate of an officer of Borrower, reasonably satisfactory in form and substance to Agent, certifying that such transaction is permitted under this Agreement (and each Lender agrees that Agent may rely conclusively on any such certificate, without further inquiry); provided, further, that no Guarantor shall be released from its obligations under the Guaranty solely by reason of becoming an Excluded Subsidiary by way of ceasing to be a wholly-owned subsidiary; and
(c)    at the request of Borrower, promptly execute and deliver to Borrower such other documents as Borrower reasonably requests to further evidence any such release and/or termination referenced in this Section 6.11.
Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Credit Party from its obligations under the Loan Documents.
SECTION 7.

Representations and Warranties
In order to induce Agent and Lenders to enter into this Agreement, each of Parent and Borrower makes the following representations and warranties to Agent and each Lender which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects

(except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:
7.1.    Solvency. (a) The amount of the Credit Parties' assets, taken as a whole, at fair valuation, exceeds the book value of the Credit Parties' liabilities, taken as a whole, (b) the Credit Parties, taken as a whole, are generally able to pay their debts as they become due and payable in the ordinary course of business, and (c) the Credit Parties, taken as a whole, do not have unreasonably small capital to carry on their businesses as currently conducted absent extraordinary and unforeseen circumstances. All financial statements of the Credit Parties (or any of them) previously furnished to Agent present fairly, in all material respects, the financial condition of the Credit Parties as of the date of such financial statements.
7.2.    Organization Matters.
(a)    Each Credit Party is duly organized or formed, validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
(b)    The Perfection Certificate attached hereto as Schedule 7.2 correctly and completely set forth the information contained therein as of the Closing Date. Schedule 7.2 attached hereto correctly and completely sets forth each Credit Party's (a) exact name, as currently reflected by the records of such Credit Party's jurisdiction of organization, (b) jurisdiction of organization, (c) federal employer identification number and State organization identification number, (if any), and (d) chief executive office of such Credit Party.
7.3.    Power and Authority; Conflicts; Enforceability.
(a)    Each Credit Party has full corporate or limited liability company power and authority, as applicable, to execute and deliver this Agreement and the other Loan Documents to which such Credit Party is a party, and to perform all of such Credit Party's obligations thereunder.
(b)    The execution and delivery by each Credit Party of this Agreement and the other Loan Documents to which such Credit Party is a party and the performance of such Credit Party's obligations hereunder and thereunder have been duly authorized by all necessary corporate, limited liability company or other relevant action, and do not (i) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (x) such as have been obtained or made and are in full force and effect and (y) those approvals, consents, registrations, filings or other actions, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, (ii) violate any term, provision or covenant contained in the Organizational Documents of such Credit Party, (iii) violate, or cause such Credit Party to be in default under, any Law applicable to such Credit Party or its assets, except as would not reasonably be expected to have a Material Adverse Effect, or (iv) violate any material term, provision, covenant or representation contained in, or constitute a default under, or result in the creation of any Lien under, any loan agreement, lease, indenture, mortgage, deed of trust, note, security agreement or pledge agreement to which such Credit Party is a signatory or by which such Credit Party or such Credit Party's assets are bound or affected, except as would not reasonably be expected to have a Material Adverse Effect.

(c)    This Agreement and the other Loan Documents to which the Credit Parties (or any of them) are parties constitute legal valid and binding obligations of the Credit Parties, enforceable in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent transfer and other laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding at law or in equity.
7.4.    Financial Condition; No Material Adverse Change.
(a)    Borrower has heretofore furnished to Agent (i) Parent’s consolidated balance sheets and related consolidated statements of operations and comprehensive loss, consolidated statements of changes in members’ (deficit) equity, and consolidated statements of cash flows as of and for the fiscal years ended January 31, 2024 and January 31, 2025, reported on by PricewaterhouseCoopers LLP, independent public accountants and (ii) its condensed consolidated balance sheets and related condensed consolidated statements of operations and comprehensive loss, condensed consolidated statements of changes in members’ (deficit) equity, and condensed consolidated statements of cash flows as of the end of and for the fiscal quarters ended April 30, 2025 and July 31, 2025 and, in each case, the then elapsed portion of the fiscal year. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.
(b)    Since January 31, 2025, no event, development or circumstance exists or has occurred that has had or would reasonably be expected to have a Material Adverse Effect.
7.5.    Compliance with Laws; Permits; Anti-Terrorism Laws; Anti-Corruption Laws.
(a)    Each Credit Party and such Credit Party's properties are in compliance with all applicable Laws, and all orders of any federal, state or local legislative, administrative or judicial body or official, except to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect.
(b)    Each Credit Party maintains all Permits necessary to the operation of its business, except to the extent the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect.
(c)    None of the Credit Parties and, to the knowledge of the Credit Parties, none of their Affiliates, nor any director, officer, agent, or other person acting on behalf of any Credit Party or Affiliate, (i) is in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (iii) is a Blocked Person, or is controlled by a Blocked Person, (iv) is acting or will act for or on behalf of a Blocked Person or (v)  is providing, or will provide, material, financial or technical support or other services to or in support of acts of terrorism of a Blocked Person. No Credit Party nor, to the knowledge of any Credit Party, any of its Affiliates or agents acting or benefiting in any capacity in connection with the Transactions, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.
(d)    None of the Credit Parties and, to the knowledge of the Credit Parties, none of their Affiliates, nor any director, officer, agent, or other person acting on behalf of any Credit Party or any

Affiliate, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-corruption law; and the Credit Parties have instituted and maintain policies and procedures designed to ensure continued compliance therewith.
7.6.    Environmental Matters. Without limiting Section 7.5 or the generality of any other representation or warranty made in this Agreement, each Credit Party hereby represents and warrants that, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:
(a)    no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to such Credit Party's knowledge, threatened by any Government Authority or other Person against any Credit Party with respect to any (i) alleged violation by any Credit Party of any Environmental Law, (ii) alleged failure by any Credit Party to have any environmental Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials, or (iv) release of Hazardous Materials; except, in each case, to the extent such notice, notification, demand, request, citation, summons, complaint or order, such filed complaint, such penalty, or such investigation or review or failure to have a Permit would not reasonably be expected to have a Material Adverse Effect; and
(b)    no real Property now owned or leased by any Credit Party and, to the knowledge of each Credit Party, no such real Property previously owned or leased by any Credit Party, to which any Credit Party has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to such Credit Party's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or, to the knowledge of such Credit Party, other investigations which may lead to claims against any Credit Party for cleanup costs, remedial work, damage to natural resources or personal injury claims, including claims under CERCLA.
7.7.    Pending Litigation. Except as set forth on Schedule 7.7, there exist no Proceedings of any kind by or against any Credit Party pending in any court or before any arbitrator or governmental body that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
7.8.    Employee Benefits. Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Employee Benefit Plan complies with, and has been operated in accordance with, all applicable laws, including ERISA and the Code, and the terms of such Employee Benefit Plan, (ii) no Credit Party has any liability for a fine, penalty, damage, or excise tax with respect to an Employee Benefit Plan and no Credit Party has received notice from a Government Authority, plan administrator, or participant (or any participant's agent) that any such fine, penalty, damage or excise tax may be owing by such Credit Party and (iii) each Employee Benefit Plan intended to be qualified by a Credit Party under Section 401 of the Code is so qualified. Except as otherwise set forth on Schedule 7.8, as of the Closing Date, no Credit Party contributes to, or has liability to contribute to any Pension Plan or Multiemployer Plan. No ERISA Event has occurred and to the knowledge of the Credit Parties, there is no event or circumstance that has occurred which would reasonably be expected to result in an ERISA Event.
7.9.    [Reserved].
7.10.    Disclosure. Each of the Schedules attached to this Agreement set forth a true, correct and complete description of the matter or matters covered thereby. No report, financial statement, certificate or other information (other than projected financial information, pro forma financial information, budgets, estimates and information of a general economic or industry nature) furnished in writing by or on behalf of any Credit Party to Agent or any Lender in connection with the Transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished and when taken as a whole together with any information disclosed in Parent’s public filings with the SEC) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to any projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time furnished. Such projections represent the Credit Parties' best estimate of the Credit Parties' future financial performance and such assumptions are believed by the Credit Parties to be fair and reasonable in light of current business conditions; provided that the Credit Parties can give no assurance that such projections will be attained, and actual results may differ significantly from the projected results, and such differences may be material.
7.11.    Security Interest. Pursuant to Section 6.1 and subject to the provisions thereof, each Credit Party has granted to Agent, for its benefit and the benefit of Lenders, a valid, perfected, first-priority security interest in the Collateral subject to no other liens, claims or encumbrances, other than Permitted Encumbrances. Nothing herein shall constitute an agreement to subordinate such security interest to any Permitted Encumbrance.
7.12.    Taxes. Parent and its Subsidiaries have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
7.13.    Capitalization. As of the Closing Date, all of the Subsidiaries of Parent, together with the percentage ownership (directly or indirectly) of Parent and Borrower, as applicable, therein is as set forth on Schedule 7.13.
7.14.    Margin Stock. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No portion of the Obligations is secured directly or indirectly by Margin Stock.
SECTION 8.

Affirmative Covenants
On the Closing Date and at all times thereafter until and including the Termination Date:
8.1.    Maintenance of Financial Records; Inspections. Each Credit Party agrees to maintain proper books of record and account in which full, true and correct entries in all material respects shall be made, sufficient to prepare financial statements in accordance with GAAP. Each Credit Party agrees that any representatives designated by Agent may enter upon any Credit Party's premises (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which any Credit Party is a party) at any time during normal business hours and absent the existence of an Event of Default, upon reasonable advance notice, and from time to time, in order to examine and inspect the books and records of any Credit Party, and make copies thereof and take extracts therefrom to the extent reasonably necessary; provided that Agent shall not exercise such rights more often than one (1) time during any calendar year; provided, further, that the foregoing limitation shall not apply to the exercise by Agent of such rights during the continuation of an Event of Default. All reasonable and documented out-of-pocket costs, fees and expenses incurred by Agent in connection with such permitted examinations and inspections shall constitute Out-of-Pocket Expenses for purposes of this Agreement; provided that Borrower shall not be required to reimburse Agent for any such costs, fees, or expenses that exceed $25,000 in the aggregate during any calendar year; provided, further, that the foregoing limitation shall not apply to any such costs, fees, or expenses incurred during the continuation of an Event of Default. The Credit Parties irrevocably authorize all accountants (subject to such accountants’ customary policies and procedures), to discuss the financial statements generated by them regarding the Credit Parties or the Collateral; provided that Agent shall not exercise such rights more often than one (1) time during any calendar year; provided, further, that the foregoing limitation shall not apply to the exercise by Agent of such rights during the continuation of an Event of Default; provided, further, that such Credit Party shall be afforded the opportunity to participate in any discussions with such independent accountants. Notwithstanding anything to the contrary in this Section 8.1, none of Parent or Borrower shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Agent or any Lender (or their respective representatives) is prohibited by applicable Law or any third party contract legally binding on any Credit Party or (iii) is subject to attorney, client or similar privilege or constitutes attorney work-product (provided that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 8.1).
8.2.    Further Assurances. Each Credit Party agrees, upon the reasonable request of Agent, to take such actions as are necessary or appropriate, in order to grant to and maintain in favor of Agent, for the benefit of Lenders, valid and perfected first priority security interests in the Collateral (other than Excluded Assets), subject only to the (i) Permitted Encumbrances and (ii) the Perfection Exceptions. Agent (or its designee) is hereby authorized by the Credit Parties to file any financing statements, continuations and amendments covering the Collateral in accordance with the provisions of the UCC (or similar filings under applicable law). The Credit Parties hereby consent to the filing of any financing statements (or similar filings under applicable law) covering the Collateral by Agent on the Closing Date. Subject to the other terms and provisions of this Agreement, the Credit Parties agree to do whatever Agent reasonably may request from time to time, by way of (i) filing notices of Liens, financing statements, amendments, renewals and continuations thereof (or similar filings under applicable law), (ii) delivering Pledge Agreements with respect to any Equity Interests (other than Excluded Assets) owned by any Credit Party, and (iii) performing such further acts as Agent reasonably may require in order to effect the purposes of this Agreement.
8.3.    Insurance; Maintenance of Properties.
(a)    Insurance. The Credit Parties agree to maintain with insurance companies that the Credit Parties believe (in the good faith judgment of their management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to the Properties and business of the Credit Parties against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and owning similar properties in localities where the applicable Credit Party operates, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situation Persons engaged in the same or similar businesses) as are customarily carried under similar circumstances by such other Persons. All policies relating to general commercial liability and commercial property insurance shall as appropriate name Agent as an “additional insured” or “lender's loss payable,” as applicable, thereunder as its interests may appear, and in the case of each general commercial liability insurance policy, shall contain a lenders loss payable clause and endorsement that names Agent, on behalf of Lenders, as lender's loss payable thereunder, together with an endorsement to such policy or policies confirming same. If an Event of Default shall have occurred and remain outstanding, Agent, subject to the rights of any holder of a Permitted Encumbrance having priority over the security interests of Agent, shall have the sole right, in the name of Agent or the Credit Parties (or any of them), to file claims under any insurance policies, to receive, receipt and give acquittances for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
(b)    Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, keep and maintain all property used in the conduct of its business in good working order and condition, ordinary wear and tear and casualty events excepted, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
8.4.    Payment of Taxes. Each Credit Party will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy as the same shall become due and payable, all of its Tax liabilities, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Parent or such Subsidiary, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
8.5.    [Reserved].
8.6.    Notices Concerning Employee Benefit and Pension Matters . Each Credit Party agrees to promptly notify Agent in writing of:
(a)    the occurrence of an ERISA Event that would reasonably be expected to result in a Material Adverse Effect;
(b)    the occurrence of any Default or Event of Default under any of the Loan Documents; and
(c)    any Proceeding against or affecting Parent of any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.
Each notice delivered under this Section 8.6 shall be accompanied by a statement of an Authorized Officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
8.7.    Compliance with Laws. Each Credit Party will, and will cause each of its Subsidiaries to, comply with all applicable Requirements of Law, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
8.8.    Financial Reporting. Borrower agrees to furnish to Agent (for distribution to each Lender other than information provided pursuant to Section 8.8(a)(ii) which shall be distributed only to Private Side Lenders):
(a)    (i) on or before the date on which such financial statements are required to be filed with the SEC (giving effect to any grace period provided under the Exchange Act) after the end of each fiscal year of Parent (or, if such financial statements are not required to be filed with the SEC, within ninety (90) days after the end of each fiscal year of Parent), its audited consolidated balance sheet and related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, together with a customary management’s discussion and analysis of financial information, and (ii) as soon as available but in no event more than twelve (12) months after the end of each fiscal year of Parent, a reconciliation in respect of such fiscal year, excluding the assets, liabilities, revenue, expenses and net income of Excluded Subsidiaries from such consolidated financial statements, and a reconciliation in respect of such fiscal year including only the assets, liabilities, revenue, expenses and net income of Excluded Subsidiaries from such consolidated financial statements, which distribution pursuant to this Section 8.8(a)(ii) shall be limited to the Private Side Lenders, in each case in the form attached as Exhibit I hereto, which form was provided by the Borrower to the Lenders prior to the Closing Date and is acceptable to the Lenders, and shall not be subject to any further modification or change requested by any Lender.
(b)    on or before the date on which such financial statements are required to be filed with the SEC (giving effect to any grace period provided under the Exchange Act) after the end of each of the first three (3) fiscal quarters of each fiscal year of Parent (or, if such financial statements are not required to be filed with the SEC, within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Parent), its consolidated balance sheet and related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the then-current fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by an Authorized Person as presenting fairly in all material respects the financial condition and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    contemporaneously with the delivery of the annual and quarterly financial statements referred to in clauses (a) and (b) above, a Compliance Certificate, signed by an Authorized Person of Borrower (i) certifying as to whether a Default has occurred and is continuing as of the date thereof and, if a Default has occurred and is continuing as of the date thereof, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) certifying as to whether Borrower was in compliance with Section 9 as of the last Business Day of the fiscal year or fiscal quarter covered by such financial statements and (iii) solely with regard to Compliance Certificates delivered contemporaneously with annual financial statements delivered pursuant to clause (a) above, a calculation setting forth the Net Cash Proceeds for such applicable fiscal year and an aggregate calculation of amounts required (or amounts not required, as the case may be) to be repaid pursuant to Section 3.3(d)(i);
(d)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Parent or any Subsidiary with the SEC (or any Governmental Authority succeeding to any or all of the functions of the SEC) under Section 13 or 15(d) of the Exchange Act, as the case may be, in each case that is not otherwise required to be delivered to Agent pursuant hereto; and
(e)    promptly following any reasonable request in writing (including any electronic message) therefor, (i) such other information regarding the operations, business affairs and financial condition of Parent or any Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as Agent or any Lender (through Agent) may reasonably request, provided that, notwithstanding the foregoing, none of Parent or any of its Subsidiaries shall be required to disclose any document, information or other matter that (A) constitutes non-financial trade secrets or non-financial proprietary information, (B) in respect of which disclosure to Agent or any Lender (or their respective representatives) is prohibited by applicable Law or any third party contract legally binding on Parent or its Subsidiaries or (C) is subject to attorney, client or similar privilege or constitutes attorney work-product

(provided that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 8.8(f)(i)) and (ii) information and documentation reasonably requested by Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.
Information required to be delivered pursuant to Section 8.8(a), Section 8.8(b) or Section 8.8(~~d~~c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such information is posted on Borrower’s or Parent’s behalf on an Internet or intranet website, if any, to which the Lenders and Agent have been granted access (whether a commercial, third-party website or whether sponsored by Agent).
Notwithstanding the foregoing, the obligations in Sections 8.8(a) or 8.8(b) may be satisfied by furnishing (A) the applicable financial statements or other information required by such clauses of Parent (or any other parent company) or (B) Parent’s or Borrower’s (or any other parent company), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs; provided that, with respect to each of clauses (A) and (B), upon reasonable request by Agent, (i) to the extent such financial statements are delivered under Sections 8.8(a) or 8.8(b) and relate to Parent, such financial statements shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Parent, on the one hand, and the information relating to Borrower and its Subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by an Authorized Person of Borrower as having been fairly presented and (ii) to the extent such statements are in lieu of statements required to be provided under Section 8.8(a), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 8.8(a).
8.9.    Material Adverse Developments. Parent and each Credit Party agrees that upon any Senior Officer becoming aware of any development or other information which would reasonably be expected to have a Material Adverse Effect, it shall promptly provide Agent written notice specifying the nature of such development or information and such anticipated effect.
8.10.    Existence; Business Qualification. Parent and each other Credit Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence in its jurisdiction of organization and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that (i) the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 10.4 and (ii) no Credit Party nor any of its Subsidiaries shall be required to preserve, renew or keep in full force and effect its rights, licenses, permits, privileges or franchises where failure to do so would not reasonably be expected to result in a Material Adverse Effect.
8.11.    [Reserved].
8.12.    Use of Proceeds. The proceeds of the Initial Term Loan shall be used by the Credit Parties to consummate the Transactions and to pay fees, costs and expenses incurred in connection with the Transactions. No part of the proceeds of the Initial Term Loan will be used, whether directly or indirectly, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.
8.13.    Fundamental Changes. Each Credit Party shall give prompt written notice to Agent (and in any event within thirty (30) days after such change) of any changes in (a) its jurisdiction of organization, (b) in the location of any of its chief executive office, or (c) its name.
8.14.    [Reserved].

8.15.    Joinder of New Credit Parties. (a) If, as of the date of the most recently available financial statements delivered pursuant to Section 8.8(a) or (b) as the case may be, any Credit Party shall have acquired or formed a new Subsidiary, such Credit Party shall cause such new Subsidiary (other than any Excluded Subsidiary) to become a Guarantor hereunder within forty-five (45) days (or such longer period of time as agreed to by Agent at the direction of the Required Lenders in its reasonable discretion) after delivery of such financial statements and such Subsidiary shall execute and deliver to Agent (i) (A) a Joinder adding such Subsidiary as a Guarantor and (B) in the case of a Foreign Subsidiary incorporated or organized in an Approved Foreign Jurisdiction, a customary local law governed security agreement in form and substance reasonably satisfactory to Agent and Borrower (provided that such security agreement will (1) operate to create security and not impose new commercial obligations or repeat clauses in the other Loan Documents and (2) not contain additional representations, undertakings or indemnities (including in respect of insurance, information, maintenance or protection of assets of the payment of fees, costs and expenses) unless they are the same as or consistent with those contained in this Agreement and the other Loan Documents and are required for the creation of perfection of security or which are on terms customary in the applicable Approved Foreign Jurisdiction or which are otherwise reasonably requested by the Agent (at the written direction of the Required Lenders) or the Required Lenders), (ii) such amendments or supplements to the Loan Documents or such other documents as Agent (at the written direction of the Required Lenders) or the Required Lenders shall deem necessary or reasonably advisable to grant to Agent, for its benefit and for the benefit of the Lenders, a Lien on such property (subject only to Permitted Encumbrances which, pursuant to the terms of this Agreement, are permitted to have priority over Agent's liens thereon and the Perfection Exceptions), (iii) (A) in the case of a Domestic Subsidiary, financing statements, stock/membership certificates, joinders to the Pledge Agreements and other Loan Documents, and other documents reasonably required by Agent (at the written direction of the Required Lenders) or the Required Lenders, in each case all in form and substance reasonably satisfactory to Agent and the Required Lenders and substantially in form and substance as those equivalent documents previously delivered hereunder, pursuant to which such Subsidiary shall secure its obligations under this Agreement by a first priority, perfected security interest in all Collateral of such Subsidiary (subject to the Perfection Exceptions) or (B) in the case of a Foreign Subsidiary incorporated or organized in an Approved Foreign Jurisdiction, such documents reasonably requested by Agent (at the written direction of the Required Lenders) or the Required Lenders, in each case all in form and substance reasonably satisfactory to Agent and the Required Lenders, pursuant to which Agent shall have a valid, perfected and enforceable security interest in such Foreign Subsidiary’s assets (other than Excluded Assets), (iv) a good standing certificate (to the extent such concept is applicable in the relevant jurisdiction) from the state in which such Subsidiary is incorporated, organized or formed, and any and all states in which such Subsidiary is authorized to do business and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect, (v) a certificate executed by the Secretary or other officer of such Subsidiary (or its member) in form and substance reasonably acceptable to Agent and the Required Lenders and substantially in form and substance as those equivalent documents previously delivered hereunder, and (vi) if requested by Agent, an opinion covering such Subsidiary in substance consistent with those opinions as previously delivered hereunder; provided that, in the case of a Foreign Subsidiary, such legal opinion shall only be required to cover such matters as are customary for legal opinions in the applicable jurisdiction of incorporation or organization of such Foreign Subsidiary; provided further, that no Credit Party nor any of its Subsidiaries shall be required to take any action under this Section 8.15(a) if prior to the end of such forty-five (45) day period (or such longer period of time as Agent may agree in its reasonable discretion) such Person becomes an Excluded Subsidiary as a result of a transfer of assets from such Person to Borrower in a transaction or transactions permitted under this Agreement. Any Credit Party that is the direct parent of any new Subsidiary shall deliver a new Pledge Agreement or a supplement to an existing Pledge Agreement (or, in the case of any new Subsidiary that is a Foreign Subsidiary incorporated or organized in an Approved Foreign Jurisdiction, such other documents reasonably required by Agent (at the written direction of the Required Lenders) or the Required Lenders), and take such other actions as are necessary or desirable to grant and perfect a Lien on the Equity Interests (other than Excluded Assets) of such Subsidiary. In the event that any Equity Interests of such Subsidiary is certificated, the Credit Party that is the parent of such new Subsidiary shall deliver to Agent such certificates representing all owned interests in such Subsidiary with attached transfer powers executed in blank.
(b) Within ~~sixty~~fifteen (~~60~~15) days after the ~~Closing~~Amendment No. 1 Effective Date (or, upon request of the Borrower, such later date as Agent may agree, at the direction of the Required Lenders) the Borrower shall cause all Foreign Subsidiaries (other than any Excluded Subsidiary) as of the Amendment No. 1 Effective Date, to execute a Joinder to this Agreement, in form agreed to by the Agent at the direction of the Required Lenders, and such other customary security agreements and security documents and customary guarantee or other undertaking, if applicable, and cause the pledge of such Foreign Subsidiaries’ Equity Interests and Indebtedness held by the Borrower or other ~~Credit Parties~~Subsidiaries of the Borrower, deliver customary legal opinions, certifications, representation and take such other actions as are customarily taken in the jurisdiction of such Foreign Subsidiary’s organization as may be reasonably requested by the Agent (at the written direction of the Required Lenders), the Required Lenders or the counsel rendering the opinions.
8.16.    Protection of Intellectual Property. Each Credit Party shall protect, defend and maintain the validity and enforceability of any Intellectual Property determined in the reasonable judgment of such Credit Party to be necessary to the conduct of its business except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect. Each Credit Party shall at all times conduct its business without knowingly infringing, misappropriating, diluting, violating, or otherwise impairing the Intellectual Property of any other Person in any material respect.
SECTION 9.

Financial Covenant
Until and including the Termination Date, Borrower agrees, with respect to Parent and its Subsidiaries on a consolidated basis:
9.1.    Minimum Liquidity. Commencing on November 30, 2025 and as of the last Business Day of each fiscal month thereafter (each, a “Liquidity Test Date”), Borrower shall not permit Liquidity to be less than $25,000,000, on each such Liquidity Test Date (the “Minimum Liquidity Test”).
9.2.    Equity Cure(a)     (a) Notwithstanding anything to the contrary contained in Section 11.1, for the purposes of determining whether an Event of Default under the Minimum Liquidity Test has occurred, Borrower may, on one or more occasions, designate any portion of the net cash proceeds from a sale or issuance of shares of Common Stock (or preferred equity or convertible preferred equity on terms reasonably acceptable to the Required Lenders) of Parent (or any direct or indirect parent thereof) that are contributed as common equity to Borrower, or from any other contribution to the common capital of Borrower (the “Minimum Liquidity Test Cure Amount”), as an increase to Liquidity solely for the purposes of determining compliance with the Minimum Liquidity Test as of the applicable Liquidity Test Date; provided that (i) such amounts to be designated are actually received by Borrower (whether directly or indirectly through Parent or any parent thereof) after the occurrence of such Event of Default and on or prior to the date that is ten (10) Business Days after the applicable Liquidity Test Date (the “Minimum Liquidity Test Cure Expiration Date”), (ii) such Minimum Liquidity Test Cure Amount shall be equal to the aggregate amount necessary to cure any Event of Default under the Minimum Liquidity Test as of such date, and (iii) Borrower shall have provided notice to Agent on the date such amounts are designated as a “Minimum Liquidity Test Cure Amount”.

(b)    In furtherance of Section 9.2(a) above, (i) upon actual receipt by Borrower and designation of the Minimum Liquidity Test Cure Amount by Borrower, the Minimum Liquidity Test shall be deemed satisfied and complied with as of the Liquidity Test Date with the same effect as though there had been no failure to comply with the Minimum Liquidity Test, and any Event of Default under the Minimum Liquidity Test (and any Event of Default arising therefrom), shall be deemed not to have occurred for purposes of this Agreement and (ii) upon delivery to Agent prior to the Minimum Liquidity Test Cure Expiration Date of a notice from Borrower stating its good faith intention to exercise its right set forth in this Section 9.2, neither Agent nor any Lender may take any action to foreclose on, or take possession of, the Collateral, accelerate the outstanding Initial Term Loans or otherwise exercise any rights or remedies under Sections 11.2 or 11.3 or under any applicable Laws on the basis of any actual or purported Event of Default under the Minimum Liquidity Test (or any other Event of Default as a result thereof), until the date that is the earlier of (1) the date on which the Minimum Liquidity Test Cure Expiration Date has occurred without the Minimum Liquidity Test Cure Amount having been received and designated and (2) the date that Agent receives notice from Borrower that there will not be a Minimum Liquidity Test Cure Amount made for such Liquidity Test Date; provided that (a) there shall be no more than five (5) Minimum Liquidity Test Cure Amount elections made in the aggregate during any fiscal year and (b) there shall be no requirement to use the proceeds of any Minimum Liquidity Test Cure Amount to prepay the Initial Term Loans.
SECTION 10.

Negative Covenants
On the Closing Date and at all times thereafter until and including the Termination Date, each of Parent and each other Credit Party agrees not to (and not to permit any of its Subsidiaries to):
10.1.    Liens and Encumbrances. Mortgage, collaterally assign, pledge or otherwise permit any Lien to exist on any of the Collateral or its other assets, whether now owned or hereafter acquired, except for the Permitted Encumbrances.
10.2.    Indebtedness. Incur or create any Indebtedness other than the Permitted Indebtedness.
10.3.    Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any assets, except for Permitted Dispositions.
10.4.    Corporate Change. (a) Merge or consolidate with any other entity, or permit any other Person to merge into or consolidate with it or (b) liquidate or dissolve; provided that (i) any Subsidiary or any other Person (except Parent) may merge into or consolidate with Borrower in a transaction in which Borrower is the surviving corporation; (ii) any Person (other than Borrower or Parent) may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that any such merger or consolidation involving a Guarantor must result in a Guarantor as the surviving entity or the surviving entity becoming a Guarantor as part of the transaction); (iii) in connection with any Investment permitted under Section 10.7, any Credit Party (except Parent) or any Subsidiary of a Credit Party may merge with or into or consolidate with any other Person (provided that (x) the Person surviving such merger or consolidation shall be a Subsidiary of Parent, (y) any such merger or consolidation involving a Guarantor must result in a Guarantor as the surviving entity or the surviving entity becoming a Guarantor as part of the transaction and (z) any such merger or consolidation involving Borrower must result in Borrower as the surviving Person); (iv) any Subsidiary may liquidate or dissolve if Borrower determines in good faith that such liquidation or dissolution is in the best interests of Borrower and is not disadvantageous to the Lenders; and any Subsidiary may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, all the assets of the applicable Dividing Person are held by one or more Subsidiaries at such time (provided that, if the applicable Dividing Person is a

Credit Party, all of the assets of such Dividing Person shall be held by one or more Credit Parties at such time); (v) any Subsidiary (other than Borrower) may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person in order to effect a Permitted Disposition; (vi) any Subsidiary may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person or effect a Disposition of its assets or Property if (A) such transaction is undertaken in good faith to improve the tax efficiency of any direct or indirect parent of Borrower, Borrower, and/or any Subsidiary of Borrower, provided that such transaction does not result in any Lender being subject to any deduction or withholding of any Taxes other than Indemnified Taxes or Taxes to which such Lender was already subject prior to such transaction, and (B) after giving effect to such transaction, each of the security interest of Agent in the Collateral, taken as a whole, and the value of the Guarantees, taken as a whole, is not materially impaired; provided that, in the case of clauses (v) and (vi), any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also such merger is also a Permitted Investment; and (vii) any Person (other than Borrower and any of its Subsidiaries) may merge into or consolidate with Parent in a transaction in which (I) Parent is the surviving corporation or (II) if the Person formed by or surviving any such merger or consolidation is not Parent, (x) (A) the successor Person expressly assumes all obligations of Parent under this Agreement and the other Loan Documents to which Parent is a party pursuant to a supplement hereto and/or thereof in a form reasonably satisfactory to Agent and (B) the successor Person will be a Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia or any territory thereto, and (y) Agent shall have received all documentation and other information required by regulatory authorities with respect to the successor Person under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act reasonably requested by the Lenders.
10.5.    [Reserved].
10.6.    Restricted Payments. Declare, order, pay, make, or set apart any sum for any, Restricted Payment; provided that the foregoing shall not restrict or prohibit dividends or distributions or other Restricted Payments, directly or indirectly:
(a)    (i) by any Subsidiary of any Credit Party to such Credit Party (other than Parent) at any time and in any amount, (ii) by any wholly-owned Subsidiary that is not a Credit Party to any direct parent thereof and (iii) by any non-wholly-owned Subsidiary to Borrower or any of its other Subsidiaries that are Credit Parties and to each other owner of Equity Interests of such Subsidiary ratably based on their relative ownership interests of the relevant class of Equity Interests;
(b)    Borrower may declare and make dividends or other distributions payable solely in the form of additional Equity Interests of Borrower or Parent;
(c)    Borrower may repurchase fractional shares of its Equity Interests (or Equity Interests of Parent) arising out of stock dividends, splits or combinations, business combinations or conversions of convertible securities or, so long as no Default or Event of Default then exists or would result therefrom, make cash settlement payments upon the exercise of warrants to purchase its Equity Interests (or Equity Interests of Parent), or “net exercise” or “net share settle” warrants;
(d)    Borrower may redeem or otherwise cancel Equity Interests or rights in respect thereof granted to (or make payments on behalf of) directors, officers, employees or other providers of services to Parent, Borrower and the Subsidiaries in an amount required to satisfy tax withholding obligations relating to the vesting, settlement or exercise of such Equity Interests or rights;
(e)    Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, management, employees or other eligible service providers of Borrower, Parent or its Subsidiaries, including the repurchase of Equity Interests or rights in respect thereof granted to directors, management, employees or other eligible service providers of Borrower or its Subsidiaries pursuant to a right of repurchase set forth in any such stock option plans or other benefit plans or agreements in connection with a cessation of service;
(f)    so long as no Default or Event of Default then exists or would result therefrom, Borrower may make Restricted Payments not otherwise permitted under this Section 10.6 in an amount not to exceed the amount of proceeds of any substantially concurrent issuance of Equity Interests (other than Existing Convertible Notes) of Parent (or any parent company thereof) which have been contributed as common equity to Borrower or of any substantially concurrent issuance of Equity Interests of Borrower;
(g)    purchases or redemptions of any of its Equity Interests to the extent such purchases and/or redemptions are funded solely with the proceeds of Qualified Equity Interests;
(h)    to consummate the Transactions;
(i)    purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Factoring or Qualified Receivables Financing and the payment or distribution of Receivables Fees;
(j)    Borrower may make and pay Restricted Payments to Parent:
(i)    with respect to any taxable period (x) for which Borrower and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income Tax purposes of which Parent is the common parent, or (y) for which Borrower or any of its Subsidiaries is a partnership or disregarded entity for U.S. federal income tax purposes that is wholly owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income Tax purposes, in an amount not to exceed the amount of any U.S. federal, state and/or local income Taxes that Borrower and/or its Subsidiaries, as applicable, would have paid for such taxable period had Borrower and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group; provided that distributions pursuant to this clause (j) in respect of any Subsidiary that is not a Credit Party shall be permitted only to the extent that cash distributions were made by such Subsidiary to Borrower or any other Subsidiary that is a Credit Party for such purpose;
(ii)    without duplication of any payment made pursuant to subclause (i) of this clause (j), with respect to any taxable period ending after the Closing Date for which Borrower and/or any of its Subsidiaries is a partnership or disregarded entity for U.S. federal income Tax purposes (other than a partnership or disregarded entity described in clause (j)(i)(y) above), distributions to its owners in amounts not to exceed (x) the taxable income of Borrower and/or such Subsidiaries for such fiscal year (as determined based on such assumptions as may be made by the managing member (or equivalent governing body) of Borrower and/or such Subsidiary, including, without limitation, not taking into account for this purpose for any such taxable period any adjustments under Sections 743(b) of the Code), multiplied by (y) the highest combined federal, state and local tax rates applicable to the income of individuals or corporations, resident of New York, New York, whichever is higher;

(iii)    the proceeds of which shall be used to allow Parent to pay its operating costs and expenses incurred in the ordinary course of business and other reasonable corporate overhead costs and expenses (including administrative, legal, accounting and other professional costs and expenses) to the extent attributable to the ownership or operation of Borrower and its Subsidiaries;
(iv)    the proceeds of which shall be used to allow Parent to pay fees and expenses related to any equity issuance or offering or debt issuance, incurrence or offering, Disposition or acquisition or investment transaction permitted by this Agreement, whether or not consummated;
(v)    the proceeds of which shall be used to pay fees and expenses (including real and personal property Taxes, and franchise, excise or similar taxes) required to maintain its corporate existence or good standing under applicable law;
(vi)    travel expenses, customary salary, bonus, long-term incentive plan awards, severance and other benefits payable to, and indemnities provided on behalf of, directors, officers, members of management, employees and consultants of Parent, and any payroll, social security or similar taxes thereof, to the extent such fees, expenses, salaries, bonuses, other benefits and indemnities are attributable to the ownership or operation of Borrower and its Subsidiaries;
(vii)    so long as no Default or Event of Default then exists or would result therefrom and subject to Borrower being in compliance with Section 9 immediately after giving pro forma effect to such Restricted Payment, the proceeds of which shall be used to (A) pay interest payments on the Existing Convertible Notes, including previously capitalized interest on Existing Convertible Notes which is required to be paid in cash and/or (B) redeem, defease, repurchase or retire, in whole or in part, the Existing Convertible Notes (including any premium, accrued interest, or fees payable in connection therewith);
(viii)    to pay reasonable monitoring, consulting, management, transaction, advisory, termination or similar fees relating to the ownership or operations of Borrower and/or its Subsidiaries;
(ix)    to pay audit and other accounting and reporting expenses at Parent to the extent relating to the ownership or operations of Borrower and/or its Subsidiaries;
(x)    to pay insurance premiums (including director and officer, employment practices and other liability insurance) to the extent relating to the ownership or operations of Borrower and/or its Subsidiaries;
(xi)    the proceeds of which are used by Parent to redeem or otherwise cancel Equity Interests or rights in respect thereof granted to (or make payments on behalf of) directors, officers, employees or other providers of services to Parent, Borrower and the Subsidiaries in an amount required to satisfy tax withholding obligations relating to the vesting, settlement or exercise of such Equity Interests or rights; and
(k)    Borrower and its Subsidiaries may make cash payments of interest in respect of Subordinated Indebtedness, Indebtedness secured by a Lien on the Collateral on a junior basis to the

Initial Term Loans or Indebtedness that is unsecured, in an aggregate amount not to exceed $10,000,000 in any fiscal year.
    In any event and notwithstanding anything to the contrary contained in this Agreement, to the extent Borrower or any of its Subsidiaries is permitted to make a Restricted Payment to Parent for any of the foregoing purposes, Borrower or such Subsidiary may, alternatively, make any such payment directly to the applicable obligee or payee of Parent on its behalf for such purpose, which payment shall be treated as a permitted Restricted Payment hereunder.
For purposes of this Section 10.6 and Section 10.7, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” Borrower may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this Section 10.6 and Section 10.7 and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.
10.7.    Investments. (i) Purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock or any Equity Interests in, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, any other Person, (ii) make any advance or loan to, or any Investment in, any Person, or (iii) purchase or otherwise acquire any assets of any other Person constituting a business unit, in each case other than Permitted Investments.
10.8.    Related Party Transactions. Enter into any transaction, including any purchase, sale, lease, loan or exchange of Property, with any shareholder, officer, director, or Affiliate of Parent or any Subsidiary (other than between or among Parent, Borrower and/or any of its Subsidiaries to the extent not prohibited hereunder), other than: (a) to the extent otherwise specifically permitted by the terms and provisions of this Agreement; (b) those transactions described on Schedule 10.8; (c) on terms and conditions not less favorable to Parent or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties (as determined in good faith by Borrower); (d) payment of customary directors’ fees, reasonable out-of-pocket expense reimbursement, indemnities (including the provision of directors and officers insurance) and compensation arrangements for members of the board of directors, officers or other employees of Parent or any of its Subsidiaries; (e) transactions approved by a majority of the disinterested directors of Borrower’s board of directors; (f) any Restricted Payment permitted by Section 10.6; and (g) any transaction effected as part of a Qualified Receivables Financing or a Qualified Receivables Factoring.
10.9.    Business Conducted. Engage to any material extent in any material line of business substantially different from those lines of business conduct or proposed to be conducted on the Closing Date or any business reasonably related, complementary, corollary, synergistic or ancillary thereto or reasonable extensions thereof.
10.10.    Prohibited Uses of Proceeds. Use the proceeds of any Loan made under this Agreement, directly or, to the knowledge of Borrower, indirectly, (a) for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable anti-corruption law, (b) for the purpose of financing any activities or transactions of or with any Blocked Person or any Person listed on the OFAC Lists, or dealing or investments in or with any country or territory that is, or whose government is, the subject of Sanctions, in each case in violation of

Sanctions and except to the extent permitted for a Person required to comply with any Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
10.11.    Inconsistent Agreements. Enter into any agreement containing any provision which would (i) be violated or breached by any borrowing by Borrower hereunder or by the performance any Credit Party of any of its Obligations hereunder or under any other Loan Document, (ii) prohibit any Credit Party from granting to Agent and Lenders a Lien on any of its assets or (iii) create or permit to exist or become effective any encumbrance or restriction on the ability of any Credit Party to (x) pay dividends or make other distributions to Parent or any of its Subsidiaries, or pay any Indebtedness owed to Parent or any Subsidiary of Parent, (y) make loans or advances to any other Credit Party or (z) transfer any of its assets or properties to any other Credit Party; provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (b) the foregoing shall not apply to restrictions and conditions existing on the Closing Date identified on Schedule 10.11 (and shall apply to any extension or renewal of, or any amendment or modification materially expanding the scope of, any such restrictions or conditions taken as a whole), (c) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets of Parent or any Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets to be sold and such sale is not prohibited hereunder, (d) the foregoing shall not apply to any agreement or restriction or condition in effect at the time any Subsidiary becomes a Subsidiary of Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of Borrower, (e) the foregoing shall not apply to customary provisions in joint venture agreements and other similar agreements applicable to joint ventures, (f) clause (ii) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (g) clause (ii) of the foregoing shall not apply to customary provisions in leases, licenses, subleases and sublicenses and other contracts, (h) the foregoing shall not apply to restrictions or conditions set forth in any agreement governing Indebtedness not prohibited by Section 10.2; provided that such restrictions and conditions are customary for such Indebtedness, and (i) the foregoing shall not apply to restrictions on cash or other deposits (including escrowed funds) imposed under contracts entered into in the Ordinary Course of Business.
SECTION 11.

Events of Default, Remedies and Indemnitees
11.1.    Events of Default. Each of the following events shall constitute an “Event of Default” under this Agreement:
(a)    the failure of the Credit Parties to pay any (i) principal payable under this Agreement or any other Loan Document when the same shall be due and payable, whether at the due date thereof or at a date required for prepayment or by acceleration or otherwise, or (ii) interest, fees or other amount (other than principal) payable under this Agreement or any other Loan Document when the same shall be due and payable, whether at the due date thereof or at a date required for prepayment or by acceleration or otherwise, and the continuance of any such non-payment (in whole or in part) referred to under this clause (ii) for a period of two (2) Business Days;
(b)    if any representation, warranty or certification made or deemed made by any Credit Party to Agent or any Lender herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in any respect if such representation, warranty or certification is by its terms already qualified as to materiality) when made or deemed made and, to the extent capable of being cured, such representation, warranty or certification is not corrected within thirty (30) days after it was initially made;

(c)    the breach or violation by any Credit Party of any covenant contained in Section 4.2, Section 8.6(b), Section 8.10 (solely with respect to Parent’s or Borrower’s existence), Section 8.12, Section 9.1 (subject to Sections 9.2 and 9.3) or Section 10;
(d)    the breach or violation by any Credit Party of any covenant contained in Sections 8.8(a); Section 8.8(b) or Section 8.8(c), and the continuance of such breach or violation unremedied for a period of fifteen (15) days after the date on which such covenants are to be satisfied;
(e)    the breach or violation by any Credit Party of any covenant contained in this Agreement (other than those referred to in Sections 11.1(a), (c) and (d) above), and the continuance of such breach or violation unremedied for a period of thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any Senior Officer of any Credit Party or (ii) the date on which written notice of such default thereof is given to any Credit Party by Agent (at the written direction of the Required Lenders) or the Required Lenders (with a copy thereof provided to Agent);
(f)    (i) the occurrence of any event of default (subject to Section 11.1(d) above and after giving effect to any applicable grace or cure period) under any of the other Loan Documents, or (ii) any of the Loan Documents ceases to be valid, binding and enforceable in accordance with its terms;
(g)    the occurrence of any event of default (after giving effect to any applicable grace or cure period) under any instrument or agreement evidencing or governing any Indebtedness (other than any Indebtedness under the Loan Documents) of the Credit Parties (or any of them) having a principal amount in excess of $10,000,000, in each case, the result of which is to permit acceleration of the maturity of any such Indebtedness or require such Indebtedness to be repaid prior to its stated maturity;
(h)    (i) the commencement by any Credit Party of any bankruptcy, insolvency, arrangement, reorganization, receivership, assignment for the benefit of creditors or similar proceedings under any federal or state law; or (ii) the commencement against any Credit Party of any bankruptcy, insolvency, arrangement, reorganization, receivership, assignment for the benefit of creditors or similar proceeding under any federal or state law by creditors of any of them, but only if such proceeding is not dismissed or vacated within sixty (60) days after commencement, or any of the actions or relief sought in any such proceeding shall occur or be authorized by such Credit Party; or (iii) the failure of any Credit Party to generally meet its debts as those debts mature;
(i)    the occurrence of any ERISA Event that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect;
(j)    [reserved];
(k)    a Change of Control shall occur;
(l)    a final non-appealable judgment for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against the Credit Parties (or any one of them) (other than a judgment as to which a financially sound and reputable insurance company has not denied coverage), and either (i) within thirty (30) days after the entry of such judgment, such judgment shall not have been stayed pending appeal (or if stayed pending appeal, shall not have been discharged within the later of thirty (30) days after the entry of a final order of affirmance on appeal or the date by which any payment in respect thereof is due and payable), (ii) discharged within the later of thirty (30) days after the entry of such judgment or the date by which such payment is due and payable or (iii) enforcement proceedings shall be commenced by any holder of such judgment;

(m)    any Guarantor shall by written action attempt to terminate its Guaranty Agreement or deny in writing that such Guarantor has any liability thereunder, or any Guaranty Agreement shall be declared null and void and of no further force and effect; or
(n)    the validity or enforceability of any Loan Document shall at any time for any reason be declared to be null and void, or a proceeding shall be commenced by a Credit Party, or by any Government Authority having jurisdiction over a Credit Party, seeking to establish the invalidity or unenforceability thereof, or a Credit Party shall deny that such Credit Party has any liability or obligation purported to be created under any Loan Document.
11.2.    Remedies with Respect to Outstanding Loans. Upon the occurrence and during the continuance of a Default or an Event of Default, Agent may, at its option, and Agent shall, upon the request of Required Lenders, (a) declare all Obligations immediately due and payable and (b) charge Borrower the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 5.1, and (c) immediately terminate Lenders' Commitments upon notice to Borrower. Notwithstanding the foregoing, Agent's and Lenders' obligations to Borrower under this Agreement automatically shall terminate and all Obligations shall become due and payable immediately without any declaration, notice or demand by Agent or Lenders, upon the commencement of any proceeding described in clause (i) of Section 11.1(h) or the occurrence of an Event of Default described in clauses (ii) or (iii) of Section 11.1(h). The exercise of any option is not exclusive of any other option that may be exercised at any time by Agent or Lenders.
11.3.    Remedies with Respect to Collateral. Immediately after the occurrence and during the continuance of an Event of Default, Agent may, at its option, and Agent shall, upon the request of Required Lenders, to the extent permitted by applicable Law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including electronic records, contracts and signatures pertaining thereto), documents, instruments and files, and any receptacles or cabinets containing same, relating to the Accounts, and Agent may use, at Borrower's expense, such of Borrower's personnel, supplies or space at Borrower's place of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Credit Parties (or any of them), Lenders or Agent on its behalf and the behalf of Lenders, and generally shall have all other rights respecting the Accounts, including the right to (i) accelerate or extend the time of payment, (ii) settle, compromise, release in whole or in part any amounts owing on any Accounts and (iii) issue credits in the name of the Credit Parties (or any of them) or Agent; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at Required Lenders sole option and discretion, and Agent (or its designee), on its behalf and on behalf of Lenders, may bid or become a purchaser at any such sale (to the extent permitted by applicable Laws), free from any right of redemption, which right is hereby expressly waived by the Credit Parties; (d) foreclose Agent's security interests in the Collateral by any available judicial procedure, or take possession of any or all of the Collateral without judicial process, and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided at law, in equity, by contract or otherwise. Agent shall have the right, without notice or advertisement but subject to applicable Law, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Credit Parties (or any of them) or Agent, on behalf of Lenders, or in the name of such other party as Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations (including warranties of title, possession, quiet enjoyment and the like), and upon such other terms and conditions as Agent in its sole discretion may deem advisable, and Agent shall have the right to purchase at any such sale on behalf of Lenders (to the extent permitted by applicable Laws). If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, Agent shall have the right, at its option and subject to applicable Law, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as Agent shall deem appropriate. The Credit Parties agree, at the request of Agent and subject to applicable Law, to assemble the Inventory and Equipment, and to make it available to Agent at premises of the Credit Parties or elsewhere and to make available to Agent the premises and facilities of the Credit Parties for the purpose of Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by Law, it is agreed that ten (10) days' notice shall constitute reasonable notification. The proceeds resulting from Agent's exercise of any of the foregoing rights shall be applied by Agent to the payment of the Obligations in the order set forth in Section 11.4 hereof, and the Credit Parties shall remain liable to Agent and Lenders for any deficiencies, and Agent, in turn, agrees to remit to the Credit Parties or their successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other right of Agent or Lenders under applicable Law or the other Loan Documents, all of which shall be cumulative.
11.4.    Application of Proceeds. Following the occurrence and during the continuance of an Event of Default and after the acceleration of the principal amount of any of the Loans in accordance with Section 11.2, all payments and proceeds in respect of any of the Obligations received by Agent or any Lender under any Loan Documents, including any proceeds of any sale of, or other realization upon, all or any part of the Collateral, shall be applied by the Agent in the following order: (a) first, to all Out-of-Pocket Expenses, fees, indemnities, liabilities and obligations incurred by or owing to the Agent with respect to this Agreement, the other Loan Documents and the Collateral; (b) second, to all Out-of-Pocket Expenses, fees, indemnities, liabilities and obligations incurred by or owing to the Lenders with respect to this Agreement, the other Loan Documents and the Collateral; (c) third, to accrued and unpaid interest on the Obligations; (d) fourth, to the unpaid principal amount of the Obligations; (e) fifth, to any remaining unpaid Obligations; and (f) sixth, to Borrower or whoever else may be lawfully entitled thereto.
11.5.    General Indemnity. In addition to the Credit Parties agreement to reimburse Agent for Out-of-Pocket Expenses, but without duplication, each of the Credit Parties hereby agrees, on behalf of itself and of its successors (including any receiver or trustee acting on behalf of such Credit Party and any debtor-in-possession with respect to such Credit Party), to indemnify Agent and each of its respective Affiliates, officers, directors, employees, attorneys and agents and their respective successors, heirs and assigns (each, an “Agent Indemnitee”) and Lenders and each of their respective Affiliates, officers, directors, employees, attorneys and agents and their respective successors, heirs and assigns (each, a “Lender Indemnitee”; together with the Agent Indemnitees, collectively, the “Indemnified Parties”) from, and to defend and hold each Indemnified Party harmless against, any and all actual and out-of-pocket losses, liabilities, obligations, claims, actions, judgments, suits, damages, penalties, costs, fees and expenses (including reasonable and documented or invoiced out-of-pocket fees and expenses of (a) one primary counsel to the Agent Indemnitees, taken as a whole, and, if reasonably necessary, one local counsel to the Agent Indemnitees, taken as a whole, in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions, in each case, in relevant jurisdictions material to the interests of the Agent Indemnitees and (b) one primary counsel to the Lender Indemnitees, taken as a whole, and, if reasonably necessary, one local counsel to the Lender Indemnitees, taken as a whole, in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions, in each case, in relevant jurisdictions material to the interests of the Lender Indemnitees), and (c) solely in the case of an actual or perceived conflict of interest, where the Indemnified Party affected by such retains its own counsel, one additional firm of counsel in each relevant jurisdiction to each group of similarly situated affected Indemnified Parties)) of any kind or nature which at any time may be imposed on, incurred by, or asserted against, any Indemnified Party asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from, in connection with, related to or as a result of the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Agreement or any other Loan Document, the Obligations, any Collateral or the consummation of the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, liabilities, obligations, claims, actions, judgments, suits, damages, penalties, costs, fees or expenses resulted from the gross negligence or willful misconduct of such Indemnified Party as determined by a final non-appealable judgment of a court of competent jurisdiction. All amounts due under this Section 11.5 shall be paid promptly (but in any event not later than thirty (30) days) after demand therefor (together with reasonably detailed backup documentation supporting such reimbursement request); provided further, however, that such Indemnified Party shall promptly refund such amount to the extent that there is a final non-appealable judgment by a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 11.5. The agreements in Section 11.5 shall survive the termination of this Agreement and the other Loan Documents, the repayment of the Loans and the Obligations and the resignation of the Agent. This Section 11.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
11.6.    Authority. If an Event of Default shall have occurred and is continuing, the Credit Parties hereby authorize Agent, or any Person or agent which Agent may designate, at the Credit Parties' cost and expense, to exercise all of the following powers, which authority shall be irrevocable until the Termination Date to, after prior written notice to Borrower of Agent’s intent to do so: (a) receive, take, endorse, sign, assign and deliver, all in the name of Agent or the Credit Parties (or any of them), any and all checks, notes, drafts, and other documents or instruments relating to the Collateral; (b) receive, open and dispose of all mail addressed to the Credit Parties (or any of them), and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (c) request from customers indebted on Accounts at any time, in the name of Agent, information concerning the amounts owing on the Accounts; (d) request from customers indebted on Accounts at any time, in the name of the Credit Parties (or any of them), any certified public accountant designated by Agent or any other designee of Agent, information concerning the amounts owing on the Accounts; (e) transmit to customers indebted on Accounts notice of Agent's interest therein and to notify customers indebted on Accounts to make payment directly to Agent for Borrower's account; and/or (f) take or bring, in the name of Agent, Lenders, or the Credit Parties (or any of them), all steps, actions, suits or Proceedings deemed by Agent necessary or desirable to enforce or effect collection of the Accounts.
SECTION 12.

Agency
12.1.    Appointment of Agent; Powers. Each Lender hereby irrevocably designates and appoints Alter Domus (US) LLC to act as Agent for such Lender under this Agreement and the other Loan Documents, and irrevocably authorizes Alter Domus (US) LLC, as Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents, and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In performing its functions under this Agreement, Agent is acting solely as an agent of Lenders, and Agent does not assume, and shall not be deemed to have assumed, an agency or other fiduciary relationship with the Credit Parties or any Lender. Without limiting the generality of the foregoing, Agent shall not have any (a) duty, responsibility, obligation or liability, except for those duties, responsibilities, obligations and liabilities expressly set forth in this Agreement, (b) fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents, or otherwise exist against Agent, (c) duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (d) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.
12.2.    Delegation of Agent's Duties. Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Agent. Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective related parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the related parties of Agent and any such sub agent, and shall apply to their respective activities as Agent. Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
12.3.    Disclaimer of Agent's Liabilities. Neither Agent nor any of its Affiliates, or its or its Affiliates' officers, directors, employees, agents, or attorneys shall be liable for any action lawfully taken or not taken by Agent or such Person under or in connection with this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, Agent shall not be liable for (a) any recital, statement, representation or warranty made by the Credit Parties or any officer thereof contained in (i) this Agreement, (ii) any other Loan Document or (iii) any certificate, report, audit, statement or other document referred to or provided for in this Agreement or received by Agent under or in connection with this Agreement, (b) the value, validity, effectiveness, enforceability or sufficiency of this Agreement, the other Loan Documents or Agent's security interests in the Collateral, (c) any failure of the Credit Parties to perform their respective obligations under this Agreement and the other Loan Documents, (d) any loss or depreciation in the value of, delay in collecting the Proceeds of, or failure to realize on, any Collateral, (e) Agent's delay in the collection of the Obligations or enforcing Agent's rights against the Credit Parties, or the granting of indulgences or extensions to the Credit Parties, or any account debtor of the Credit Parties, or (f) any mistake, omission or error in judgment in passing upon or accepting any Collateral. In addition, Agent shall have no duty or responsibility to ascertain or to inquire as to the observance or performance of any of the terms, conditions, covenants or other agreements of the Credit Parties contained in this Agreement or the other Loan Documents, or to inspect, verify, examine or audit the assets, books or records of the Credit Parties at any time. Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution. The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding (i) the existence, value or collectability of the Collateral, (ii) the existence, priority or perfection of the Agent’s Lien thereon and (ii) the failure to monitor or maintain any portion of the Collateral. The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders shall be necessary, or as Agent shall believe shall be necessary, under the circumstances); provided that, any action or omission to act taken by the Agent at the direction of the Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as Agent shall believe shall be necessary, under the circumstances) shall not constitute gross negligence or willful misconduct of the Agent; or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.
12.4.    Reliance and Action by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon legal counsel, independent public accountants and experts selected by Agent, and shall not be liable to Lenders for any action taken or not taken in good faith based upon the advice of such counsel, accountants or experts. In addition, Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, statement, order or other document believed by Agent in good faith to be genuine and correct, and to have been signed, sent or made by the proper Person or Persons. Agent shall be fully justified in taking or refusing to take any action under this Agreement and the other Loan Documents unless Agent (a) receives the advice or consent of Lenders or Required Lenders, as the case may be, in a manner that Agent deems appropriate, or (b) is indemnified by Lenders to Agent's satisfaction against any and all liability, cost and expense which may be incurred by Agent by reason of taking or refusing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of all Lenders or Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.
12.5.    Events of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Agent has received written notice from the Credit Parties or a Lender conspicuously labeled as a “notice of default” and describing such Default or Event of Default with specificity. In the event that Agent receives such a notice, Agent shall promptly give notice thereof to all Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Lenders or Required Lenders, as the case may be, provided that (a) if appropriate, Agent may require indemnification from Lenders under Section 12.7 prior to taking such action, (b) under no circumstances shall Agent have an obligation to take any action that Agent believes in good faith would violate any Law or any provision of this Agreement or the other Loan Documents, and (c) unless and until Agent shall have received direction from Lenders or Required Lenders, as the case may be, Agent may (but shall not be obligated to) take such action or refrain from taking action with respect to such Default or Event of Default as Agent shall deem advisable and in the best interests of Lenders.
12.6.    Lenders' Due Diligence. Each Lender expressly acknowledges that neither Agent, nor any of its officers, directors, employees or agents, has made any representation or warranty to such Lender regarding the transactions contemplated by this Agreement or the financial condition of the Credit Parties, and such Lender agrees that no action taken by Agent hereafter, including any review of the business or financial affairs of the Credit Parties, shall be deemed to constitute a representation or warranty by Agent to any Lender. Each Lender also acknowledges that such Lender has, independently and without reliance upon Agent or any other Lender and based on such documents and information as such Lender has deemed appropriate, made its own credit analysis, appraisal of or investigation into the business, operations, property, financial condition and creditworthiness of the Credit Parties, and made its own decision to enter into this Agreement. Each Lender agrees, independently and without reliance upon Agent or any other Lender and based on such documents and information as such Lender shall deem appropriate at the time, (a) to continue to make its own credit analyses and appraisals in deciding whether to take or not take action under this Agreement and (b) to make such investigations as such Lender deems necessary to inform itself as to the business, operations, property, financial condition and creditworthiness of the Credit Parties.
12.7.    Right to Indemnification. Each Lender shall indemnify and hold harmless the Agent Indemnitees (to the extent not indefeasibly and timely indemnified by or on behalf of the Borrower and without limiting the obligation of the Credit Parties to do so), based on and to the extent of such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all losses, claims, damages, liabilities and related expenses (including reasonable and documented or invoiced out-of-pocket fees and expenses of one primary counsel to the Agent Indemnitees, taken as a whole, and, if reasonably necessary, one local counsel to the Agent Indemnitees, taken as a whole, in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions, in each case, in relevant jurisdictions material to the interests of the Agent Indemnitees)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Agent Indemnitee in any way relating to or arising out of or in connection with this Agreement or any other Loan Document or any action taken or omitted to be taken by the Agent Indemnitees. Without limiting the foregoing, each Lender shall promptly following written demand therefor, pay or reimburse the Agent based on and to the extent of such Lender’s pro rata share of all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including reasonable and documented or invoiced out-of-pocket fees and expenses of one primary counsel to the Agent Indemnitees, taken as a whole, and, if reasonably necessary, one local counsel to the Agent Indemnitees, taken as a whole, in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions, in each case, in relevant jurisdictions material to the interests of the Agent Indemnitees)). For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the outstanding Loans and unused Commitments at such time (or if such indemnity payment is sought after the date on which the Loans have been paid in full and the Commitments are terminated in accordance with such Lender’s pro rata share immediately prior to the date on which the Loans are paid in full and the Commitments are terminated). The agreements in this Section 12.7 shall survive the termination of this Agreement and the other Loan Documents, the repayment of the Loans and the Obligations and the resignation of the Agent.
12.8.    Other Transactions. Agent and any Lender may make loans to and generally engage in any kind of business with Borrower, as though Agent or such Lender were not Agent or a Lender hereunder. With respect to loans made by Agent under this Agreement as a Lender, Agent shall have the same rights and powers, duties and liabilities under this Agreement and the other Loan Documents as any other Lender, and may exercise the same as though it were Agent, and the terms “Lender” and “Lenders” shall include Agent in its individual capacity as such.
12.9.    Resignation of Agent. Agent may resign as Agent upon thirty (30) days' notice to Lenders and Borrower, and such resignation shall be effective on the earlier of (a) the appointment of a successor Agent by Required Lenders, subject, in the absence of an Event of Default, to the prior written consent of Borrower (which consent shall not be unreasonably withheld, conditioned or delayed) or (b) the date on which such 30-day period expires. If Agent provides Lenders and Borrower with notice of its intention to resign as Agent, Required Lenders agree to appoint a successor to Agent (which so long as no Event of Default has occurred and is continuing, such successor to Agent shall not be a Competitor, a Disqualified Institution or a Person who is reasonably characterized as a distressed debt fund, special situations funds or vulture fund (as reasonably determined by the Required Lenders)) as promptly as possible thereafter, whereupon such successor shall succeed to the rights, powers and duties of Agent, and the term “Agent” means such successor effective upon its appointment. Upon the effective date of an Agent's resignation, such Agent's rights, powers and duties as Agent shall be discharged, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement (except that in the case of any collateral security held by Agent on behalf of Lenders under any of the

Loan Documents, the retiring or removed Agent shall continue to hold, as gratuitous bailee, such collateral security until such time as a successor Agent is appointed) and all payments, communications and determinations provided to be made by, to or through such Agent shall instead by made by or to each Lender directly, until such time, if any as the Required Lenders appoint a successor Agent as provided for above. After an Agent's resignation hereunder, the provisions of Section 5.4, Section 5.6, Section 11.5 and this Section 12, shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective related parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
12.10.    Copies of Financial Information. Agent agrees, to provide Lenders with copies of all financial statements, projections and business plans of Borrower that Agent receives from Borrower or its advisors from time to time, without any duty to confirm or verify that such information is true, correct or complete.
12.11.    Payments of Principal, Interest and Fees. After Agent's receipt of any principal payments, or any interest and fees earned under this Agreement, Agent agrees to remit promptly to Lenders its respective Pro Rata Percentages of:
(a)    fees payable by Borrower hereunder, provided that except as otherwise set forth herein, Lenders shall not share the fees required to be paid pursuant to Section 5 of this Agreement; and
(b)    principal and interest paid on the Initial Term Loans.
12.12.     [Reserved].
12.13.    Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to Borrower, Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Agent and their respective agents and counsel and all other amounts due the Lenders and Agent under Sections 5.4 and 11.15) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to the Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due to Agent under Section 11.5.
12.14.    Recovery of Erroneous Payments.
(a)    Each Lender hereby agrees that (i) if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds received by such Lender from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous

Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments received, including, without limitation, waiver of any defense based on “discharge for value” or any similar theory or doctrine. A notice of the Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives a payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent, (y) that was not preceded or accompanied by notice of payment, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each case, if an error has been made each such Lender is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment, and to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar theory or doctrine.  Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    The Borrower and each other Credit Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason (and without limiting the Agent’s rights and remedies under this Section 12.14), the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party.
(d)    In addition to any rights and remedies of the Agent provided by law, Agent shall have the right, without prior notice to any Lender, any such notice being expressly waived by such Lender to the extent permitted by applicable law, with respect to any Erroneous Payment for which a demand has been made in accordance with this Section 12.14 and which has not been returned to the Agent, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Agent or any of its Affiliate, branch or agency thereof to or for the credit or the account of such Lender. Agent agrees promptly to notify the Lender after any such setoff and application made by Agent; provided, that the failure to give such notice shall not affect the validity of such setoff and application.
(e)    Each party’s obligations under this Section 12.14 shall survive the resignation of the Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
12.15.    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Employee Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)    the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of

Borrower, that Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
12.16.    ~~[Reserved]~~Parallel Debt.
(a)    Each Credit Party irrevocably and unconditionally undertakes to pay to the Agent, as creditor in its own right and not as agent, trustee or representative of the Lenders (or class of Lenders), amounts equal to, and in the currency of, any amounts owing from time to time by such Credit Party to the Agent or any Secured Party under any Loan Document, as and when those amounts are due.
(b)    Each Credit Party and Agent acknowledge that the Obligations of each Credit Party under clause (a) of this Section 12.16 are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of such Credit Party to any Lender under any Loan Document (its “Corresponding Debt”) nor shall the amounts for which each Credit Party is liable under clause (a) of this Section 12.16 (for the purposes of this Section 12.16(b), its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt, provided that notwithstanding any other provision of this Agreement or the other Loan Documents:
(i)    the Parallel Debt of each Credit Party shall be automatically decreased and discharged to the extent that its Corresponding Debt has been irrevocably paid or (in the case of Guaranteed Obligations) discharged;
(ii)    the Corresponding Debt of each Credit Party shall be automatically decreased and discharged to the extent that its Parallel Debt has been irrevocably paid or (in the case of Guarantee Obligations) discharged;
(iii)    the amount of the Parallel Debt of a Credit Party shall at all times be equal to the amount of its Corresponding Debt;
(iv)    the aggregate amount outstanding owed by the Credit Parties under the Loan Documents (including under this Section 12.16) at any time shall not exceed the amount of the Corresponding Debt at that time; and
(v)    the Parallel Debt shall remain effective notwithstanding any transfer or assumption of any of the relevant Corresponding Debt in whole or in part to or by, respectively, any third party, irrespective of whether any such transfer or assumption is effected by way of assignment, assignment and transfer, assumption of contract, novation or otherwise.
(c)    For the purpose of this Section 12.16, the Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held in trust. The Agent shall have its own independent right to demand payment of the amounts payable by each Credit Party under this Section 12.16. The Collateral granted under this Agreement or any other Loan Document to the Agent to secure the Parallel Debt is granted to the Agent in its capacity as creditor of the Parallel Debt and shall not be held in trust.
(d)    All moneys received or recovered by the Agent pursuant to this Section 12.16, and all amounts received or recovered by the Agent from or by the enforcement of any Collateral granted to secure the Parallel Debt, shall be applied in accordance with Section 11.4.

(e)    Without limiting or affecting the Agent’s rights against the Credit Parties (whether under this Section 12.16 or under any other provision of any Loan Document), each Credit Party acknowledges that:
(i)    nothing in this Section 12.16 shall impose any obligation on the Agent to advance any sum to any Credit Party or otherwise under any Loan Document; and
(ii)    for the purpose of any vote taken under any Loan Document, the Agent shall not be regarded as having any participation or commitment).
12.17.    [Reserved].
12.18.    Survival. The agreements in this Section 12 shall survive the termination of this Agreement and the other Loan Documents, the repayment of the Loans and the Obligations and the resignation of the Agent.
SECTION 13.

Guaranty
13.1.    The Guaranty. Each Guarantor hereby guarantees to each Lender and Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. Each Guarantor hereby further agrees that if any of the Obligations are not Paid in Full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), each Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly Paid in Full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal (collectively, the “Guaranteed Obligations”).
Subject to Section 13.6 and the last sentence of this Section 13.1 below, the Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which Agent or any Lender may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of any Guaranteed Obligations to be paid when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provision in any other Debtor Relief Laws), the Guarantors will, upon demand pay, or cause to be paid, in cash, to Agent for its benefit and the benefit of Lenders, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower becoming the subject of a case under any Debtor Relief Laws, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against such Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Agent and Lenders as aforesaid.
Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the Guaranteed Obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under any Debtor Relief Laws, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
13.2.    Obligations Unconditional. The Guaranteed Obligations of each Guarantor under Section 13.1 are joint and several and absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 13.2 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against Borrower or any other Guarantor for amounts paid under this Section 13 until the Termination Date. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain joint and several and absolute and unconditional as described above:
(a)    at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(b)    any of the acts mentioned in any of the provisions of any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;
(c)    the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)    any Lien granted to, or in favor of, Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected;
(e)    any of the Obligations shall be determined to be void or voidable (including for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including any creditor of any Guarantor); or
(f)    any other action or inaction shall occur that might constitute a surety defense (other than Payment in Full of the Obligations).
13.3.    Reinstatement. The Guaranteed Obligations of any Guarantor under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Proceedings in bankruptcy or reorganization or otherwise, and the Guarantors, jointly and severally, agree that they will indemnify and hold harmless Agent and each Lender on demand for all reasonable costs and expenses (including fees and expenses of counsels) incurred by Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, in accordance with Section 11.5.
13.4.    Waivers. Each Guarantor hereby waives, to the fullest extent permitted by law, for the benefit of Agent and Lenders: (a) any right to require Agent or any Lender, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Agent or any Lender in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of Agent and Lenders whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than Payment in Full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal or any law, rule, regulation, or order of any jurisdiction affecting any term of the Guaranteed Obligations; (d) any defense based upon Agent's or any Lender's errors or omissions in the administration of the Guaranteed Obligations; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that Agent and Lenders protect, secure, perfect or insure any security interest or Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under any Loan Document, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 13.2 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof (other than Payment in Full of the Obligations). Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation to the extent permitted by Section 13.2.
13.5.    Remedies. Each Guarantor agrees that, to the fullest extent permitted by law, as between such Guarantor, on the one hand, and Agent and Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 11.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 11.2) for purposes of Section 13.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by each Guarantor for purposes of Section 13.1. Each Guarantor acknowledges and agrees that its Guaranteed Obligations hereunder are secured in accordance with the terms of the Loan Documents and that Agent and Lenders may exercise their remedies thereunder in accordance with the terms thereof.
13.6.    Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any similar provision in any other Debtor Relief Laws; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 13.6, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 13.6), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 13.6. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 13.6 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 13.6 and a right to receive any Fair Share Contribution Amount shall be deemed an asset of the Guarantor entitled to such amount.
13.7.    Guarantee of Payment; Continuing Guarantee. The guarantee in this Section 13 is an absolute and unconditional guaranty of payment and not of collection, is a continuing and irrevocable guarantee, and shall apply to all Obligations whenever arising.
13.8.    Subordination of Other Obligations. Any Indebtedness (including any right of subrogation or contribution) of Borrower or any Guarantor now or hereafter owing to any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Agent for its benefit and the benefit of Lenders and shall forthwith be paid over to Agent for its benefit and the benefit of Lenders to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.
SECTION 14.

Miscellaneous
14.1.    Termination.
(a)    Except as otherwise provided in Section 11.2 hereof, Required Lenders (acting through Agent) may terminate this Agreement and the Commitments hereunder only as of the Maturity Date. Borrower may terminate this Agreement and the Commitments hereunder at any time prior to the Maturity Date by written notice to Agent and in accordance with the terms of this Agreement, including, without limitation, Sections 3.3(b) and 3.3(c). A termination by Borrower shall be deemed to be a termination by all other Credit Parties. All Obligations (other than unasserted contingent indemnification and reimbursement Obligations) shall become due and payable in full on the earlier of the (a) Maturity Date or (b) Early Maturity Date.
(b)    All of Agent’s and Lenders’ rights, Liens and security interests granted pursuant to the Loan Documents shall continue after any termination of this Agreement until the Termination Date; provided that upon the Termination Date, all of Agent's Liens and security interests in the Collateral shall be automatically released and terminated and Agent shall, upon the request and at the expense of Borrower, forthwith execute and deliver (or otherwise authorize the filing of) UCC termination statements and/or other documents reasonably requested by Borrower evidencing such termination, including Lien releases, discharges of security interests, re-assignments or releases of Trademarks, Copyrights and Patents, and other similar discharge or release documents (in recordable form, if applicable). Upon the request and at the expense of Borrower, Agent shall promptly execute and deliver a customary payoff letter, in a form reasonably satisfactory to Agent, setting forth the amounts required to be paid in order to effectuate the Termination Date.
14.2.    Waivers. Borrower hereby waives diligence, demand, presentment, protest and any notices thereof as well as notices of nonpayment, intent to accelerate and acceleration. No waiver of an Event of Default by Agent shall be effective unless such waiver is in writing and signed by Agent and Required Lenders. No delay or failure of Agent or Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or remedy, or shall operate as a waiver of such right or remedy, or as a waiver of such Event of Default. A waiver on any occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No single or partial exercise by Agent or Lenders of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.
14.3.    Entire Agreement; Control. This Agreement and the other Loan Documents: (a) constitute the entire agreement among Borrower, Agent and/or Lenders; and (b) supersede any prior agreements. Should the provisions of any other Loan Document conflict with the provisions of this Agreement, the provisions of this Agreement shall apply and govern.
14.4.    Usury Limit. In no event shall Borrower, upon demand by Agent for payment of any Indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by applicable Law. Regardless of any provision herein or in any agreement made in connection herewith, Agent and Lenders shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable Law. If Agent or Lenders ever receive, collect or apply any such excess, it shall be deemed a partial repayment of principal and treated as such. If as a result, the entire principal amount of the Obligations is Paid in Full, any remaining excess shall be refunded to Borrower. This Section 14.4 shall control every other provision of this Agreement, the other Loan Documents and any other agreement made in connection herewith.
14.5.    Severability. If any provision hereof or of any other Loan Document is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.
14.6.    WAIVER OF JURY TRIAL; SERVICE OF PROCESS; CONSEQUENTIAL DAMAGES.
(a)    TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE CREDIT PARTIES, AGENT AND LENDERS HEREBY WAIVES ANY RIGHT

TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER. EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESS FOR NOTICE FOR BORROWER PURSUANT TO SECTION 14.7 BELOW.
(b)    IN NO EVENT WILL THE CREDIT PARTIES, AGENT, OR LENDERS BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (EXCEPT AS IT RELATES TO THE INDEMNIFICATION PROVIDED BY THE CREDIT PARTIES IN SECTION 11.5).
14.7.    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, email or similar writing) and shall be given to such party at its address or email address set forth below (or, in the case of any such Lender who becomes a Lender after the date hereof, in an assignment agreement or in a notice delivered to Borrower and Agent by the assignee Lender forthwith upon such assignment) or at such other address or email address as such party may hereafter specify for the purpose by notice to Agent and Borrower:
if to Agent, at:
Alter Domus (US) LLC
225 W. Washington Street, 9th Floor
Chicago, IL 60606
Attn: Legal Department – Agency, Matthew Trybula and Nick Keelen
Email: legal_agency@alterdomus.com, matthew.trybula@alterdomus.com and adpc@alterdomus.com with a copy, not constituting notice, to:
Holland & Knight LLP
150 N. Riverside Plaza, Suite 2700
Chicago, IL 60606
Attention: Joshua M. Spencer
Email: joshua.spencer@hklaw.com and alterdomus@hklaw.com

and

Milbank LLP
2029 Century Park East, 33rd Floor
Los Angeles, CA 90067
Attn: Casey Fleck
Email: cfleck@milbank.com

if to any Credit Party, to Borrower at:
240 East Hacienda Avenue
Campbell, CA 95008
Attn: Mansi Khetani and Eric Batill

Email: mansi.khetani@chargepoint.com, eric.batill@chargepoint.com with a copy, not constituting notice, to:
Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Attn: Nicholas Schwartz
E-mail: nschwartz@sidley.com

Each such notice, request or other communication shall be effective if given by mail, prepaid overnight courier or any other means, when received or when receipt is refused at the applicable address specified by this Section 14.7. Notices and other communications delivered through electronic communications to the extent provided in the paragraph below shall be effective as provided in such paragraph.
Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
14.8.    CHOICE OF LAW; VENUE. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION . EACH CREDIT PARTY, EACH LENDER AND AGENT HEREBY CONSENTS TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS.
14.9.    [Reserved].
14.10.    Counterparts; Effectiveness of Electronic Documents and Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree that “execution,” “signed,” “signature,” and words of like import in this Agreement or any other Loan Document shall be deemed to include electronic signatures, authentication, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, the Electronic Signatures in

Global and National Commerce Act, the Uniform Electronic Transactions Act as in effect in any state, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), or the Uniform Commercial Code, and the parties hereto hereby waive any objection to the contrary.
14.11.    Assignments; Participations.
(a)    Assignments.
(i)    No Borrower shall have the right to assign this Agreement or any interest therein except with the prior written consent of Agent and all Lenders.
(ii)    Any Lender may make, carry or transfer Loans at, to or for the account of, any Affiliate of such Lender.
(iii)    Each Lender may, with the consent of Agent and Borrower (in each case, not to be unreasonably withheld) but without the consent of any other Lender, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans at the time owing to it). For each such assignment, the parties thereto shall execute and deliver to Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Transfer Agreement, to the extent that the assignee is not an existing Lender, all documentation and other information reasonably determined by the Agent to be required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and a processing and recordation fee of Three Thousand Five Hundred and No/100 Dollars ($3,500.00) to be paid by the assignee to the Agent; provided that, all or any portion of such processing and recordation fee may be waived by Agent in its sole discretion. No such assignment shall be for less than Five Hundred Thousand and No/100 Dollars ($500,000.00) (or, if less, all of the assignor's remaining Loans and Commitments). Upon such execution and delivery of the Assignment and Transfer Agreement to Agent, from and after the date the Assignment and Transfer Agreement is recorded in the Register, (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Transfer Agreement, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Transfer Agreement, relinquish its rights (other than any rights it may have pursuant to this Agreement which by their terms will survive) and be released from its obligations under this Agreement (and, in the case of an Assignment and Transfer Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this sentence shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one class of Commitments or Loans.
(iv)    By executing and delivering an Assignment and Transfer Agreement, the assignee thereunder confirms and agrees as follows: (a) other than as provided in such Assignment and Transfer Agreement, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement and the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other

Loan Documents, (b) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of its obligations under this Agreement, (c) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 8.8 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Transfer Agreement, (d) such assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (e) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto, (f) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and (g) such assignment and such assignee are in compliance with all applicable securities Laws.
(v)    Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain a copy of each Assignment and Transfer Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior written notice.
(vi)    Upon its receipt of an Assignment and Transfer Agreement executed by an assigning Lender, Agent shall, if such Assignment and Transfer Agreement has been completed and is in substantially the form of Exhibit A hereto, (a) accept such Assignment and Transfer Agreement, (b) record the information contained therein in the Register and (c) give prompt notice thereof to Borrower if such Assignment and Transfer Agreement is to a Person that is not a Lender or an Affiliate of a Lender. Within five (5) Business Days after its receipt of such notice, Borrower shall execute and deliver to assignee in exchange for the surrendered Promissory Note or Promissory Notes, a new Promissory Note or Promissory Notes to the assignee in amounts equal to such assignee's Commitments and outstanding Loans hereunder and, if the assigning Lender has retained a portion of the Loans, a new Promissory Note or Promissory Notes to the assigning Lender in an amount equal to the remaining Commitments and outstanding Loans hereunder of such assigning Lender under the terms of this Agreement. Such new Promissory Note or Promissory Notes shall re-evidence the indebtedness outstanding under the old Promissory Note or Promissory Notes and shall be in the aggregate principal amount of such surrendered Promissory Note or Promissory Notes, shall be dated of even date herewith and shall otherwise be in substantially the form of the Promissory Note or Promissory Notes subject to such assignment.
(vii)    Except to the extent set forth in the definition of “Eligible Assignee”, no assignment shall be made to any Disqualified Institution; provided that, notwithstanding anything in this Agreement or any other Loan Document to the contrary, each Credit Party and the Lenders acknowledge and agree that Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or potential Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to, or the restrictions on any exercise of rights or remedies of, any Disqualified Institution.
(b)    Participations and Financings.
(i)    Each Lender may sell participations (without the consent of Agent, any Credit Party or any other Lender) to one or more Eligible Assignees (each, a “Participant”), in or to all (or a portion) of its rights and obligations under this Agreement (including all or a portion of the Commitments or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) Borrower, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; (iv) such Lender shall not transfer, grant, assign or sell any participation under which the Participant shall have rights to approve any amendment or waiver of this Agreement; and (v) each such Lender selling such participations complies with the Participant Register provisions described below. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans, Commitments or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in “registered form” for the purposes of the Code, including under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error and no participation shall be transferable except as recorded in the Participant Register. Such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. Each Participant shall be entitled to the benefits of Sections 5.5 and 5.6 (subject to the requirements and limitations therein, including the requirements under Section 5.6(f) (it being understood that the documentation required under Section 5.6(e) shall be delivered to the participating Lender)) as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.8 as if it were an assignee under paragraph (a) of this Section; and (B) shall not be entitled to receive any greater payment under Section 5.6, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(ii)    In connection with the efforts of any Lender to assign its rights or obligations or to participate in interests, subject to compliance with applicable Laws, such Lender may disclose any information in its possession regarding the Credit Parties in compliance with Section 14.14.
14.12.    Sharing of Liabilities. In the event that Agent or any Lender is sued or threatened with a suit, action or claim by any Credit Party, or by a creditor, committee of creditors, trustee, receiver, liquidator, custodian, administrator or other similar official acting for or on behalf of the Credit Parties (or any of them), on account of (a) any preference, fraudulent conveyance or other voidable transfer alleged to have occurred or been received as a result of the operation of this Agreement or the transactions contemplated hereby, or (b) any lender liability theory based on any action taken or not taken by such Person in connection with this Agreement or the transactions contemplated hereby, any money paid in satisfaction or compromise of such suit, action, claim or demand, and any expenses, costs and attorneys' fees paid or incurred in connection therewith (whether by Agent or any Lender), shall be shared proportionately by Agent and the Lenders according to their respective Pro Rata Percentages, except to the extent that such Person's own gross negligence or willful misconduct directly gave rise to such suit, action or claim, as determined by a court of competent jurisdiction in a final and non-appealable judgment. In addition, any costs, expenses, fees or disbursements incurred by agents or attorneys retained by Agent to collect the Obligations or enforce any rights in the Collateral, including enforcing, preserving or maintaining rights under this Agreement, shall be shared among Lenders according to their respective Pro Rata Percentages to the extent not reimbursed by Borrower or from the Proceeds of Collateral. The provisions of this Section 14.12 shall not apply to any Proceedings or claims that (a) are filed or asserted prior to the Closing Date or (b) are based on transactions, actions or omissions occurring prior to the date of this Agreement.
14.13.    Exercise of Setoff Rights. The Credit Parties authorize each Lender, and each Lender shall have the right, after the occurrence and during the continuance of an Event of Default, without notice, to setoff and apply against any and all Property of any Credit Party held by, or in the possession of such Lender, any of the Obligations owed to such Lender. Notwithstanding the foregoing, each Lender hereby agrees with each other Lender that no Lender shall independently take any action to enforce or protect its rights arising out of this Agreement or any other Loan Document (including the exercise of any right of setoff) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action shall be taken in concert and at the direction of Agent or Required Lenders. Each Lender agrees promptly to notify Borrower, Agent and each other Lender after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.
14.14.    Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed by Agent and each Lender (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, Rating Agencies (as defined below), portfolio management servicers, legal counsel and other advisors on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to its funding sources and such funding sources’ current or prospective investors, (c) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (d) to the extent required by applicable Law or by any subpoena or similar legal process; provided that Agent or such Lender, as applicable, agrees that it will notify Borrower as soon as practicable in the event of any such disclosure by such Person unless such notification is prohibited by applicable Law, (e) to any other party to this Agreement, (f) in connection with the exercise of any remedies hereunder or any Proceeding relating to this Agreement or any of the other Loan Documents or the enforcement of rights hereunder or thereunder, (g) subject to an agreement containing provisions substantially the same as those of this

Section 14.14 to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (h) with the consent of Borrower or (i) to the extent such Information (x) becomes publicly available, other than as a result of a breach of this Section 14.14 or other written obligation of confidentiality owed to the Credit Parties or their respective Affiliates (y) becomes available to Agent or any Lender on a nonconfidential basis from a source other than a Credit Party (so long as such source is not actually known to Agent or such Lender to be bound by confidentiality obligations to any Credit Party or their respective Affiliates). Notwithstanding the foregoing, Agent and each Lender may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions described herein and all materials of any kind (including opinions and tax analysis) that have been provided to such Persons relating to the tax treatment and tax structure of the transactions described herein (it being understood that this authorization is retroactively effective to the commencement of the first discussions between or among any of the parties regarding the transactions described herein). For the purposes of this Section 14.14, (i) “Information” means all information received from any Credit Party relating to any Credit Party or its business, other than any such information that is available to Agent or any Lender on a nonconfidential basis prior to disclosure by such Credit Party; provided that, in the case of Information received from a Credit Party after the date hereof, such Information is clearly identified as confidential at the time of delivery, and any Person required to maintain the confidentiality of Information as provided in this Section 14.14 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information; and (ii) “Rating Agencies” means Moody's Investor Services, Inc., Standard and Poor's Financial Services LLC, Fitch Ratings Inc., or any other nationally recognized rating agency or service. The obligations of any Person required to maintain the confidentiality of Information as provided in this Section 14.14 shall continue with respect to any item of Information for only so long as the item of Information has or retains a confidential nature, but in no event beyond a period of two (2) years from the date of delivery of such item of Information to such Person. In no event shall Agent or any Lender be obligated or required to return any Information or other materials furnished by a Credit Party.
14.15.    Amendments; Agent's Discretionary Rights.
(a)    No provision of this Agreement or any other Loan Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed by Borrower, the Agent and Required Lenders (and, if any amendment, waiver or other modification would increase such Lender's funding obligations in respect of any Loan, by such Lender); provided that no such amendment, waiver or other modification shall, (a) unless signed by each Lender directly affected thereby, amend or waive Borrower's compliance with any term or provision of this Agreement, if the effect of such amendment or waiver would be to (i) reduce the principal of, or rate of interest on, the Loans (other than the application of Default Rate of Interest and with respect to any mandatory prepayments under Section 3.3(d)), (ii) reduce or waive the payment of any fee in which all Lenders share hereunder or (iii) extend the Maturity Date or the date fixed for payment of any installment of principal thereof or any interest or fee; or (b) unless signed by each Lender, (i) alter or amend the definition of “Required Lenders”, (ii) except as otherwise expressly permitted or required hereunder, release all or substantially all of the Collateral or Guaranties in any transaction or series of related transactions; or (iii) amend any provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder. In all other respects Agent is authorized to take or to refrain from taking any action which Agent, in the exercise of its reasonable business judgment, deems to be advisable and in the best interest of Lenders, unless this Agreement specifically requires Borrower or Agent to obtain the consent of, or act at the direction of, Required Lenders. Without limiting the generality of the foregoing sentence, and notwithstanding any other provision of this Agreement to the contrary, Agent shall have the right in its sole discretion to (i) release (or evidence the release of) any Lien on any property granted to or held by

Agent and/or any Lender under any Loan Document (1) upon the Termination Date, (2) that is sold or otherwise disposed of as part of or in connection with any sale or other Permitted Disposition permitted hereunder or under any Involuntary Disposition, or (3) as approved in accordance with Section 14.15; (ii) subordinate any Lien on any Property granted to or held by Agent and/or any Lender under any Loan Document to the holder of any Lien on such Property securing Permitted Purchase Money Indebtedness; and (iii) amend any provision of this Agreement or the other Loan Documents in order to cure any error, ambiguity, defect or inconsistency set forth therein. In the event Agent or Required Lenders terminate this Agreement pursuant to the terms hereof, Required Lenders agree to cease making additional loans or advances upon the effective date of termination. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and a change in the principal of, or interest on, the Loans made by such Defaulting Lender and any date fixed for payment of principal of, or interest on, the Loans made by such Defaulting Lender may not be made without the consent of such Lender.
(b)    Notwithstanding the foregoing, any provision of this Agreement may be amended (or amended and restated) by an agreement in writing entered into by Borrower, the Required Lenders and Agent if (i) by the terms of such agreement, the Commitments of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of all amounts owing to it or accrued for its account under this Agreement.
(c)    Each of the Lenders hereby authorizes Agent and Borrower to correct any patent or scrivener’s errors or other erroneous content in any Loan Document, date any dates and fill in any blanks or other missing items in any Loan Document and replace or substitute pages in each Loan Document that were changed to correct such errors or fill in such dates, missing content or blanks, in each case, without the need for a written amendment signed by the parties.
(d)    Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by Borrower and such Lender.
SECTION 15.

Securities Laws
In order to induce Borrower and each other Credit Party to enter into this Agreement, (x) each Lender makes the following representations and warranties to Borrower and each other Credit Party which shall be true, correct, and complete, in all material respects, as of the Closing Date and (y) with respect to Section 15.3, on the Closing Date and at all times thereafter until and including the Termination Date, each Lender agrees not to, and such representations, warranties and covenants shall survive the execution and delivery of this Agreement:
15.1.    Interest Shares. Such Lender understands that the Interest Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities Laws and is acquiring such Interest Shares as principal for its own account and not with a view to or for distributing or reselling such Interest Shares or any part thereof in violation of the Securities Act or any applicable state securities Laws, has no present intention of distributing any of such Interest Shares in violation of the Securities Act or any applicable state securities Laws, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Interest Shares in violation of the Securities Act or any applicable state securities Laws. Such Lender hereby represents and warrants that, as of the date of this Agreement, it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in Parent’s securities.
15.2.    Legends. Such Lender understands that any certificates or book entry notations evidencing the Interest Shares may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) BORROWER HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”
15.3.    No Hedging. Such Lender and its Affiliates will not, during the period commencing on the date hereof through and including September 16, 2026, directly or indirectly, (a) engage in any short sale of Common Stock, or (b) enter into or effect any transaction in swaps, options, forwards or other derivative instruments or arrangements (including any cash-settled transactions) that are designed to or could reasonably be expected to result in any of such Lender or its Affiliates establishing a net short position with respect to the Common Stock.
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